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                          MERRILL LYNCH MORTGAGE TRUST

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2002-MW1

                             UNDERWRITING AGREEMENT

                               New York, New York

                                  June 26, 2002



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Four World Financial Center
New York, New York 10281

WACHOVIA SECURITIES, INC.
One Wachovia Center
Charlotte, North Carolina 28288

DEUTSCHE BANK SECURITIES INC.
31 West 52nd Street
New York, New York  10019

Dear Sirs:

     Merrill Lynch Mortgage Investors, Inc., a Delaware corporation (the "Company"), will issue its Commercial Mortgage Pass-Through Certificates, Merrill Lynch Mortgage Trust 2002-MW1 (the "Certificates"), in 21 classes (each, a "Class") as designated in the Prospectus Supplement (as defined below). The Company further proposes to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Wachovia Securities, Inc. ("WSI") and Deutsche Bank Securities Inc. ("DBSI", and each of Merrill Lynch, WSI and DBSI, an "Underwriter" and together, the "Underwriters") the Certificates set forth in
Schedule I hereto (the "Underwritten Certificates") in the respective original principal amounts set forth in Schedule I. The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting of a segregated pool (the "Mortgage Pool") of 101 mortgage loans having an aggregate principal balance of $1,082,600,757 as of the Cut-Off Date (the "Mortgage Loans") secured by first liens on the borrowers' fee or leasehold interests in multifamily and commercial properties (the "Mortgaged Properties"). The Certificates will be

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issued on July 11, 2002 (the "Closing Date"), pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of July 10, 2002, among the Company, Wachovia Bank, National Association, as master servicer (in such capacity, the "Master Servicer"), Lend Lease Asset Management, L.P., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent. Sixty-two of the Mortgage Loans (the "MLMLI Mortgage Loans"), having an aggregate principal balance of $630,733,981 as of the Cut-Off Date, will be acquired by the Company from Merrill Lynch Mortgage Lending, Inc. ("MLMLI") pursuant to a mortgage loan purchase agreement, dated as of July 1, 2002 (the "MLMLI Mortgage Loan Purchase Agreement"), between MLMLI and the Company. Thirty-nine of the Mortgage Loans (the "Wachovia Mortgage Loans"), having an aggregate principal balance of $451,866,776 as of the Cut-Off Date, will be acquired by the Company from Wachovia Bank, National Association ("Wachovia" and together with MLMLI, the "Mortgage Loan Sellers") pursuant to a mortgage loan purchase agreement, dated as of July 10, 2002 (the "Wachovia Mortgage Loan Purchase Agreement", and together with the MLMLI Mortgage Loan Purchase Agreement, the "Mortgage Loan Purchase Agreements"), between Wachovia and the Company. The cut-off date (the "Cut-Off Date") is July 1, 2002 (or, in the case of one Wachovia Mortgage Loan, July 10, 2002). The Underwritten Certificates and the Mortgage Pool are described more fully in Schedule I hereto and in a registration statement furnished to you by the Company.

     Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

     1. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to, and agrees with, each Underwriter that:

         (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-84456) on Form S-3 for the registration of Commercial Mortgage Pass-Through Certificates, issuable in series, including the Underwritten Certificates, under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement has become effective and a copy of which, as amended to the date hereof, has heretofore been delivered to you. The Company meets the requirements for use of Form S-3 under the 1933 Act, and such registration statement, as amended at the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder. The Company proposes to file with the Commission, with your consent, pursuant to Rule 424 under the 1933 Act, a supplement dated June 26, 2002 (the "Prospectus Supplement"), to the prospectus dated June 18, 2002 (the "Basic Prospectus"), relating to the Underwritten Certificates and the method of distribution thereof, and has previously advised you of all further information (financial and other) with respect to the Underwritten Certificates and the Mortgage Pool to be set forth therein. Such registration statement (No. 333-84456), including all exhibits thereto, is referred to herein as the "Registration Statement"; and the Basic Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto authorized by the Company prior to the Closing Date for use in connection

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     with the offering of the Underwritten Certificates, are hereinafter called the "Prospectus". Any preliminary form of the Prospectus Supplement that has heretofore been filed pursuant to Rule 424 or, prior to the effective date of the Registration Statement, pursuant to Rule 402(a) or 424(a), is hereinafter called a "Preliminary Prospectus Supplement". If so stated in the Prospectus Supplement, the Company will file with the Commission within fifteen days of the issuance of the Underwritten Certificates a report on Form 8-K ("8-K") setting forth specific information concerning the Mortgage Pool and the Underwritten Certificates to the extent that such information is not set forth in the Prospectus Supplement. As used herein, "Pool Information" means the mortgage pool information reflected in the Master Tape and the Prospectus Supplement. The "Master Tape" shall mean the compilation of information and data regarding the MLMLI Mortgage Loans covered by the letter rendered by PricewaterhouseCoopers LLP, and (ii) the compilation of information and data regarding the Wachovia Mortgage Loans covered by the letter rendered by KPMG LLP (a "hard copy" of which Master Tape was produced on behalf of the Mortgage Loan Sellers) described in
     Section 6(h)(2) of this Agreement.

         (ii) As of the date hereof, as of the date on which the Prospectus Supplement is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Prospectus Supplement is filed with the Commission, and as of the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, complies and will comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, (ii) the Registration Statement, as amended as of any such time, does not include and will not include any untrue statement of a material fact and does not omit and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Prospectus, as amended or supplemented as of any such time, does not include and will not include any untrue statement of a material fact and does not omit and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (x) statements contained in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you specifically for use in the Registration Statement and the Prospectus (such information being identified in Section 8(b)) or (y) the Mortgage Loan Seller Covered Information (as defined in Section 8 hereof).

         (iii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease or operate its properties and to conduct its business as now conducted by it and to enter into and perform its

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     obligations under this Agreement and the Pooling and Servicing Agreement;
     and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

         (iv) As of the date hereof, as of the date on which the Prospectus Supplement is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Prospectus Supplement is filed with the Commission, and as of the Closing Date, there has not and will not have been (i) any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Underwritten Certificates for sale in any jurisdiction or any initiation or threat of any proceeding for such purpose.

         (v) Each of this Agreement, the Pooling and Servicing Agreement and each Mortgage Loan Purchase Agreement has been duly authorized, executed and delivered by the Company and each of this Agreement, the Pooling and Servicing Agreement and each Mortgage Loan Purchase Agreement constitutes legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement, the Pooling and Servicing Agreement or any Mortgage Loan Purchase Agreement that purport to provide indemnification from securities law liabilities.

         (vi) As of the Closing Date, the Underwritten Certificates, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements will conform in all material respects to the respective descriptions thereof contained in the Prospectus. As of the Closing Date, the Underwritten Certificates will be duly and validly authorized and, when delivered in accordance with the Pooling and Servicing Agreement to you against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

         (vii) The Company is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company or which violation or default would have a material adverse affect on the performance of its

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     obligations under this Agreement, the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreements. Neither the issuance and sale of the Underwritten Certificates, nor the execution and delivery by the Company of this Agreement, the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreements, nor the consummation by the Company of any of the transactions herein or therein contemplated, nor compliance by the Company with the provisions hereof or thereof, did, does or will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it or any material asset is bound, or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

         (viii) There is no action, suit or proceeding against the Company pending, or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements or the Underwritten Certificates, (ii) seeking to prevent the issuance of the Underwritten Certificates or the consummation of any of the transactions contemplated by this Agreement
     (iii) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements or the Underwritten Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Underwritten Certificates as described in the Prospectus.

         (ix) There are no contracts, indentures or other documents of a character required by the 1933 Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto.

         (x) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering or sale of the Underwritten Certificates pursuant to this Agreement, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Underwritten Certificates by the Underwriters and any recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not been completed.

         (xi) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the

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     Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

         (xii) Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and the delivery and sale of the Underwritten Certificates (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom) have been or will be paid at or prior to the Closing Date.

         (xiii) Neither the Company nor the Trust Fund is, and neither the sale of the Underwritten Certificates in the manner contemplated by the Prospectus nor the activities of the Trust Fund pursuant to the Pooling and Servicing Agreement will cause the Company or the Trust Fund to be, an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (xiv) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Company reported the transfer of the Mortgage Loans to the Trustee in exchange for the Underwritten Certificates and will report the sale of the Underwritten Certificates to the Underwriters pursuant to this Agreement as a sale of the interests in the Mortgage Loans evidenced by the Underwritten Certificates. The consideration received by the Company upon the sale of the Underwritten Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Underwritten Certificates. The Company will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Underwritten Certificates to the Underwriters. In addition, the Company was solvent at all relevant times prior to, and was not rendered insolvent by, the transfer of the Mortgage Loans to the Trustee on behalf of the Trust Fund. The Company is not selling the Underwritten Certificates to the Underwriters and did not transfer the Mortgage Loans to the Trustee on behalf of the Trust Fund with any intent to hinder, delay or defraud any of the creditors of the Company.

         (xv) At the Closing Date, the respective classes of Underwritten Certificates shall continue to have maintained ratings no lower than those set forth in Schedule I hereto by the nationally recognized statistical rating organizations identified in Schedule I hereto (individually and collectively, the "Rating Agency").

     (b) MLMLI represents and warrants to, and agrees with, each Underwriter, that:

         (i) MLMLI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and

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     possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it and to execute, deliver and comply with its obligations under the terms of this Agreement.

         (ii) This Agreement has been duly and validly authorized, executed and delivered by MLMLI and, assuming due authorization, execution and delivery hereof by the Company and the Underwriters, constitutes a legal, valid and binding obligation of MLMLI, enforceable against MLMLI in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, as they may be applied in the context of the insolvency of a national banking association, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws.

         (iii) The execution and delivery of this Agreement by MLMLI and MLMLI's performance and compliance with the terms of this Agreement will not (A) violate the articles of incorporation or bylaws of MLMLI, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any contract, agreement or other instrument to which MLMLI is a party or by which MLMLI is bound.

         (iv) MLMLI is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of MLMLI or its properties or have consequences that would materially and adversely affect its performance hereunder.

         (v) MLMLI is not a party to or bound by any agreement or instrument or subject to any articles of incorporation, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would materially and adversely affect the ability of MLMLI to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by MLMLI of its obligations under this Agreement (except to the extent such consent has been obtained).

         (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by MLMLI of or compliance by MLMLI with this Agreement or the consummation of the transactions contemplated by this Agreement except as have previously been obtained.

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         (vii) No litigation is pending or, to the best of MLMLI knowledge, threatened against MLMLI that would prohibit its entering into this Agreement or materially and adversely affect the performance by MLMLI of its obligations under this Agreement.

         (viii) Each representation and warranty of the Company set forth in
     Section 1(a) hereof is true and correct as of the date hereof or as of the date specified in such representation and warranty.

     (c) Each Underwriter represents and warrants to the Company that, as of the date hereof and as of the Closing Date, (i) such Underwriter has complied in all material respects with all of its obligations under Section 4 hereof and (ii) with respect to all Computational Materials and Term Sheets (as such terms are defined in Section 4 hereof), if any, provided by such Underwriter to the Company pursuant to Section 4(b)(iv), such Computational Materials and Term Sheets are accurate in all material respects (taking into account the assumptions explicitly set forth or otherwise referred to in the Computational Materials or in the Prospectus Supplement or Term Sheets or the Preliminary Prospectus Supplement, and provided that the underlying data regarding the Mortgage Loans, and the related Mortgagors and Mortgaged Properties, provided to the Underwriters by the Mortgage Loan Sellers is accurate and complete in all material respects) and constitute a complete set of all Computational Materials and Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters (as defined herein).

     2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at the applicable purchase prices set forth in
Schedule I hereto, the respective principal amounts of the Underwritten Certificates set forth below the name of each Underwriter set forth in Schedule II hereto, and any additional portions of the Underwritten Certificates that any such Underwriter may be obligated to purchase pursuant to Section 10, in all cases plus accrued interest as set forth in Schedule I.

     3. DELIVERY AND PAYMENT. Delivery of and payment for the Underwritten Certificates shall be made in the manner, at the location(s), on the Closing Date at the time specified in Schedule I hereto (or such later date not later than ten business days after such specified date as you shall designate), which date and time may be changed by agreement between you and the Company or as provided in Section 10 hereof. Delivery of the Underwritten Certificates shall be made either directly to you or through the facilities of The Depository Trust Company ("DTC"), as specified in Schedule I hereto, for the respective accounts of the Underwriters against payment by the respective Underwriters of the purchase price therefor in immediately available funds wired to such bank as may be designated by the Company, or such other manner of payment as may be agreed upon by the Company and you. Any Class of Underwritten Certificates to be delivered through the facilities of DTC shall be represented by one or more global Certificates registered in the name of Cede & Co., as nominee of DTC, which global Certificate(s) shall be placed in the custody of DTC not later than 10:00 a.m. (New York City time) on the Closing Date pursuant to a custodial arrangement to be entered into between the Trustee or its agent and DTC. Unless delivered through the facilities of DTC,

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the Underwritten Certificates shall be in fully registered certificated form, in such denominations and registered in such names as you may have requested in writing not less than one full business day in advance of the Closing Date.

     The Company agrees to have the Underwritten Certificates, including the global Certificates representing the Underwritten Certificates to be delivered through the facilities of DTC, available for inspection, checking and, if applicable, packaging by you in New York, New York, not later than the close of business (New York City time) on the business day preceding the Closing Date.

     References herein, including, without limitation, in the Schedules hereto, to actions taken or to be taken following the Closing Date with respect to any Underwritten Certificates that are to be delivered through the facilities of DTC shall include, if the context so permits, actions taken or to be taken with respect to the interests in such Certificates as reflected on the books and records of DTC.

     4. OFFERING BY UNDERWRITERS.

     (a) It is understood that the Underwriters propose to offer the Underwritten Certificates for sale to the public, including, without limitation, in and from the State of New York, as set forth in the Prospectus Supplement. It is further understood that the Company, in reliance upon an exemption from the Attorney General of the State of New York to be granted pursuant to Policy Statement 104 and 105, has not and will not file the offering pursuant to
Section 352-e of the General Business Law of the State of New York with respect to the Underwritten Certificates.

     (b) Each Underwriter may prepare and provide to prospective investors certain Computational Materials, ABS Term Sheets, Structural Term Sheets or Collateral Term Sheets in connection with its offering of the Certificates, subject to the following conditions:

         (i) Such Underwriter shall comply with the requirements of the no-action letter, dated May 20, 1994, issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association, dated May 25, 1994 (collectively, the "Kidder/PSA Letter"), and the requirements of the no-action letter, dated February 17, 1995, issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

         (ii) For purposes hereof, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but shall include only
     (x) the Computational Materials attached hereto as Exhibit A and (y) such other Computational Materials that have been prepared or delivered to prospective investors by or at the direction of such Underwriter. For purposes hereof, "ABS Term Sheets," "Structural Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter but shall include only (x) the

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     Term Sheets attached hereto as Exhibit B and (y) those other ABS Term
     Sheets, Structural Term Sheets or Collateral Term Sheets that have been prepared for or delivered to prospective investors by or at the direction of such Underwriter. As used herein, "Term Sheets" means any ABS Term Sheets, Structural Term Sheets and/or Collateral Term Sheets.

         (iii) All Computational Materials and ABS Term Sheets provided to prospective investors shall bear a legend in a form previously approved by the Company or its counsel.

         (iv) Such Underwriter shall not distribute any such Computational Materials or Term Sheets unless the forms and methodology thereof are in accordance with this Agreement. Such Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 5(g), copies (in such format as required by the Company) of all Computational Materials and Term Sheets. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials and Term Sheets described in this subsection (iv) must be provided to the Company (a) in paper or electronic format suitable for filing with the Commission and (b) not later than 10:00 a.m. (New York City time) on a business day that is not less than one business day before filing thereof is required pursuant to the terms of the No-Action Letters.

         (v) All information included in the Computational Materials and Term Sheets shall be generated based on substantially the same methodology and assumptions as are used to generate the information in the Prospectus Supplement as set forth therein; provided that the Computational Materials and Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or Term Sheets were based on assumptions with respect to the Mortgage Pool that differ from the final Pool Information in any material respect or on Underwritten Certificate structuring assumptions (except in the case of Computational Materials when the different structuring terms were hypothesized and so described) that were revised in any material respect prior to the printing of the Prospectus, then to the extent that it has not already done so, such Underwriter shall immediately inform the Company and, upon the direction of the Company, and if not corrected by the Prospectus, shall prepare revised Computational Materials and Term Sheets, as the case may be, based on the final collateral information and structuring assumptions, circulate such revised Computational Materials and Term Sheets to all recipients of the preliminary versions thereof, and include such revised Computational Materials and Term Sheets (marked, "as revised") in the materials delivered to the Company pursuant to subsection (iv) above.

         (vi) If, within the period during which the Prospectus relating to the Underwritten Certificates is required to be delivered under the 1933 Act, any Computational Materials or Term Sheets are determined, in the reasonable judgment of the Company or such Underwriter, to contain a material error or, when read together with the Prospectus, a material omission, then (unless the material error or omission was corrected in the Prospectus) the Underwriter shall prepare a corrected version of such Computational Materials or Term Sheets, shall circulate such corrected Computational Materials or Term Sheets to all recipients of the prior versions thereof, and shall deliver copies of such corrected Computational Materials or Term Sheets (marked, "as corrected") to the Company for filing with the Commission in a subsequent Form 8-K submission (subject to the Company's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and Term Sheets, which shall be at the expense of such Underwriter).

         (vii) Such Underwriter shall be deemed to have represented, as of the Closing Date, that except for Computational Materials and/or Term Sheets provided to the Company pursuant to subsection (iv) above, such Underwriter did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Underwritten Certificates that is required to be filed with the Commission in accordance with the No-Action Letters.

         (viii) In the event of any delay in the delivery by such Underwriter to the Company of all Computational Materials and Term Sheets required to be delivered in accordance with subsection (iv) above, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5(g) to file the Computational Materials and Term Sheets by the time specified therein.

         (ix) Computational Materials and Term Sheets may be distributed by the Underwriter through electronic means in accordance with SEC Release No. 33-7233 or other applicable laws or regulations.

     (c) Each Underwriter further agrees that it shall promptly provide the Company with such information as to matters of fact as the Company may reasonably request to enable it to comply with its reporting requirements with respect to each class of Underwritten Certificates to the extent such information can in the good faith judgment of the Underwriter be reasonably determined by it.

     5. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Underwriters that:

     (a) The Company will not file any amendment to the Registration Statement (other than by reason of Rule 429 under the 1933 Act) or any supplement to the Basic Prospectus relating to or affecting the Underwritten Certificates, unless the Company has furnished a copy to you for your review prior to filing, and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to

Rule 424 under the 1933 Act or will cause the Prospectus Supplement to be filed with the Commission pursuant to said Rule 424. The Company promptly will advise you or counsel for the Underwriters (i) when the Prospectus Supplement shall have been filed or transmitted to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission to amend the Registration Statement or supplement the Prospectus Supplement or for any additional information in respect of the offering contemplated hereby, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto which shall have become effective on or prior to the Closing Date or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) If, at any time when a prospectus relating to the Underwritten Certificates is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the 1933 Act or the rules and regulations thereunder, the Company promptly will prepare and file with the Commission, at the expense of the Company, subject to paragraph (a) of this
Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, the Company will use its best efforts to cause such amendment to the Registration Statement to be made effective as soon as possible.

     (c) The Company will furnish to you and to counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date, and so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, as many copies of any Preliminary Prospectus Supplement, the Prospectus Supplement and the Basic Prospectus and any amendments and supplements thereto as you may reasonably request.

     (d) The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Underwritten Certificates for sale under the laws of such jurisdictions as you may designate and will maintain such qualifications in effect so long as required for the distribution of the Underwritten Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now subject to such service of process.

     (e) The Company will pay, or cause to be paid, all costs and expenses in connection with the transactions herein contemplated pursuant to the Terms for Merrill Lynch/WB Joint Securitization, dated April 8, 2002, between Wachovia and Merrill Lynch & Co.

     (f) To the extent that the Pooling and Servicing Agreement provides that the Underwriters are to receive any notices or reports, or have any other rights thereunder, the Company will enforce the rights of the Underwriters under the Pooling and Servicing Agreement and will not consent to any amendment of the Pooling and Servicing Agreement that would adversely affect such rights of the Underwriters.

     (g) The Company shall, as to itself, and the Company, or pursuant to the Pooling and Servicing Agreement the Trustee, will be required to, as to the Trust Fund, satisfy and comply with all reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder. The Company will also file with the Commission a report on Form 8-K setting forth all Computational Materials and Term Sheets provided to the Company by an Underwriter and identified by it as such within the time period allotted for such filing pursuant to the No-Action Letters; provided, however, that prior to such filing of the Computational Materials and Term Sheets by the Company, each Underwriter must comply with its obligations pursuant to Section 4(b). The Company shall file any corrected Computational Materials described in
Section 4(b)(vi) as soon as practicable following receipt thereof.

     (h) The Company shall take all reasonable action necessary to enable the Rating Agencies to provide their respective credit ratings of the Certificates as described in the Prospectus.

     6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligation of each Underwriter hereunder to purchase its allocated share of the Underwritten Certificates shall be subject to: (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date, as of the date the Prospectus Supplement or any supplement thereto is filed with the Commission and as of the Closing Date; (ii) the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following additional conditions:

     (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or, to the Company's knowledge, threatened; and the Prospectus Supplement shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act;

     (b) You shall have received from Cadwalader, Wickersham & Taft, counsel for the Underwriters, an opinion, dated the Closing Date, that, subject to the limitations and qualifications set forth therein, based on conferences and telephone conversations with representatives of MLMLI, Wachovia, the Underwriters, the Company, the Trustee, the Master Servicer, the Special Servicer and their respective counsel, and (with limited exception) without having reviewed any of the mortgage notes, mortgages or other documents relating to the Mortgage Loans or made any inquiry of any originator of any Mortgage Loan, nothing has come to such counsel's attention in the course of its review of the Prospectus and the Registration

Statement that would lead it to believe that, (a) as of the date of the Prospectus, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) that as of its date or as of the date hereof, the Prospectus contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that counsel expresses no view as to any information incorporated by reference in the Registration Statement or the Prospectus or as to the adequacy or accuracy of (i) the financial, numerical, statistical or quantitative information included in the Registration Statement or the Prospectus or (ii) any information contained in any computer disk, CD-ROM or other electronic media accompanying the Prospectus.

     (c) The Company shall have delivered to you a certificate of the Company, signed by an authorized officer of the Company and dated the Closing Date, to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date; and (ii) the Company has in all material respects complied with all the agreements and satisfied all the conditions on its part that are required hereby to be performed or satisfied at or prior to the Closing Date; and MLMLI shall have delivered to you a certificate of MLMLI, signed by an authorized officer of MLMLI and dated the Closing Date, of the President, a Senior Vice President or a Vice President of MLMLI to the effect that: (i) the representations and warranties of MLMLI in this Agreement are true and correct in all material respects at and as of the Closing Date and with the same effect as if made on the Closing Date; and (ii) MLMLI has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

     (d) You shall have received with respect to each of MLMLI and the Company, a good standing certificate from the Secretary of State of the State of Delaware, each good standing certificate dated not earlier than 30 days prior to the Closing Date;

     (e) (i) You shall have received from the Secretary or an assistant secretary of the Company, in his individual capacity, a certificate, dated the Closing Date, to the effect that: (x) each individual who, as an officer or representative of the Company, signed this Agreement, or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (y) no event (including, without limitation, any act or omission on the part of the Company) has occurred since the date of the good standing certificate referred to in paragraph 6(d) above which has affected the good standing of the Company under the laws of the State of Delaware. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an assistant secretary of the Company) of the certificate of incorporation and by-laws of the Company, as in effect on the Closing Date, and of the resolutions of the Company and any required shareholder consent relating to the transactions contemplated in this Agreement; and (ii) you shall have received from the Secretary or an assistant secretary of MLMLI, in his individual capacity, a certificate, dated the Closing Date, to the effect that:
(x) each individual who, as an officer or representative of MLMLI, signed this

Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (y) no event (including, without limitation, any act or omission on the part of MLMLI) has occurred since the date of the certificate referred to in paragraph 6(d) above which has affected the existence of MLMLI under the laws of the United States of America. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an assistant secretary of MLMLI) of the articles of incorporation and by-laws of MLMLI, as in effect on the Closing Date, and of the resolutions of MLMLI and any required shareholder consent relating to the transactions contemplated in this Agreement;

     (f) You shall have received from Baker & McKenzie, special counsel for the Company, a favorable opinion, dated the Closing Date and satisfactory in form and substance to you and counsel for the Underwriters, generally to the effect that:

         (i) The Registration Statement and any amendments thereto have become effective under the 1933 Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and not withdrawn, no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Basic Prospectus, the Prospectus Supplement and each amendment or supplement thereto, as of their respective effective or issue dates (other than the financial statements, schedules and other financial and statistical information contained therein as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder; and such counsel has no reason to believe that (A) the Registration Statement (which, for purposes of this clause, shall be deemed not to include any exhibits filed therewith), or any amendment thereto, at the time it became effective, contained or, as of the date of such opinion, contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that (B) the Prospectus, as amended or supplemented, as of the respective date thereof and at the date hereof, contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than the financial statements, schedules and other financial and statistical information contained therein as to which such counsel need express no opinion);

         (ii) To the best knowledge of such counsel, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement, as amended, or the Prospectus or to be filed as exhibits to the Registration Statement, as amended, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto;

         (iii) Assuming this Agreement has been duly authorized, executed and delivered by the Company and MLMLI, it constitutes a valid, legal, binding and enforceable agreement of each of the Company and MLMLI, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law and public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purports to provide indemnification from securities law liabilities;

         (iv) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund created by the Pooling and Servicing Agreement is not required to be registered under the Investment Company Act, as amended;

         (v) The statements set forth in the Prospectus Supplement under the heading "Description of the Offered Certificates", insofar as such statements purport to summarize material terms of the Underwritten Certificates, are correct in all material respects;

         (vi) The statements set forth in the Basic Prospectus and the Prospectus Supplement under the headings "Federal Income Tax Consequences", "ERISA Considerations" and "Legal Investment", to the extent that they constitute matters of federal law or legal conclusions with respect thereto, are correct in all material respects with respect to those consequences or aspects that are discussed;

         (vii) The Certificates, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for in accordance with the Underwriting Agreement will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.

         (viii) Each Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, liquidation, receivership, moratorium, reorganization and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and except that: (a) provisions purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set-off, (b) provisions relating to submission to jurisdiction, venue or service of process, (c) interest on interest provisions or (d) severability clauses may be limited by applicable law or considerations of public policy;

         (ix) No consent, approval, authorization or order of any State of New York or federal court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except
     (A) such as have been obtained under the 1933 Act; (B) such as may be required under the blue sky laws of any jurisdiction in connection with the offer and sale of the Underwritten Certificates by the Underwriters, as to which such counsel need express no opinion; and (C) any recordation of the assignments of the Mortgage Loans pursuant to the Pooling and Servicing Agreement that has not yet been completed; and

         (x) Assuming compliance with all provisions of the Pooling and Servicing Agreement, (i) REMIC I and REMIC II will each qualify as a real estate mortgage investment conduit (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986, as amended, (the "Code"), (ii) the REMIC I Regular Interests and the Regular Certificates will be "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I and REMIC II, respectively, (iii) the Class R-I Certificates and the Class R-II Certificates will be the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I and REMIC II, respectively, and (iv) the portion of the Trust Fund consisting of Grantor Trust Assets will be treated as a grantor trust for federal income tax purposes and the Class Z-I Certificates and the Class Z-II Certificates will represent undivided beneficial interests in the Grantor Trust Assets.

     With respect to such opinion, such counsel may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Pooling and Servicing Agreement; may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company; may qualify such opinion only as to the federal laws of the United States of America, the laws of the State of New York, the laws of the State of North Carolina and the corporation law of the State of Delaware; and may, to the extent deemed necessary by such counsel, rely on the opinion of counsel in the regular employ of the Company or any affiliate of the Company or independent North Carolina counsel. Such counsel shall also confirm that the Underwriters may rely, on and as of the Closing Date, on any opinion or opinions of such counsel submitted to any Rating Agency as if addressed to the Underwriters and dated the Closing Date.

     (g) You shall have received from Robert Denicola, in-house counsel for the Company and MLMLI, a favorable opinion, dated the Closing Date and satisfactory in form and substance to you and counsel for the Underwriters, to the effect that:

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (ii) The Company has the corporate power and authority to execute and deliver, and perform its obligations under, this Agreement.

         (iii) Neither the sale of the Underwritten Certificates, nor the execution or delivery of or performance under this Agreement, nor the consummation of any other of the transactions contemplated herein will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the organizational documents of the Company, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any State of Delaware or federal statute or regulation applicable to the Company, or, to the knowledge of such counsel, any order of any State of Delaware or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

         (iv) MLMLI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (v) MLMLI has the corporate power and authority to execute and deliver, and perform its obligations under, this Agreement.

         (vi) To the best knowledge of such counsel, there are no actions, proceedings or investigations pending before or threatened by any court, administrative agency or other tribunal to which the Company is a party or of which any of its properties is the subject (a) which if determined adversely to the Company would have a material adverse effect on the business or financial condition of the Company, (b) asserting the invalidity of this Agreement or the Underwritten Certificates, (c) seeking to prevent the sale of the Underwritten Certificates or the consummation by the Company of any of the transactions contemplated by this Agreement, as the case may be, or (d) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement or the Underwritten Certificates;

         (vii) This Agreement has been duly authorized, executed and delivered by each of the Company and MLMLI.

         (viii) No consent, approval, authorization or order of any federal or state court or governmental agency or body is required for the consummation by MLMLI or the Company of the transactions contemplated by this Agreement, except those consents, approvals, authorizations or orders that previously have been obtained or as may be required under federal or state securities laws, as to which such counsel expresses no opinion.

         (ix) The fulfillment of the terms of this Agreement will not conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a material default) under, the articles of incorporation or by-laws of MLMLI or, to such counsel's knowledge, any contract, agreement or other instrument to which MLMLI is a party or by which it is bound, or any federal statute or regulation applicable to MLMLI or, to such counsel's knowledge, any order of any federal court, regulatory body, administrative agency or governmental body having jurisdiction over MLMLI.

         (x) To the best knowledge of such counsel, there are no actions, proceedings or investigations pending before or threatened by any court, administrative agency or other tribunal to which MLMLI is a party or of which any of its properties is the subject (a) which, if determined adversely to MLMLI, would have a material adverse effect on the business or financial condition of MLMLI, (b) asserting the invalidity of this Agreement, (c) seeking to prevent the consummation by MLMLI of any of the transactions contemplated by this Agreement or (d) which might materially and adversely affect the performance by MLMLI of its obligations under, or the validity or enforceability of this Agreement.

     (h) You shall have received from KPMG LLP and/or PricewaterhouseCoopers LLP, certified public accountants, a letter(s) satisfactory in form and substance to you and counsel for the Underwriters, to the following effect:

         (1) they have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the headings "Summary of Prospectus Supplement," "Description of the Mortgage Pool" and "Yield and Maturity Considerations" and on Annex A-1, Annex A-2, Annex A-3, Annex A-4 and Annex A-5 agrees with the Master Tape prepared by or on behalf of the Mortgage Loan Sellers, unless non-material deviations are otherwise noted in such letter; and

         (2) they have compared the data contained in the Master Tape referred to in the immediately preceding clause (1) to information contained in an agreed upon sampling of the Mortgage Loan files and in such other sources as shall be specified by them, and found such data and information to be in agreement in all material respects, unless non-material deviations are otherwise noted in such letter;

     (i) You shall have received written confirmation from the Rating Agencies that the ratings assigned to the Underwritten Certificates on the Closing Date are as described on Schedule I hereto and that, as of the Closing Date, no notice has been given of (i) any intended or possible downgrading or (ii) any review or possible changes in such ratings;

     (j) You shall have received from the Secretary or an assistant secretary of the Trustee, in his individual capacity, a certificate, dated the Closing Date, to the effect that the information under the heading "Description of the Offered Certificates - The Trustee" in the Prospectus Supplement is true and correct in all material respects;

     (k) You shall have received from Kennedy, Covington, Lobdell & Hickman, counsel for the Trustee, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

     (l) You shall have received from the Secretary or an assistant secretary of the Master Servicer, in his individual capacity, a certificate, dated the Closing Date, to the effect that the information relating to the Master Servicer under the heading "Servicing of the Underlying Mortgage Loans--The Initial Master Servicer and the Initial Special Servicer" in the Prospectus Supplement, is true and correct in all material respects;

     (m) You shall have received from Parker, Poe, Adams & Bernstein L.L.P., counsel for the Master Servicer, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

     (n) You shall have received from the Secretary or an assistant secretary of the Special Servicer, in his individual capacity, a certificate, dated the Closing Date, to the effect that the information relating to the Special Servicer under the heading "Servicing of the Underlying Mortgage Loans--The Initial Master Servicer and the Initial Special Servicer" in the Prospectus Supplement, is true and correct in all material respects;

     (o) You shall have received from Michael McCoy, counsel for the Special Servicer, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

     (p) You shall have received from Robert Denicola, in-house counsel for MLMLI, as Mortgage Loan Seller, a favorable opinion, dated the Closing Date, in form the substance satisfactory to the Underwriters and counsel for the Underwriters;

     (q) You shall have received from Baker & McKenzie, special counsel to the Company, any opinions supplied to the Rating Agencies relating to certain matters with respect to the Underwritten Certificates, the transfer of the Mortgage Loans and any other matters related thereto. Any such opinions shall be dated the Closing Date and addressed to the Underwriters; and

     (r) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to you and counsel for the Underwriters, and you and such counsel shall have received such additional information, certificates and documents as you or they may have reasonably requested.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by you. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

     7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Underwritten Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company will reimburse, or cause to be reimbursed, the Underwriters severally, upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Underwritten Certificates pursuant to the Terms for Merrill Lynch/WB Joint Securitization, dated April 8, 2002, between Wachovia and Merrill Lynch & Co.

     8. INDEMNIFICATION.

     (a) The Company and MLMLI, jointly and severally, agree to indemnify and hold harmless each Underwriter, its officers and directors and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided the foregoing indemnity shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting claims giving rise to any such losses, claims, damages, expenses or liabilities purchased Underwritten Certificates if such untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus Supplement or Prospectus is eliminated or remedied in the Prospectus or a corrected and amended Prospectus, as applicable, and, if required by law, a copy of the Prospectus (as corrected or amended, if applicable) shall not have been sent to such person at or prior to the written confirmation of the sale of such Certificates to such person unless such failure to deliver the Prospectus (as corrected or amended, if applicable) was a result of the Company's failure to furnish copies thereof in sufficient quantity; provided, however, that the indemnity provided by this Section 8(a) shall not apply to any loss, liability, claim, damage or expense to the extent any such untrue statement or alleged untrue statement or omission or alleged omission arises out of or is based upon an untrue statement or omission with respect to Seller Information as defined in Section 7 of each of the related Mortgage Loan Purchase Agreements (the "Mortgage Loan Seller Covered Information"); provided further that, the indemnification provided by this Section

     8 shall not apply to the extent that such untrue statement or omission of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties set forth in the Master Tape or Annex A to the Prospectus Supplement to the extent such information was materially incorrect in the Master Tape or such Annex A, as applicable, including without limitation the aggregation of such information relating to the Mortgage Loans in the Trust Fund or the information provided by the related Mortgage Loan Sellers;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

         (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the indemnity provided by this Section 8(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information (as specified in Section 8(b) below) furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or in the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto).

     (b) Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or in the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or in the Basic Prospectus, such Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto); provided, that no such material misstatement or omission arises from an error or omission in information relating to the underlying data regarding the

Mortgage Loans or the related Mortgagors or Mortgaged Properties provided by the Company or any Mortgage Loan Seller to such Underwriter; in addition, each Underwriter, severally but not jointly, shall indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all losses, liabilities, claims and damages as incurred arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in any Term Sheets or Computational Materials which, when read together with any Preliminary Prospectus Supplement and the Prospectus Supplement, was required to be stated therein or necessary to make the statements therein not misleading; provided, that no such material misstatement or omission arises from an error or omission in information relating to the underlying data regarding the Mortgage Loans or the related Mortgagors or Mortgaged Properties provided by the Company or any Mortgage Loan Seller to such Underwriter; and provided, further, that any such Term Sheets or Computational Materials were prepared by such Underwriter and distributed by such Underwriter.

It is hereby acknowledged that (i) the statements set forth in the first, second, third and fifth sentences of the last paragraph on the cover of the Prospectus Supplement, (ii) the statements in the second paragraph, the third paragraph and the first sentence of the seventh paragraph under the heading "Method of Distribution" in the Prospectus Supplement and (iii) the statements in any Computational Materials and Term Sheets delivered by the Underwriters to the Company for filing with the Commission pursuant to this Agreement and the No-Action Letters, constitute the only written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or in the Basic Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, or (ii) the indemnifying party shall not have assumed the defense of such action, with counsel satisfactory to the indemnified party, within a reasonable period following the indemnifying party's receiving notice of such action, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying party or parties be liable for fees and expenses of more than one counsel (or, in the event the Company is the indemnifying party, one counsel for each Underwriter) (in addition to any local counsel) separate from its or their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Unless it shall assume the defense of any proceeding, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

     (d) The indemnity agreements contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Company, the Underwriters, any of their respective directors or officers, or any person controlling the Company or the Underwriters, and (iii) acceptance of and payment for any of the Underwritten Certificates.

     (e) Each Underwriter, severally but not jointly, will indemnify and hold harmless any other Underwriter and each person, if any, who controls such Underwriter within the meaning of either the 1933 Act or the 1934 Act (collectively, the "Non-Indemnifying Underwriter") from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred that arise out of or are based upon (i) any untrue statement of material fact contained in any Computational Materials or Term Sheets (other than the Computational Materials and Term Sheets attached hereto as Exhibit A and Exhibit B) prepared by such indemnifying Underwriter or any member of its selling group, in connection with the Underwritten Certificates or in any revision or amendment thereof or supplement thereto or (ii) the failure of such indemnifying Underwriter, or any member of its selling group, to comply with any provision of
Section 4(b) hereof, and agrees to reimburse each such Non-Indemnifying Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, liability, claim, damage or expense; provided, that the indemnity provided by this Section 8(e) shall not apply to the extent that such indemnifying Underwriter is entitled under any Mortgage Loan Purchase Agreement to seek indemnity for such loss, liability, claim, damage or expense from a Mortgage Loan Seller affiliated with the Underwriter seeking indemnification. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

     9. CONTRIBUTION.

     (a) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, or if such indemnification provided for in Section 8 hereof is insufficient in respect of any losses, liabilities, claims or damages referred to therein, the Company and MLMLI, jointly and severally, and the Underwriters, severally, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Underwriter on the other from the offering of the Underwritten Certificates or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall any Underwriter be obligated to contribute more than its share of the underwriting discounts and commissions pertaining to the Underwritten Certificates less any damages otherwise paid by such Underwriter with respect to such loss, liability, claim, damage or expense. It is hereby acknowledged that the respective Underwriters' obligations under this Section 9 shall be several and not joint. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and such Underwriter's directors, shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     (b) The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in subsection (a) above. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims or damages referred to in Section 8 or this Section 9 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim except where the indemnified party is required to bear such expenses, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that it is reasonable to believe that the indemnifying party will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. The remedies provided for in Section 8 and this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

     (c) The contribution agreements contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Company, the Underwriters, any of their respective directors or officers, or any person controlling the Company or the Underwriters, and (iii) acceptance of and payment for any of the Underwritten Certificates.

     10. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Underwritten Certificates agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally (in the respective proportions which the portion of the Underwritten Certificates set forth opposite their names in Schedule II hereto bears to the aggregate amount of Underwritten Certificates set forth opposite the names of all the remaining Underwriters) to purchase the Underwritten Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the amount of Underwritten Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Underwritten Certificates set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Underwritten Certificates, and if such nondefaulting Underwriters do not purchase all of the Underwritten Certificates, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company, except as provided in Section 11 or Section 12. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date for the Underwritten Certificates shall be postponed for such period, not exceeding ten business days, as you shall determine in order that the required changes in the Registration Statement and the Prospectus Supplement or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     11. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or by or on behalf of the Company, or by or on behalf of any of the controlling persons and officers and directors referred to in Sections 8 and 9, and shall survive delivery of the Underwritten Certificates to the Underwriters.

     12. TERMINATION OF AGREEMENT; SURVIVAL.

     (a) The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has occurred, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or of any Mortgage Loan Seller, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis, the effect of which is such as to make it, in the reasonable judgment of any Underwriter, impracticable or inadvisable to market the Underwritten Certificates or to enforce contracts for the sale of the Underwritten Certificates, or (iii) if trading in any securities of the Company or of any Mortgage Loan Seller has been suspended or limited by the Commission, the New York Stock Exchange or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or on the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (iv) if a banking moratorium has been declared by either federal or New York authorities

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except as provided in Section 11 or Section 12 (c).

     (c) The provisions of Section 5(e) regarding the payment of costs and expenses and the provisions of Sections 8 and 9 hereof shall survive the termination of this Agreement, whether such termination is pursuant to this
Section 12 or otherwise.

     13. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be directed to it at North Tower, World Financial Center, New York, New York 10281, Attention: Real Estate Investment Banking; notice to Wachovia Securities, Inc. shall be directed to it at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288-0166,
Attention: William J. Cohane, with a copy to Timothy F. Danello, Esq. at One Wachovia Center, 301 South College Street, Legal Division, Charlotte, North Carolina 28288-0166; notice to Deutsche Bank Securities Inc. shall be directed to it at 31 West 52nd Street, New York, New York 10019; notice to the Company shall be directed to it at 4 World Financial Center, 10th Floor, 250 Vesey Street, New York, New York 10080, Attention: President; and notice to Merrill Lynch Mortgage Lending, Inc. shall be directed to it at 4 World Financial Center, 10th Floor, 250 Vesey Street, New York, New York 10080; or, in any case, such other address as may hereafter be furnished by the Underwriters, MLMLI or the Company to the other such parties in writing.

     14. PARTIES. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Company and MLMLI and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and MLMLI and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and MLMLI and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     15. APPLICABLE LAW; COUNTERPARTS. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in said State. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, MLMLI and the several Underwriters.

                                             Very truly yours,

                                             MERRILL LYNCH MORTGAGE
                                               INVESTORS, INC.

                                             By: /s/ Michael M. McGovern
                                                 ------------------------
                                                 Name: Michael M. McGovern
                                                 Title: Authorized Signatory

                                             MERRILL LYNCH MORTGAGE LENDING,
                                               INC.

                                             By: /s/ George Kok
                                                 --------------
                                                 Name: George Kok
                                                 Title: Senior Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


MERRILL LYNCH, PIERCE FENNER &
SMITH INCORPORATED

By: /s/ George Kok
    --------------
Name: George Kok
Title: Authorized Signatory


WACHOVIA SECURITIES, INC.

By: /s/ William W. Ingram
    ---------------------
Name: William W. Ingram
Title: Managing Director


DEUTSCHE BANK SECURITIES INC.

By: /s/ Helaine M. Kaplan
    ---------------------
Name: Helaine M. Kaplan
Title: Vice President

By: /s/ Donald S. Belanger
    ----------------------
Name: Donald S. Belanger
Title:  Managing Director

                                   SCHEDULE I

UNDERWRITING AGREEMENT DATED JUNE 26, 2002:

As used in this Schedule I, the term "Registration Statement" refers to registration statement No. 333-84456 filed by the Company on Form S-3 and declared effective on March 28, 2002. The term "Basic Prospectus" refers to the form of prospectus in the Registration Statement or such later form as most recently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The term "Prospectus Supplement" refers to the supplement dated June 26, 2002, to the Basic Prospectus, relating to the mortgage pass-through certificates being sold pursuant to the Underwriting Agreement (the "Underwritten Certificates").

MORTGAGE POOL:

One hundred and one commercial and multifamily mortgage loans, having an aggregate principal balance, after giving effect to payments of principal due on or before July 1, 2002, and with respect to one Mortgage Loan, July 10, 2002 (the "Cut-Off Date") of $1,082,600,757, as described in the Prospectus Supplement, and otherwise complying in all material respects with the description thereof set forth in the Prospectus Supplement.

TITLE, PURCHASE PRICE AND DESCRIPTION OF UNDERWRITTEN CERTIFICATES:

Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D.


----------------------------------------------------------------------------------------------------------------------
                              CLOSING DATE
                                AGGREGATE
                               CERTIFICATE                                                         PURCHASE PRICE
      DESIGNATION           PRINCIPAL BALANCE      PASS -THROUGH RATE    MOODY'S/S&P RATING(1)      PERCENTAGE(2)
----------------------------------------------------------------------------------------------------------------------
Class A-1                       $67,917,000             3.8890%                 Aaa/AAA               100.0028%
----------------------------------------------------------------------------------------------------------------------
Class A-2                       $97,857,000             4.9290%                 Aaa/AAA               100.5044%
----------------------------------------------------------------------------------------------------------------------
Class A-3                      $120,974,000             5.4030%                 Aaa/AAA               100.5037%
----------------------------------------------------------------------------------------------------------------------
Class A-4                      $559,033,000             5.6190%                 Aaa/AAA               100.5017%
----------------------------------------------------------------------------------------------------------------------
Class B                         $41,951,000             5.7470%                 Aa2/AA                100.5046%
----------------------------------------------------------------------------------------------------------------------
Class C                         $46,011,000             5.8450%                  A2/A                 100.5012%
----------------------------------------------------------------------------------------------------------------------
Class D                         $10,826,000             5.9040%                  A3/A-                100.5008%
----------------------------------------------------------------------------------------------------------------------


--------------------

(1) By each of Moody's Rating Services, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

(2) There shall be added to the purchase price for each Class of Underwritten Certificates accrued interest, if any, at the initial Pass-Through Rate for such Class from July 1, 2002, up to, but not including, the Closing Date.

     Credit Support and Other Terms and Conditions of the Underwritten
     Certificates: As described in the Prospectus Supplement.

     Closing Date and Location: 10:00 a.m. (New York City time) on July 11, 2002, at the offices of Baker & McKenzie, New York, New York; except that delivery of the Underwritten Certificates shall be made through the facilities of The Depository Trust Company.

Initial Public Offering Price: The Underwritten Certificates will be offered to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

                                   SCHEDULE II

                   Underwriting Agreement dated June 26, 2002

Approximate Aggregate Principal Amount of Certificates to Underwriters Class to be Purchased by Merrill Lynch, Pierce Fenner & Smith Incorporated.

--------------------------------------------------------------------------------
Class A-1                                                           $33,958,500
--------------------------------------------------------------------------------
Class A-2                                                           $48,928,500
--------------------------------------------------------------------------------
Class A-3                                                           $60,487,000
--------------------------------------------------------------------------------
Class A-4                                                          $267,016,500
--------------------------------------------------------------------------------
Class B                                                             $20,975,500
--------------------------------------------------------------------------------
Class C                                                             $23,005,500
--------------------------------------------------------------------------------
Class D                                                              $5,413,000
--------------------------------------------------------------------------------


Wachovia Securities, Inc.

--------------------------------------------------------------------------------
Class A-1                                                           $33,958,500
--------------------------------------------------------------------------------
Class A-2                                                           $48,928,500
--------------------------------------------------------------------------------
Class A-3                                                           $60,487,000
--------------------------------------------------------------------------------
Class A-4                                                          $267,016,500
--------------------------------------------------------------------------------
Class B                                                             $20,975,500
--------------------------------------------------------------------------------
Class C                                                             $23,005,500
--------------------------------------------------------------------------------
Class D                                                              $5,413,000
--------------------------------------------------------------------------------


Deutsche Bank Securities Inc.

--------------------------------------------------------------------------------
Class A-1                                                                    $0
--------------------------------------------------------------------------------
Class A-2                                                                    $0
--------------------------------------------------------------------------------
Class A-3                                                                    $0
--------------------------------------------------------------------------------
Class A-4                                                           $25,000,000
--------------------------------------------------------------------------------
Class B                                                                      $0
--------------------------------------------------------------------------------
Class C                                                                      $0
--------------------------------------------------------------------------------
Class D                                                                      $0
--------------------------------------------------------------------------------

                                    EXHIBIT A

June 26, 2002 04:12PM                                    Merrill Lynch & Company
Settlement: July 11, 2002                                            HyperStruct
Last Payment: None                                 Next Payment: August 12, 2002

       PRICE/YIELD TO MATURITY Table for MLMT_2002_MW1_PRICING_L Class A1
             Current Balance: $67,917,000.00 Current Coupon: 3.889%
                                  ML WB Prelim

--------------------------------------------------------------------------------
                           No default scenario exists
                    Prepay scenario is not a complex prepay.
--------------------------------------------------------------------------------

                               Scenario Assumption

                  -------------      -------------      -------------      -------------      -------------
                      0 CPY              25 CPY             50 CPY             75 CPY            100 CPY
                  -------------      -------------      -------------      -------------      -------------
Price             Yield     Dur      Yield     Dur      Yield     Dur      Yield     Dur      Yield     Dur
-----             -----    ----      -----    ----      -----    ----      -----    ----      -----    ----
 99-00            4.265    2.56      4.265    2.56      4.265    2.56      4.266    2.56      4.269    2.54
 99-04            4.216              4.216              4.216              4.217              4.219
 99-08            4.167              4.167              4.167              4.167              4.170
 99-12            4.118              4.118              4.118              4.118              4.120

 99-16            4.069    2.57      4.069    2.57      4.069    2.57      4.069    2.57      4.071    2.54
 99-20            4.020              4.020              4.020              4.021              4.021
 99-24            3.972              3.972              3.972              3.972              3.972
 99-28            3.923              3.923              3.923              3.923              3.923

100-00            3.875    2.58      3.875    2.58      3.874    2.57      3.874    2.57      3.874    2.55
100-04            3.826              3.826              3.826              3.826              3.825
100-08            3.778              3.778              3.778              3.778              3.776
100-12            3.730              3.729              3.729              3.729              3.727

100-16            3.681    2.58      3.681    2.58      3.681    2.58      3.681    2.58      3.679    2.55
100-20            3.633              3.633              3.633              3.633              3.630
100-24            3.585              3.585              3.585              3.585              3.582
100-28            3.538              3.537              3.537              3.537              3.533

101-00            3.490    2.59      3.489    2.59      3.489    2.59      3.489    2.58      3.485    2.56

WAL               2.800              2.798              2.796              2.794              2.766

1st Prin       08/12/02           08/12/02           08/12/02           08/12/02           08/12/02
Mat.           02/12/07           02/12/07           01/12/07           01/12/07           11/12/06

--------------------------------------------------------------------------------

                                 Treasury Curve

            3mo        6mo        1yr        2yr        3yr        4yr        5yr        7yr       10yr       30yr
Price:    1-213      1-223      -1-00     100-29      -1-00      -1-00     101-21      -1-00    100-30+     99-06+
Yield:   1.7000     1.7390     2.0580     2.6960     3.1103     3.5247     3.9390     4.2414     4.6950     5.3970

                             Curve Date: 06/26/2002
--------------------------------------------------------------------------------
Recipient must read the information in the attached underwriter's statement regarding computational materials and other information (the 'Statement'). If the statement is not attached, please contact your account representative. Do not use or rely on this information if you have not received and reviewed the Statement.
--------------------------------------------------------------------------------

June 21, 2002 08:49AM                                    Merrill Lynch & Company
Settlement: July 11, 2002                                            HyperStruct
Last Payment: None                                 Next Payment: August 12, 2002

              PRICE/YIELD TO MATURITY Table for MLWB0617A1 Class A1
             Current Balance: $286,748,000.00 Current Coupon: 5.14%
                                  ML WB Prelim

--------------------------------------------------------------------------------
                           No default scenario exists
                    Prepay scenario is not a complex prepay.
--------------------------------------------------------------------------------

                               Scenario Assumption

                ------------      ------------      ------------      ------------      ------------
                    0 CPY            25 CPY            50 CPY            75 CPY            100 CPY
                ------------      ------------      ------------      ------------      ------------
Price           Yield    Dur      Yield    Dur      Yield    Dur      Yield    Dur      Yield    Dur
-----           -----   ----      -----   ----      -----   ----      -----   ----      -----   ----
 99-00          5.374   4.72      5.375   4.72      5.375   4.71      5.375   4.70      5.378   4.63
 99-04          5.348             5.348             5.348             5.348             5.351
 99-08          5.321             5.321             5.321             5.322             5.324
 99-12          5.294             5.295             5.295             5.295             5.296

 99-16          5.268   4.73      5.268   4.73      5.268   4.72      5.268   4.71      5.269   4.64
 99-20          5.241             5.242             5.242             5.242             5.242
 99-24          5.215             5.215             5.215             5.215             5.215
 99-28          5.189             5.189             5.189             5.189             5.188

100-00          5.162   4.74      5.162   4.73      5.162   4.73      5.162   4.72      5.162   4.65
100-04          5.136             5.136             5.136             5.136             5.135
100-08          5.110             5.110             5.109             5.109             5.108
100-12          5.083             5.083             5.083             5.083             5.081

100-16          5.057   4.75      5.057   4.74      5.057   4.73      5.057   4.72      5.055   4.66
100-20          5.031             5.031             5.031             5.030             5.028
100-24          5.005             5.005             5.004             5.004             5.001
100-28          4.979             4.979             4.978             4.978             4.975

101-00          4.953   4.76      4.953   4.75      4.952   4.74      4.952   4.73      4.948   4.66

WAL             5.700             5.691             5.680             5.665             5.568

1st Prin     08/12/02          08/12/02          08/12/02          08/12/02          08/12/02
Mat.         08/12/11          08/12/11          08/12/11          07/12/11         05/12/11

--------------------------------------------------------------------------------

                                 Treasury Curve

                 3mo      6mo       1yr        2yr       3yr       4yr         5yr       7yr        10yr       30yr
Price:         1-21+     1-24     -1-00     100-22     -1-00     -1-00     101-10+     -1-00     100-17+     99-141
Yield:        1.7000   1.7900    2.1550     2.8850    3.2810    3.6770      4.0730    4.3650      4.8030     5.4130

                             Curve Date: 06/14/2002
--------------------------------------------------------------------------------
Recipient must read the information in the attached underwriter's statement regarding computational materials and other information (the 'Statement'). If the statement is not attached, please contact your account representative. Do not use or rely on this information if you have not received and reviewed the Statement.
--------------------------------------------------------------------------------

June 21, 2002 08:49AM                                    Merrill Lynch & Company
Settlement: July 11, 2002                                            HyperStruct
Last Payment: None                                 Next Payment: August 12, 2002

              PRICE/YIELD TO MATURITY Table for MLWB0617A1 Class A2
             Current Balance: $559,033,000.00 Current Coupon: 5.783%
                                  ML WB Prelim

--------------------------------------------------------------------------------
                           No default scenario exists
                    Prepay scenario is not a complex prepay.
--------------------------------------------------------------------------------

                              Scenario Assumption

               ------------      ------------      ------------      ------------      ------------
                   0 CPY            25 CPY            50 CPY            75 CPY           100 CPY
               ------------      ------------      ------------      ------------      ------------
Price          Yield    Dur      Yield    Dur      Yield    Dur      Yield    Dur      Yield    Dur
-----          -----   ----      -----   ----      -----   ----      -----   ----      -----   ----
 99-16         5.898   7.18      5.898   7.17      5.898   7.15      5.898   7.14      5.899   7.03
 99-20         5.881             5.881             5.881             5.881             5.881
 99-24         5.863             5.863             5.863             5.863             5.864
 99-28         5.846             5.846             5.846             5.846             5.846

100-00         5.829   7.19      5.829   7.18      5.828   7.16      5.828   7.15      5.828   7.04
100-04         5.811             5.811             5.811             5.811             5.810
100-08         5.794             5.794             5.794             5.794             5.793
100-12         5.777             5.776             5.776             5.776             5.775

100-16         5.759   7.19      5.759   7.18      5.759   7.17      5.759   7.16      5.757   7.05
100-20         5.742             5.742             5.742             5.741             5.740
100-24         5.725             5.725             5.724             5.724             5.722
100-28         5.708             5.707             5.707             5.707             5.705

101-00         5.690   7.20      5.690   7.19      5.690   7.18      5.690   7.17      5.687   7.05
101-04         5.673             5.673             5.673             5.672             5.670
101-08         5.656             5.656             5.656             5.655             5.652
101-12         5.639             5.639             5.638             5.638             5.635

101-16         5.622   7.21      5.622   7.20      5.621   7.19      5.621   7.17      5.617   7.06

WAL            9.605             9.588             9.567             9.538             9.342

1st Prin    08/12/11          08/12/11          08/12/11          07/12/11          05/12/11
Mat.        06/12/12          06/12/12          05/12/12          05/12/12          02/12/12

--------------------------------------------------------------------------------

                                 Treasury Curve

               3mo        6mo        1yr        2yr        3yr        4yr        5yr        7yr       10yr       30yr
Price:       1-21+       1-24      -1-00     100-22      -1-00      -1-00    101-10+      -1-00    100-17+      99-141
Yield:      1.7000     1.7900     2.1550     2.8850     3.2810     3.6770     4.0730     4.3650     4.8030     5.4130

                             Curve Date:06/14/2002
--------------------------------------------------------------------------------
Recipient must read the information in the attached underwriter's statement regarding computational materials and other information (the 'Statement'). If the statement is not attached, please contact your account representative. Do not use or rely on this information if you have not received and reviewed the Statement.
--------------------------------------------------------------------------------

June 21, 2002 08:49AM                                    Merrill Lynch & Company
Settlement: July 11, 2002                                            HyperStruct
Last Payment: None                                 Next Payment: August 12, 2002

              PRICE/YIELD TO MATURITY Table for MLWB0617A1 Class B
             Current Balance: $41,951,000.00 Current Coupon: 5.929%
                                  ML WB Prelim

--------------------------------------------------------------------------------
                           No default scenario exists
                    Prepay scenario is not a complex prepay.
--------------------------------------------------------------------------------

                              Scenario Assumption

               ------------      ------------      ------------      ------------      ------------
                   0 CPY            25 CPY            50 CPY            75 CPY           100 CPY
               ------------      ------------      ------------      ------------      ------------
Price          Yield    Dur      Yield    Dur      Yield    Dur      Yield    Dur      Yield    Dur
-----          -----   ----      -----   ----      -----   ----      -----   ----      -----   ----
 99-16         6.046   7.30      6.046   7.30      6.046   7.30      6.047   7.26      6.047   7.15
 99-20         6.029             6.029             6.029             6.029             6.030
 99-24         6.012             6.012             6.012             6.012             6.012
 99-28         5.995             5.995             5.995             5.995             5.995

100-00         5.978   7.31      5.978   7.31      5.978   7.31      5.978   7.27      5.977   7.16
100-04         5.961             5.961             5.961             5.961             5.960
100-08         5.944             5.944             5.944             5.944             5.943
100-12         5.927             5.927             5.927             5.926             5.925

100-16         5.910   7.32      5.910   7.32      5.910   7.32      5.909   7.28      5.908   7.17
100-20         5.893             5.893             5.893             5.892             5.891
100-24         5.876             5.876             5.876             5.875             5.873
100-28         5.859             5.859             5.859             5.858             5.856

101-00         5.842   7.33      5.842   7.33      5.842   7.33      5.841   7.29      5.839   7.17
101-04         5.825             5.825             5.825             5.824             5.822
101-08         5.809             5.809             5.808             5.807             5.804
101-12         5.792             5.792             5.792             5.791             5.787

101-16         5.775   7.34      5.775   7.34      5.775   7.34      5.774   7.30      5.770   7.18

WAL            9.919             9.919             9.918             9.848             9.643

1st Prin    06/12/12          06/12/12          05/12/12          05/12/12          02/12/12
Mat.        06/12/12          06/12/12          06/12/12          06/12/12          03/12/12

--------------------------------------------------------------------------------

                                 Treasury Curve

               3mo        6mo        1yr        2yr        3yr        4yr        5yr        7yr       10yr       30yr
Price:       1-21+       1-24      -1-00     100-22      -1-00      -1-00     101-10+     -1-00    100-17+     99-141
Yield:      1.7000     1.7900     2.1550     2.8850     3.2810     3.6770      4.0730    4.3650     4.8030     5.4130

                             Curve Date:06/14/2002
--------------------------------------------------------------------------------
Recipient must read the information in the attached underwriter's statement regarding computational materials and other information (the 'Statement'). If the statement is not attached, please contact your account representative. Do not use or rely on this information if you have not received and reviewed the Statement.
--------------------------------------------------------------------------------

June 21, 2002 08:49AM                                    Merrill Lynch & Company
Settlement: July 11, 2002                                            HyperStruct
Last Payment: None                                 Next Payment: August 12, 2002

              PRICE/YIELD TO MATURITY Table for MLWB0617A1 Class C
             Current Balance: $46,011,000.00 Current Coupon: 6.047%
                                  ML WB Prelim

--------------------------------------------------------------------------------
                           No default scenario exists
                    Prepay scenario is not a complex prepay.
--------------------------------------------------------------------------------


                              Scenario Assumption

               ------------      ------------      ------------      ------------      ------------
                   0 CPY            25 CPY            50 CPY            75 CPY           100 CPY
               ------------      ------------      ------------      ------------      ------------
Price          Yield    Dur      Yield    Dur      Yield    Dur      Yield    Dur      Yield    Dur
-----          -----   ----      -----   ----      -----   ----      -----   ----      -----   ----
 99-16         6.167   7.26      6.167   7.26      6.167   7.26      6.167   7.26      6.168   7.12
 99-20         6.150             6.150             6.150             6.150             6.150
 99-24         6.133             6.133             6.133             6.133             6.133
 99-28         6.115             6.115             6.115             6.115             6.115

100-00         6.098   7.27      6.098   7.27      6.098   7.27      6.098   7.27      6.098   7.13
100-04         6.081             6.081             6.081             6.081             6.080
100-08         6.064             6.064             6.064             6.064             6.063
100-12         6.047             6.047             6.047             6.047             6.045

100-16         6.030   7.28      6.030   7.28      6.030   7.28      6.030   7.28      6.028   7.14
100-20         6.013             6.013             6.013             6.013             6.011
100-24         5.996             5.996             5.996             5.996             5.993
100-28         5.979             5.979             5.979             5.979             5.976

101-00         5.962   7.28      5.962   7.28      5.962   7.28      5.962   7.28      5.959   7.15
101-04         5.945             5.945             5.945             5.945             5.941
101-08         5.928             5.928             5.928             5.928             5.924
101-12         5.911             5.911             5.911             5.911             5.907

101-16         5.894   7.29      5.894   7.29      5.894   7.29      5.894   7.29      5.890   7.16

WAL            9.919             9.919             9.919             9.919             9.669

1st Prin    06/12/12          06/12/12          06/12/12          06/12/12          03/12/12
Mat.        06/12/12          06/12/12          06/12/12          06/12/12          03/12/12

--------------------------------------------------------------------------------

                                 Treasury Curve

               3mo        6mo        1yr        2yr        3yr        4yr        5yr        7yr       10yr       30yr
Price:       1-21+       1-24       -1-00    100-22      -1-00      -1-00     101-10+     -1-00    100-17+     99-141
Yield:      1.7000     1.7900      2.1550    2.8850     3.2810     3.6770      4.0730    4.3650     4.8030     5.4130

                             Curve Date:06/14/2002
--------------------------------------------------------------------------------
Recipient must read the information in the attached underwriter's statement regarding computational materials and other information (the 'Statement'). If the statement is not attached, please contact your account representative. Do not use or rely on this information if you have not received and reviewed the Statement.
--------------------------------------------------------------------------------

June 21, 2002 08:49AM                                    Merrill Lynch & Company
Settlement: July 11, 2002                                            HyperStruct
Last Payment: None                                 Next Payment: August 12, 2002

              PRICE/YIELD TO MATURITY Table for MLWB0617A1 Class D
             Current Balance: $10,826,000.00 Current Coupon: 6.145%
                                  ML WB Prelim

--------------------------------------------------------------------------------
                           No default scenario exists
                    Prepay scenario is not a complex prepay.
--------------------------------------------------------------------------------

                              Scenario Assumption

               ------------      ------------      ------------      ------------      ------------
                   0 CPY            25 CPY            50 CPY            75 CPY           100 CPY
               ------------      ------------      ------------      ------------      ------------
Price          Yield    Dur      Yield    Dur      Yield    Dur      Yield    Dur      Yield    Dur
-----          -----   ----      -----   ----      -----   ----      -----   ----      -----   ----
 99-16         6.268   7.22      6.268   7.22      6.268   7.22      6.268   7.22      6.268   7.09
 99-20         6.250             6.250             6.250             6.250             6.251
 99-24         6.233             6.233             6.233             6.233             6.233
 99-28         6.216             6.216             6.216             6.216             6.215

100-00         6.198   7.23      6.198   7.23      6.198   7.23      6.198   7.23      6.198   7.10
100-04         6.181             6.181             6.181             6.181             6.180
100-08         6.164             6.164             6.164             6.164             6.163
100-12         6.147             6.147             6.147             6.147             6.145

100-16         6.129   7.24      6.129   7.24      6.129   7.24      6.129   7.24      6.128   7.11
100-20         6.112             6.112             6.112             6.112             6.110
100-24         6.095             6.095             6.095             6.095             6.093
100-28         6.078             6.078             6.078             6.078             6.075

101-00         6.061   7.25      6.061   7.25      6.061   7.25      6.061   7.25      6.058   7.12
101-04         6.044             6.044             6.044             6.044             6.041
101-08         6.027             6.027             6.027             6.027             6.023
101-12         6.010             6.010             6.010             6.010             6.006

101-16         5.993   7.26      5.993   7.26      5.993   7.26      5.993   7.26      5.989   7.13

WAL            9.919             9.919             9.919             9.919             9.669

1st Prin    06/12/12          06/12/12          06/12/12          06/12/12          03/12/12
Mat.        06/12/12          06/12/12          06/12/12          06/12/12          03/12/12

--------------------------------------------------------------------------------

                                 Treasury Curve

               3mo        6mo        1yr        2yr        3yr        4yr        5yr        7yr       10yr       30yr
Price:       1-21+       1-24      -1-00     100-22      -1-00      -1-00    101-10+      -1-00    100-17+     99-141
Yield:      1.7000     1.7900     2.1550     2.8850     3.2810     3.6770     4.0730     4.3650     4.8030     5.4130

                             Curve Date:06/14/2002
--------------------------------------------------------------------------------
Recipient must read the information in the attached underwriter's statement regarding computational materials and other information (the 'Statement'). If the statement is not attached, please contact your account representative. Do not use or rely on this information if you have not received and reviewed the Statement.
--------------------------------------------------------------------------------

June 21, 2002 08:49AM                                    Merrill Lynch & Company
Settlement: July 11, 2002                                            HyperStruct
Last Payment: None                                 Next Payment: August 12, 2002

              PRICE/YIELD TO MATURITY Table for MLWB0617A1 Class XP
            Current Balance: $993,674,000.00 Current Coupon: 1.76312%
                                  ML WB Prelim

--------------------------------------------------------------------------------
                           No default scenario exists
                    Prepay scenario is not a complex prepay.
--------------------------------------------------------------------------------

                              Scenario Assumption

               ------------      ------------      ------------      ------------      ------------
                   0 CPY            25 CPY            50 CPY            75 CPY           100 CPY
               ------------      ------------      ------------      ------------      ------------
Price          Yield    Dur      Yield    Dur      Yield    Dur      Yield    Dur      Yield    Dur
-----          -----   ----      -----   ----      -----   ----      -----   ----      -----   ----
6-16          10.790   2.60     10.790   2.60     10.790   2.60     10.790   2.60     10.790   2.60
6-20          10.066            10.066            10.066            10.066            10.066
6-24           9.365             9.365             9.365             9.365             9.365
6-28           8.684             8.684             8.684             8.684             8.684

7-00           8.023   2.72      8.023   2.72      8.023   2.72      8.023   2.72      8.023   2.72
7-04           7.382             7.382             7.382             7.382             7.382
7-08           6.758             6.758             6.758             6.758             6.758
7-12           6.151             6.151             6.151             6.151             6.151

7-16           5.561   2.84      5.561   2.84      5.561   2.84      5.561   2.84      5.561   2.84
7-20           4.986             4.986             4.986             4.986             4.986
7-24           4.426             4.426             4.426             4.426             4.426
7-28           3.880             3.880             3.880             3.880             3.880

8-00           3.348   2.95      3.348   2.95      3.348   2.95      3.348   2.95      3.348   2.95
8-04           2.829             2.829             2.829             2.829             2.828
8-08           2.322             2.322             2.322             2.322             2.322
8-12           1.827             1.827             1.827             1.827             1.827

8-16           1.343   3.06      1.343   3.06      1.343   3.06      1.343   3.06      1.343   3.06

WAL            5.760             5.760             5.760             5.760             5.760

1st Prin    07/12/03          07/12/03           07/12/03         07/12/03          07/12/03
Mat.        07/12/09          07/12/09           07/12/09         07/12/09          07/12/09

--------------------------------------------------------------------------------

                                 Treasury Curve

               3mo        6mo        1yr        2yr        3yr        4yr        5yr        7yr       10yr       30yr
Price:       1-21+       1-24      -1-00     100-22      -1-00      -1-00    101-10+      -1-00    100-17+     99-141
Yield:      1.7000     1.7900     2.1550     2.8850     3.2810     3.6770     4.0730     4.3650     4.8030     5.4130

                             Curve Date:06/14/2002
--------------------------------------------------------------------------------
Recipient must read the information in the attached underwriter's statement regarding computational materials and other information (the 'Statement'). If the statement is not attached, please contact your account representative. Do not use or rely on this information if you have not received and reviewed the Statement.
--------------------------------------------------------------------------------

June 21, 2002 08:49AM                                    Merrill Lynch & Company
Settlement: July 11, 2002                                            HyperStruct
Last Payment: None                                 Next Payment: August 12, 2002

              PRICE/YIELD TO MATURITY Table for MLWB0617A1 Class XC
          Current Balance: $1,082,600,757.38 Current Coupon: 0.190284%
                                  ML WB Prelim

--------------------------------------------------------------------------------
                           No default scenario exists
                    Prepay scenario is not a complex prepay.
--------------------------------------------------------------------------------

                              Scenario Assumption

               ------------      ------------      ------------      ------------      ------------
                   0 CPY            25 CPY            50 CPY            75 CPY           100 CPY
               ------------      ------------      ------------      ------------      ------------
Price          Yield    Dur      Yield    Dur      Yield    Dur      Yield    Dur      Yield    Dur
-----          -----   ----      -----   ----      -----   ----      -----   ----      -----   ----
2-04+         17.346   4.90     17.305   4.90     17.250   4.89     17.167   4.89     16.532   4.85
2-08+         16.203            16.160            16.105            16.021            15.377
2-12+         15.141            15.098            15.042            14.957            14.305
2-16+         14.151            14.108            14.051            13.965            13.305

2-20+         13.224   5.26     13.181   5.26     13.123   5.26     13.037   5.25     12.370   5.21
2-24+         12.354            12.310            12.252            12.164            11.491
2-28+         11.534            11.489            11.431            11.343            10.663
3-00+         10.759            10.714            10.655            10.566             9.880

3-04+         10.025   5.56      9.979   5.55      9.920   5.55      9.830   5.54      9.138   5.50
3-08+          9.327             9.282             9.222             9.131             8.434
3-12+          8.664             8.617             8.557             8.466             7.763
3-16+          8.030             7.984             7.923             7.831             7.124

3-20+          7.425   5.80      7.379   5.79      7.318   5.79      7.225   5.78      6.513   5.74
3-24+          6.846             6.799             6.738             6.645             5.928
3-28+          6.291             6.244             6.182             6.089             5.367
4-00+          5.758             5.711             5.649             5.554             4.829

4-04+          5.246   6.00      5.198   6.00      5.136   5.99      5.041   5.98      4.311   5.94

WAL            8.656             8.644             8.629             8.606             8.434

1st Prin    08/12/02          08/12/02          08/12/02          08/12/02          08/12/02
Mat.        07/12/19          07/12/19          07/12/19          07/12/19          04/12/19

--------------------------------------------------------------------------------

                                 Treasury Curve

               3mo        6mo        1yr        2yr        3yr        4yr        5yr        7yr       10yr       30yr
Price:       1-21+       1-24      -1-00     100-22      -1-00      -1-00    101-10+      -1-00    100-17+     99-141
Yield:      1.7000     1.7900     2.1550     2.8850     3.2810     3.6770     4.0730     4.3650     4.8030     5.4130

                             Curve Date:06/14/2002
--------------------------------------------------------------------------------
Recipient must read the information in the attached underwriter's statement regarding computational materials and other information (the 'Statement'). If the statement is not attached, please contact your account representative. Do not use or rely on this information if you have not received and reviewed the Statement.
--------------------------------------------------------------------------------

June 24, 2002 01:16PM                                    Merrill Lynch & Company
Settlement: July 11, 2002                                            HyperStruct
Last Payment: None                                 Next Payment: August 12, 2002

         PRICE/YIELD TO MATURITY Table for MLWB0617A1_A1_SPLIT1 Class A4
             Current Balance: $97,857,000.00 Current Coupon: 5.056%
                                  ML WB Prelim

--------------------------------------------------------------------------------
                           No default scenario exists
                    Prepay scenario is not a complex prepay.
--------------------------------------------------------------------------------

                              Scenario Assumption

               ------------      ------------      ------------      ------------      ------------
                   0 CPY            25 CPY            50 CPY            75 CPY           100 CPY
               ------------      ------------      ------------      ------------      ------------
Price          Yield    Dur      Yield    Dur      Yield    Dur      Yield    Dur      Yield    Dur
-----          -----   ----      -----   ----      -----   ----      -----   ----      -----   ----
 99-22         5.146   4.39      5.146   4.38      5.146   4.38      5.146   4.36      5.147   4.28
 99-24         5.131             5.131             5.131             5.131             5.132
 99-26         5.117             5.117             5.117             5.117             5.117
 99-28         5.103             5.103             5.103             5.103             5.103

 99-30         5.089   4.39      5.089   4.39      5.089   4.38      5.089   4.37      5.088   4.28
100-00         5.074             5.074             5.074             5.074             5.073
100-02         5.060             5.060             5.060             5.060             5.059
100-04         5.046             5.046             5.046             5.046             5.044

100-06         5.032   4.40      5.032   4.39      5.032   4.38      5.031   4.37      5.030   4.28
100-08         5.018             5.018             5.017             5.017             5.015
100-10         5.004             5.003             5.003             5.003             5.001
100-12         4.989             4.989             4.989             4.989             4.986

100-14         4.975   4.40      4.975   4.39      4.975   4.38      4.974   4.37      4.972   4.28
100-16         4.961             4.961             4.961             4.960             4.957
100-18         4.947             4.947             4.946             4.946             4.943
100-20         4.933             4.933             4.932             4.932             4.928

100-22         4.919   4.40      4.919   4.39      4.918   4.39      4.918   4.37      4.914   4.28
100-24         4.905             4.904             4.904             4.903             4.899
100-26         4.891             4.890             4.890             4.889             4.885
100-28         4.877             4.876             4.876             4.875             4.870

100-30         4.863   4.40      4.862   4.40      4.862   4.39      4.861   4.38      4.856   4.29
101-00         4.848             4.848             4.848             4.847             4.841
101-02         4.834             4.834             4.834             4.833             4.827
101-04         4.820             4.820             4.819             4.819             4.813

101-06         4.806   4.40      4.806   4.40      4.805   4.39      4.805   4.38      4.798   4.29
101-08         4.792             4.792             4.791             4.791             4.784
101-10         4.778             4.778             4.777             4.776             4.770
101-12         4.764             4.764             4.763             4.762             4.755

WAL            5.100             5.092             5.081             5.066             4.950

1st Prin    02/12/07          02/12/07          01/12/07          01/12/07          11/12/06
Mat.        11/12/08          11/12/08          10/12/08          10/12/08          08/12/08

--------------------------------------------------------------------------------

June 24, 2002 01:20PM                              Merrill Lynch Capital Markets
Settlement: July 11, 2002                                            HyperStruct

                Cashflow Report for MLWB0617A1_A1_SPLIT1 Class A4
                                  ML WB PRELIM

--------------------------------------------------------------------------------
              Scen. Name:pricing, 0 CPR, No default scenario exists
                         No reinvestment scenario exists
                    Prepay scenario is not a complex prepay.
--------------------------------------------------------------------------------

                                                         Net
                                       Notional       Coupon
per           date         Balance      Balance         Rate    Principal      Interest      Cashflow
  0     07/01/2002     97857000.00         0.00
  1     08/12/2002     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
  2     09/12/2002     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
  3     10/12/2002     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
  4     11/12/2002     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
  5     12/12/2002     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
  6     01/12/2003     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
  7     02/12/2003     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
  8     03/12/2003     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
  9     04/12/2003     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 10     05/12/2003     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 11     06/12/2003     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 12     07/12/2003     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 13     08/12/2003     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 14     09/12/2003     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 15     10/12/2003     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 16     11/12/2003     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 17     12/12/2003     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 18     01/12/2004     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 19     02/12/2004     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 20     03/12/2004     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 21     04/12/2004     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 22     05/12/2004     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 23     06/12/2004     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 24     07/12/2004     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 25     08/12/2004     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 26     09/12/2004     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 27     10/12/2004     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 28     11/12/2004     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 29     12/12/2004     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 30     01/12/2005     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 31     02/12/2005     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 32     03/12/2005     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 33     04/12/2005     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 34     05/12/2005     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 35     06/12/2005     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 36     07/12/2005     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 37     08/12/2005     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 38     09/12/2005     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 39     10/12/2005     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 40     11/12/2005     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 41     12/12/2005     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 42     01/12/2006     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 43     02/12/2006     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 44     03/12/2006     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 45     04/12/2006     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 46     05/12/2006     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 47     06/12/2006     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 48     07/12/2006     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 49     08/12/2006     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 50     09/12/2006     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 51     10/12/2006     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 52     11/12/2006     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 53     12/12/2006     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 54     01/12/2007     97857000.00         0.00     5.056000         0.00     412304.16     412304.16
 55     02/12/2007     93833347.65         0.00     5.056000   4023652.35     412304.16    4435956.51
 56     03/12/2007     92123658.45         0.00     5.056000   1709689.20     395351.17    2105040.37
 57     04/12/2007     91018074.11         0.00     5.056000   1105584.34     388147.68    1493732.02
 58     05/12/2007     79304300.41         0.00     5.056000  11713773.70     383489.49   12097263.19
 59     06/12/2007     78192324.23         0.00     5.056000   1111976.18     334135.45    1446111.63
 60     07/12/2007     31923824.21         0.00     5.056000  46268500.02     329450.33   46597950.34
 61     08/12/2007     17529892.99         0.00     5.056000  14393931.22     134505.71   14528436.94
 62     09/12/2007     16454961.13         0.00     5.056000   1074931.86      73859.28    1148791.14
 63     10/12/2007     15183616.54         0.00     5.056000   1271344.59      69330.24    1340674.83
 64     11/12/2007     14093844.32         0.00     5.056000   1089772.22      63973.64    1153745.85
 65     12/12/2007     12808047.07         0.00     5.056000   1285797.25      59382.06    1345179.32
 66     01/12/2008     11703248.83         0.00     5.056000   1104798.24      53964.57    1158762.81
 67     02/12/2008     10591460.92         0.00     5.056000   1111787.91      49309.69    1161097.60
 68     03/12/2008      9095807.17         0.00     5.056000   1495653.74      44625.36    1540279.10
 69     04/12/2008      7967528.85         0.00     5.056000   1128278.32      38323.67    1166601.99
 70     05/12/2008      6644231.43         0.00     5.056000   1323297.42      33569.85    1356867.27
 71     06/12/2008      5500445.33         0.00     5.056000   1143786.10      27994.36    1171780.46
 72     07/12/2008      4162045.26         0.00     5.056000   1338400.07      23175.21    1361575.28
 73     08/12/2008      3002557.35         0.00     5.056000   1159487.91      17536.08    1177024.00
 74     09/12/2008      1835733.11         0.00     5.056000   1166824.24      12650.77    1179475.02
 75     10/12/2008       474896.72         0.00     5.056000   1360836.39       7734.56    1368570.94
 76     11/12/2008            0.00         0.00     5.056000    474896.72       2000.90     476897.62

                           Principal    Principal                  Interest     Interest
                               Short    Shortfall    Principal        Short    Shortfall
per           date              Fall        Delta    Writedown          Fall       Delta
  0     07/01/2002              0.00         0.00         0.00         0.00         0.00
  1     08/12/2002              0.00         0.00         0.00         0.00         0.00
  2     09/12/2002              0.00         0.00         0.00         0.00         0.00
  3     10/12/2002              0.00         0.00         0.00         0.00         0.00
  4     11/12/2002              0.00         0.00         0.00         0.00         0.00
  5     12/12/2002              0.00         0.00         0.00         0.00         0.00
  6     01/12/2003              0.00         0.00         0.00         0.00         0.00
  7     02/12/2003              0.00         0.00         0.00         0.00         0.00
  8     03/12/2003              0.00         0.00         0.00         0.00         0.00
  9     04/12/2003              0.00         0.00         0.00         0.00         0.00
 10     05/12/2003              0.00         0.00         0.00         0.00         0.00
 11     06/12/2003              0.00         0.00         0.00         0.00         0.00
 12     07/12/2003              0.00         0.00         0.00         0.00         0.00
 13     08/12/2003              0.00         0.00         0.00         0.00         0.00
 14     09/12/2003              0.00         0.00         0.00         0.00         0.00
 15     10/12/2003              0.00         0.00         0.00         0.00         0.00
 16     11/12/2003              0.00         0.00         0.00         0.00         0.00
 17     12/12/2003              0.00         0.00         0.00         0.00         0.00
 18     01/12/2004              0.00         0.00         0.00         0.00         0.00
 19     02/12/2004              0.00         0.00         0.00         0.00         0.00
 20     03/12/2004              0.00         0.00         0.00         0.00         0.00
 21     04/12/2004              0.00         0.00         0.00         0.00         0.00
 22     05/12/2004              0.00         0.00         0.00         0.00         0.00
 23     06/12/2004              0.00         0.00         0.00         0.00         0.00
 24     07/12/2004              0.00         0.00         0.00         0.00         0.00
 25     08/12/2004              0.00         0.00         0.00         0.00         0.00
 26     09/12/2004              0.00         0.00         0.00         0.00         0.00
 27     10/12/2004              0.00         0.00         0.00         0.00         0.00
 28     11/12/2004              0.00         0.00         0.00         0.00         0.00
 29     12/12/2004              0.00         0.00         0.00         0.00         0.00
 30     01/12/2005              0.00         0.00         0.00         0.00         0.00
 31     02/12/2005              0.00         0.00         0.00         0.00         0.00
 32     03/12/2005              0.00         0.00         0.00         0.00         0.00
 33     04/12/2005              0.00         0.00         0.00         0.00         0.00
 34     05/12/2005              0.00         0.00         0.00         0.00         0.00
 35     06/12/2005              0.00         0.00         0.00         0.00         0.00
 36     07/12/2005              0.00         0.00         0.00         0.00         0.00
 37     08/12/2005              0.00         0.00         0.00         0.00         0.00
 38     09/12/2005              0.00         0.00         0.00         0.00         0.00
 39     10/12/2005              0.00         0.00         0.00         0.00         0.00
 40     11/12/2005              0.00         0.00         0.00         0.00         0.00
 41     12/12/2005              0.00         0.00         0.00         0.00         0.00
 42     01/12/2006              0.00         0.00         0.00         0.00         0.00
 43     02/12/2006              0.00         0.00         0.00         0.00         0.00
 44     03/12/2006              0.00         0.00         0.00         0.00         0.00
 45     04/12/2006              0.00         0.00         0.00         0.00         0.00
 46     05/12/2006              0.00         0.00         0.00         0.00         0.00
 47     06/12/2006              0.00         0.00         0.00         0.00         0.00
 48     07/12/2006              0.00         0.00         0.00         0.00         0.00
 49     08/12/2006              0.00         0.00         0.00         0.00         0.00
 50     09/12/2006              0.00         0.00         0.00         0.00         0.00
 51     10/12/2006              0.00         0.00         0.00         0.00         0.00
 52     11/12/2006              0.00         0.00         0.00         0.00         0.00
 53     12/12/2006              0.00         0.00         0.00         0.00         0.00
 54     01/12/2007              0.00         0.00         0.00         0.00         0.00
 55     02/12/2007              0.00         0.00        -0.00         0.00         0.00
 56     03/12/2007              0.00         0.00        -0.00         0.00         0.00
 57     04/12/2007              0.00         0.00         0.00         0.00         0.00
 58     05/12/2007              0.00         0.00         0.00         0.00         0.00
 59     06/12/2007              0.00         0.00        -0.00         0.00         0.00
 60     07/12/2007              0.00         0.00         0.00         0.00         0.00
 61     08/12/2007              0.00         0.00         0.00         0.00         0.00
 62     09/12/2007              0.00         0.00         0.00         0.00         0.00
 63     10/12/2007              0.00         0.00         0.00         0.00         0.00
 64     11/12/2007              0.00         0.00        -0.00         0.00         0.00
 65     12/12/2007              0.00         0.00         0.00         0.00         0.00
 66     01/12/2008              0.00         0.00        -0.00         0.00         0.00
 67     02/12/2008              0.00         0.00         0.00         0.00         0.00
 68     03/12/2008              0.00         0.00         0.00         0.00         0.00
 69     04/12/2008              0.00         0.00         0.00         0.00         0.00
 70     05/12/2008              0.00         0.00        -0.00         0.00         0.00
 71     06/12/2008              0.00         0.00        -0.00         0.00         0.00
 72     07/12/2008              0.00         0.00         0.00         0.00         0.00
 73     08/12/2008              0.00         0.00         0.00         0.00         0.00
 74     09/12/2008              0.00         0.00         0.00         0.00         0.00
 75     10/12/2008              0.00         0.00         0.00         0.00         0.00
 76     11/12/2008              0.00         0.00         0.00         0.00         0.00

UNDERWRITERS' STATEMENT
COMPUTATIONAL MATERIALS

Merrill Lynch Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

The attached tables and statistical analysis (the "Computational Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. Deutsche Bank Securities Inc. (collectively, the "Underwriters") and not by the issuer of the certificates identified above (the "Offered Certificates") or any other party. The issuer of the Offered Certificates has not prepared or taken part in the preparation of these materials. None of the Underwriters, the issuer of the Offered Certificates, or any other party makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating such information.

Numerous assumptions were used in preparing the Computational Materials which may or may not be stated herein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials reflect future performance. These Computational Materials should not be construed as either a prediction or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment and other assumptions and actual experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the Offered Certificates may differ from those shown in the Computational Materials due to difference between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the Offered Certificates has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the Offered Certificates has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Offered Certificates in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the Offered Certificates for definitive terms of the Offered Certificates and the collateral.

Please be advised that mortgage-backed and/or asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should fully consider the risk of an investment in these Offered Certificates.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

MLMT 02-MW1 - PRICE/YIELD - CLASS XP

--------------------------------------------------------------------------------
Balance             $993,674,000.00      Delay                              11
Coupon                    1.8912367      Dated                        7/1/2002
Settle                     07/11/02      First Payment               8/12/2002
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
          PRICE                    100 CPY, 0 CDR            100 CPY, 2 CDR           100 CPY, 4 CDR           100 CPY, 6 CDR
                                        Yield                    Yield                    Yield                    Yield
------------------------------------------------------------------------------------------------------------------------------------
         7.167054                     10.1674                  10.1674                  10.1674                  10.1674
         7.267054                      9.6480                   9.6480                   9.6480                   9.6480
         7.367054                      9.1402                   9.1402                   9.1402                   9.1402
         7.467054                      8.6435                   8.6435                   8.6435                   8.6435
         7.567054                      8.1575                   8.1575                   8.1575                   8.1575
         7.667054                      7.6818                   7.6818                   7.6818                   7.6818
         7.767054                      7.2161                   7.2161                   7.2161                   7.2161
         7.867054                      6.7599                   6.7599                   6.7599                   6.7599
         7.967054                      6.3130                   6.3130                   6.3130                   6.3130
         8.067054                      5.8750                   5.8750                   5.8750                   5.8750
         8.167054                      5.4457                   5.4457                   5.4457                   5.4457
         8.267054                      5.0246                   5.0246                   5.0246                   5.0246
         8.367054                      4.6116                   4.6116                   4.6116                   4.6116
         8.467054                      4.2063                   4.2063                   4.2063                   4.2063
         8.567054                      3.8086                   3.8086                   3.8086                   3.8086
         8.667054                      3.4181                   3.4181                   3.4181                   3.4181
         8.767054                      3.0347                   3.0347                   3.0347                   3.0347
         8.867054                      2.6581                   2.6581                   2.6581                   2.6581
         8.967054                      2.2881                   2.2881                   2.2881                   2.2881
         9.067054                      1.9246                   1.9246                   1.9246                   1.9246
         9.167054                      1.5672                   1.5672                   1.5672                   1.5672
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
         Spread @ Center Price           135                      135                      135                      135
------------------------------------------------------------------------------------------------------------------------------------
                           WAL          5.760                    5.760                    5.760                    5.760
                      Mod Durn          2.861                    2.861                    2.861                    2.861
                 Mod Convexity          0.132                    0.132                    0.132                    0.132
            Benchmark Maturity           5.76                     5.76                     5.76                     5.76
Total Collat Group Liquidation           0.00(0.00%)    154,298,401.49(14.25%)   287,521,833.51(26.56%)   402,300,287.16(37.16%)
             Total Collat Loss           0.00(0.00%)     54,801,824.30 (5.06%)   102,097,168.82 (9.43%)   142,824,977.96(13.19%)

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                           2YR               2.777                     2.777                    2.777                    2.777
                           5YR               3.982                     3.982                    3.982                    3.982
                          10YR               4.730                     4.730                    4.730                    4.730
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                        Prepay             100 CPY                   100 CPY                  100 CPY                  100 CPY
                       Default                                         2 CDR                    4 CDR                    6 CDR
                 Loss Severity                 35%                       35%                      35%                      35%
             Servicer Advances                100%                      100%                     100%                     100%
               Liquidation Lag                  12                        12                       12                       12
           Optional Redemption            Call (Y)                  Call (Y)                 Call (Y)                 Call (Y)
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
          PRICE                         100 CPY, 7 CDR          100 CPY, 8 CDR            100 CPY, 9 CDR          100 CPY, 10 CDR
                                             Yield                   Yield                    Yield                    Yield
------------------------------------------------------------------------------------------------------------------------------------
         7.167054                         10.0665                  9.7558                    9.2827                  8.7199
         7.267054                          9.5467                  9.2347                    8.7604                  8.1964
         7.367054                          9.0384                  8.7253                    8.2497                  7.6847
         7.467054                          8.5413                  8.2271                    7.7503                  7.1842
         7.567054                          8.0549                  7.7396                    7.2616                  6.6945
         7.667054                          7.5788                  7.2625                    6.7834                  6.2153
         7.767054                          7.1127                  6.7953                    6.3152                  5.7461
         7.867054                          6.6562                  6.3378                    5.8566                  5.2865
         7.967054                          6.2089                  5.8896                    5.4073                  4.8363
         8.067054                          5.7706                  5.4503                    4.9670                  4.3951
         8.167054                          5.3408                  5.0196                    4.5353                  3.9627
         8.267054                          4.9194                  4.5973                    4.1121                  3.5386
         8.367054                          4.5061                  4.1830                    3.6969                  3.1226
         8.467054                          4.1005                  3.7766                    3.2895                  2.7145
         8.567054                          3.7024                  3.3777                    2.8898                  2.3140
         8.667054                          3.3116                  2.9861                    2.4973                  1.9208
         8.767054                          2.9279                  2.6016                    2.1120                  1.5347
         8.867054                          2.5510                  2.2239                    1.7335                  1.1556
         8.967054                          2.1808                  1.8528                    1.3617                  0.7831
         9.067054                          1.8169                  1.4882                    0.9963                  0.4171
         9.167054                          1.4593                  1.1299                    0.6372                  0.0573
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
         Spread @ Center Price                125                     94                        47                       -9
------------------------------------------------------------------------------------------------------------------------------------
                           WAL              5.730                   5.660                     5.560                   5.460
                      Mod Durn              2.859                   2.853                     2.847                   2.841
                 Mod Convexity              0.131                   0.131                     0.130                   0.130
            Benchmark Maturity               5.73                    5.66                      5.56                    5.46
Total Collat Group Liquidation     453,514,266.24(41.89%)  500,973,072.50(46.27%)    544,928,228.33(50.34%)  585,616,417.81(54.09%)
             Total Collat Loss     160,990,731.60(14.87%)  177,820,086.13(16.43%)    193,402,761.03(17.86%)  207,823,168.37(19.20%)

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                           2YR                    2.777                   2.777                     2.777                   2.777
                           5YR                    3.982                   3.982                     3.982                   3.982
                          10YR                    4.730                    4.73                     4.730                    4.73
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                        Prepay                  100 CPY                 100 CPY                   100 CPY                 100 CPY
                       Default                    7 CDR                   8 CDR                     9 CDR                  10 CDR
                 Loss Severity                      35%                     35%                       35%                     35%
             Servicer Advances                     100%                    100%                      100%                    100%
               Liquidation Lag                       12                      12                        12                      12
           Optional Redemption                 Call (Y)                Call (Y)                  Call (Y)                Call (Y)
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Investors should read the Underwriters' Statement which accompanies these Computational Materials.

Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (collectively, the "Final Prospectus") relating to the certificates referred to herein (the "Offered Certificates") in making their investment decision. These Computational Materials have been based upon the assumptions described above, which most likely will not represent the actual experience of the Mortgage Pool in the future. No representation is made herein as to the actual rate or timing of principal payments or prepayments on any of the underlying Mortgage Loans in the Mortgage Pool or the actual performance characteristics of the Offered Certificates. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OFFERED CERTIFICATES.
--------------------------------------------------------------------------------

UNDERWRITERS' STATEMENT
COMPUTATIONAL MATERIALS

Merrill Lynch Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

The attached tables and statistical analysis (the "Computational Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. Deutsche Bank Securities Inc. (collectively, the "Underwriters") and not by the issuer of the certificates identified above (the "Offered Certificates") or any other party. The issuer of the Offered Certificates has not prepared or taken part in the preparation of these materials. None of the Underwriters, the issuer of the Offered Certificates, or any other party makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating such information.

Numerous assumptions were used in preparing the Computational Materials which may or may not be stated herein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials reflect future performance. These Computational Materials should not be construed as either a prediction or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment and other assumptions and actual experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the Offered Certificates may differ from those shown in the Computational Materials due to difference between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the Offered Certificates has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the Offered Certificates has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Offered Certificates in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the Offered Certificates for definitive terms of the Offered Certificates and the collateral.

Please be advised that mortgage-backed and/or asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should fully consider the risk of an investment in these Offered Certificates.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

MLMT 02-MW1 - PRICE/YIELD - CLASS XC

--------------------------------------------------------------------------------
Balance            $1,082,600,757.39      Delay                          11
Coupon                     0.1937243      Dated                    7/1/2002
Settle                      07/11/02      First Payment           8/12/2002
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
          PRICE                       0 CPY, 0 CDR              100 CPY, 0 CDR                100 CPY, 2 CDR
                                         Yield                      Yield                         Yield
-------------------------------------------------------------------------------------------------------------------------
         3.181765                      10.2780                     9.3874                        5.5233
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
         Spread @ Center Price             571                        485                           107
-------------------------------------------------------------------------------------------------------------------------
                           WAL           8.650                      8.430                         7.830
                      Mod Durn           5.589                      5.533                         5.876
                 Mod Convexity           0.404                      0.395                         0.440
            Benchmark Maturity            8.65                       8.43                          7.83
Total Collat Group Liquidation            0.00(0.00%)                0.00(0.00%)         158,932,829.81(14.68%)
             Total Collat Loss            0.00(0.00%)                0.00(0.00%)          69,096,176.90 (6.38%)
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                           2YR                2.845                      2.845                          2.845
                           5YR                4.037                      4.037                          4.037
                          10YR                4.768                      4.768                          4.768
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                        Prepay                0 CPY                    100 CPY                        100 CPY
                       Default                                                                          2 CDR
                 Loss Severity                                                                            43%
             Servicer Advances                                                                           100%
               Liquidation Lag                                                                              9
           Optional Redemption             Call (Y)                   Call (Y)                       Call (Y)
-------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
          PRICE                       100 CPY, 0.71 FOR 12 THEN 0.53 CDR         100 CPY, 1.5 FOR 12 THEN 1.13 CDR
                                                    Yield                                      Yield
------------------------------------------------------------------------------------------------------------------------
         3.181765                                  8.2953                                     7.0441
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
         Spread @ Center Price                        378                                        256
------------------------------------------------------------------------------------------------------------------------
                           WAL                      8.250                                      8.060
                      Mod Durn                      5.629                                      5.746
                 Mod Convexity                      0.408                                      0.423
            Benchmark Maturity                       8.25                                       8.06
Total Collat Group Liquidation              46,326,885.50(4.28%)                       96,384,862.83(8.90%)
             Total Collat Loss              20,139,942.47(1.86%)                       41,899,950.75(3.87%)
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                           2YR                           2.845                                      2.845
                           5YR                           4.037                                      4.037
                          10YR                           4.768                                      4.768
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                        Prepay                         100 CPY                                    100 CPY
                       Default       0.71 for 12 then 0.53 CDR                   1.5 for 12 then 1.13 CDR
                 Loss Severity                             43%                                        43%
             Servicer Advances                            100%                                       100%
               Liquidation Lag                               9                                          9
           Optional Redemption                        Call (Y)                                   Call (Y)
------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Investors should read the Underwriters' Statement which accompanies these Computational Materials.

Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (collectively, the "Final Prospectus") relating to the certificates referred to herein (the "Offered Certificates") in making their investment decision. These Computational Materials have been based upon the assumptions described above, which most likely will not represent the actual experience of the Mortgage Pool in the future. No representation is made herein as to the actual rate or timing of principal payments or prepayments on any of the underlying Mortgage Loans in the Mortgage Pool or the actual performance characteristics of the Offered Certificates. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OFFERED CERTIFICATES.
--------------------------------------------------------------------------------

UNDERWRITERS' STATEMENT
COMPUTATIONAL MATERIALS

Merrill Lynch Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

The attached tables and statistical analysis (the "Computational Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. Deutsche Bank Securities Inc. (collectively, the "Underwriters") and not by the issuer of the certificates identified above (the "Offered Certificates") or any other party. The issuer of the Offered Certificates has not prepared or taken part in the preparation of these materials. None of the Underwriters, the issuer of the Offered Certificates, or any other party makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating such information.

Numerous assumptions were used in preparing the Computational Materials which may or may not be stated herein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials reflect future performance. These Computational Materials should not be construed as either a prediction or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment and other assumptions and actual experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the Offered Certificates may differ from those shown in the Computational Materials due to difference between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the Offered Certificates has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the Offered Certificates has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Offered Certificates in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the Offered Certificates for definitive terms of the Offered Certificates and the collateral.

Please be advised that mortgage-backed and/or asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should fully consider the risk of an investment in these Offered Certificates.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

MLMT 02-MW1 - PRICE/YIELD - CLASS XC

--------------------------------------------------------------------------------
Balance           $1,082,600,757.39      Delay                           11
Coupon                     0.241608      Dated                     7/1/2002
Settle                     07/11/02      First Payment            8/12/2002
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
          PRICE                       0 CPY, 0 CDR              100 CPY, 0 CDR                100 CPY, 2 CDR
                                         Yield                      Yield                         Yield
-----------------------------------------------------------------------------------------------------------------------
         3.49067                         9.8548                     8.9569                        4.9688
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
         Spread @ Center Price              536                        450                            60
-----------------------------------------------------------------------------------------------------------------------
                           WAL            8.647                      8.425                         7.829
                      Mod Durn            5.453                      5.398                         5.791
                 Mod Convexity            0.393                      0.385                         0.435
            Benchmark Maturity             8.65                       8.43                          7.83
Total Collat Group Liquidation             0.00(0.00%)                0.00(0.00%)         158,932,829.81(14.68%)
             Total Collat Loss             0.00(0.00%)                0.00(0.00%)          69,096,176.90 (6.38%)
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                           2YR                 2.696                      2.696                          2.696
                           5YR                 3.939                      3.939                          3.939
                          10YR                 4.695                      4.695                          4.695
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                        Prepay                 0 CPY                    100 CPY                        100 CPY
                       Default                                                                           2 CDR
                 Loss Severity                                                                             43%
             Servicer Advances                                                                            100%
               Liquidation Lag                                                                               9
           Optional Redemption              Call (Y)                   Call (Y)                       Call (Y)
-----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
          PRICE                     100 CPY, 0.71 FOR 12 THEN 0.53 CDR         100 CPY, 1.5 FOR 12 THEN 1.13 CDR
                                                  Yield                                      Yield
----------------------------------------------------------------------------------------------------------------------
         3.49067                                  7.7994                                     6.5057
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
         Spread @ Center Price                       337                                        210
----------------------------------------------------------------------------------------------------------------------
                           WAL                     8.249                                      8.056
                      Mod Durn                     5.513                                      5.647
                 Mod Convexity                     0.399                                      0.416
            Benchmark Maturity                      8.25                                       8.06
Total Collat Group Liquidation             46,326,885.50(4.28%)                       96,384,862.83(8.90%)
             Total Collat Loss             20,139,942.47(1.86%)                       41,899,950.75(3.87%)
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                           2YR                          2.696                                      2.696
                           5YR                          3.939                                      3.939
                          10YR                          4.695                                      4.695
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                        Prepay                        100 CPY                                    100 CPY
                       Default      0.71 for 12 then 0.53 CDR                   1.5 for 12 then 1.13 CDR
                 Loss Severity                            43%                                        43%
             Servicer Advances                           100%                                       100%
               Liquidation Lag                              9                                          9
           Optional Redemption                       Call (Y)                                   Call (Y)
----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Investors should read the Underwriters' Statement which accompanies these Computational Materials.

Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (collectively, the "Final Prospectus") relating to the certificates referred to herein (the "Offered Certificates") in making their investment decision. These Computational Materials have been based upon the assumptions described above, which most likely will not represent the actual experience of the Mortgage Pool in the future. No representation is made herein as to the actual rate or timing of principal payments or prepayments on any of the underlying Mortgage Loans in the Mortgage Pool or the actual performance characteristics of the Offered Certificates. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OFFERED CERTIFICATES.
--------------------------------------------------------------------------------

UNDERWRITERS' STATEMENT
COMPUTATIONAL MATERIALS

Merrill Lynch Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

The attached tables and statistical analysis (the "Computational Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. Deutsche Bank Securities Inc. (collectively, the "Underwriters") and not by the issuer of the certificates identified above (the "Offered Certificates") or any other party. The issuer of the Offered Certificates has not prepared or taken part in the preparation of these materials. None of the Underwriters, the issuer of the Offered Certificates, or any other party makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating such information.

Numerous assumptions were used in preparing the Computational Materials which may or may not be stated herein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials reflect future performance. These Computational Materials should not be construed as either a prediction or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment and other assumptions and actual experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the Offered Certificates may differ from those shown in the Computational Materials due to difference between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the Offered Certificates has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the Offered Certificates has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Offered Certificates in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the Offered Certificates for definitive terms of the Offered Certificates and the collateral.

Please be advised that mortgage-backed and/or asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should fully consider the risk of an investment in these Offered Certificates.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

MLMT 02-MW1 - PRICE/YIELD - CLASS XC

--------------------------------------------------------------------------------
Balance         $1,082,600,757.39    Delay                         11
Coupon                  0.2394168    Dated                   7/1/2002
Settle                   07/11/02    First Payment          8/12/2002
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
           PRICE                   100 CPY, 0 CDR        100 CPY, 0 FOR 24 THEN 2 CDR        100 CPY, 0 FOR 24 THEN 3 CDR
                                        Yield
------------------------------------------------------------------------------------------------------------------------------------
         3.589265                      8.8954                       7.0692                              6.1482
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
         SPREAD @ CENTER PRICE            450                          272                                 183
------------------------------------------------------------------------------------------------------------------------------------
                           WAL          8.430                        8.110                               7.950
                      Mod Durn          5.440                        5.496                               5.526
                 Mod Convexity          0.389                        0.398                               0.403
            Benchmark Maturity           8.43                         8.11                                7.95
Total Collat Group Liquidation           0.00(0.00%)        116,882,529.74(10.80%)              170,711,533.45(15.77%)
             Total Collat Loss           0.00(0.00%)         41,577,928.27 (3.84%)               60,721,533.08 (5.61%)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                           2YR               2.618                         2.618                               2.618
                           5YR               3.857                         3.857                               3.857
                          10YR               4.643                         4.643                               4.643
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                        Prepay             100 CPY                         0 CPY                               0 CPY
                       Default               0 CDR                         2 CDR                               3 CDR
                 Loss Severity                                               35%                                 35%
             Servicer Advances                                              100%                                100%
               Liquidation Lag                                                12                                  12
           Optional Redemption            Call (Y)                      Call (Y)                            Call (Y)
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Investors should read the Underwriters' Statement which accompanies these Computational Materials.

Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (collectively, the "Final Prospectus") relating to the certificates referred to herein (the "Offered Certificates") in making their investment decision. These Computational Materials have been based upon the assumptions described above, which most likely will not represent the actual experience of the Mortgage Pool in the future. No representation is made herein as to the actual rate or timing of principal payments or prepayments on any of the underlying Mortgage Loans in the Mortgage Pool or the actual performance characteristics of the Offered Certificates. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OFFERED CERTIFICATES.
--------------------------------------------------------------------------------

UNDERWRITERS' STATEMENT
COMPUTATIONAL MATERIALS

Merrill Lynch Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

The attached tables and statistical analysis (the "Computational Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. Deutsche Bank Securities Inc. (collectively, the "Underwriters") and not by the issuer of the certificates identified above (the "Offered Certificates") or any other party. The issuer of the Offered Certificates has not prepared or taken part in the preparation of these materials. None of the Underwriters, the issuer of the Offered Certificates, or any other party makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating such information.

Numerous assumptions were used in preparing the Computational Materials which may or may not be stated herein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials reflect future performance. These Computational Materials should not be construed as either a prediction or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment and other assumptions and actual experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the Offered Certificates may differ from those shown in the Computational Materials due to difference between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the Offered Certificates has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the Offered Certificates has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Offered Certificates in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the Offered Certificates for definitive terms of the Offered Certificates and the collateral.

Please be advised that mortgage-backed and/or asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should fully consider the risk of an investment in these Offered Certificates.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

MLMT 02-MW1 - PRICE/YIELD - CLASS XC

--------------------------------------------------------------------------------
Balance         $1,082,600,757.39      Delay                         11
Coupon                  0.2394168      Dated                   7/1/2002
Settle                   07/11/02      First Payment          8/12/2002
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
           PRICE                     100 CPY, 0 CDR            100 CPY, 2 CDR                 100 CPY, 3 CDR
                                         Yield
-----------------------------------------------------------------------------------------------------------------------
         3.607053                       8.7954                    5.0762                         3.1860
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
         Spread @ Center Price             440                        77                           -108
-----------------------------------------------------------------------------------------------------------------------
                           WAL           8.430                     7.860                          7.600
                      Mod Durn           5.448                     5.790                          5.984
                 Mod Convexity           0.390                     0.434                          0.461
            Benchmark Maturity            8.43                      7.86                           7.60
Total Collat Group Liquidation            0.00(0.00%)     154,298,401.49(14.25%)         223,372,962.37(20.63%)
             Total Collat Loss            0.00(0.00%)      54,801,824.30 (5.06%)          79,326,560.08 (7.33%)

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                           2YR                2.618                      2.618                          2.618
                           5YR                3.857                      3.857                          3.857
                          10YR                4.643                      4.643                          4.643
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                        Prepay              100 CPY                      0 CPY                          0 CPY
                       Default                0 CDR                      2 CDR                          3 CDR
                 Loss Severity                                             35%                            35%
             Servicer Advances                                            100%                           100%
               Liquidation Lag                                              12                             12
           Optional Redemption             Call (Y)                   Call (Y)                       Call (Y)
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Investors should read the Underwriters' Statement which accompanies these Computational Materials.

Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (collectively, the "Final Prospectus") relating to the certificates referred to herein (the "Offered Certificates") in making their investment decision. These Computational Materials have been based upon the assumptions described above, which most likely will not represent the actual experience of the Mortgage Pool in the future. No representation is made herein as to the actual rate or timing of principal payments or prepayments on any of the underlying Mortgage Loans in the Mortgage Pool or the actual performance characteristics of the Offered Certificates. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OFFERED CERTIFICATES.
--------------------------------------------------------------------------------

UNDERWRITERS' STATEMENT
COMPUTATIONAL MATERIALS

Merrill Lynch Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

The attached tables and statistical analysis (the "Computational Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. Deutsche Bank Securities Inc. (collectively, the "Underwriters") and not by the issuer of the certificates identified above (the "Offered Certificates") or any other party. The issuer of the Offered Certificates has not prepared or taken part in the preparation of these materials. None of the Underwriters, the issuer of the Offered Certificates, or any other party makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating such information.

Numerous assumptions were used in preparing the Computational Materials which may or may not be stated herein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials reflect future performance. These Computational Materials should not be construed as either a prediction or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment and other assumptions and actual experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the Offered Certificates may differ from those shown in the Computational Materials due to difference between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the Offered Certificates has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the Offered Certificates has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Offered Certificates in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the Offered Certificates for definitive terms of the Offered Certificates and the collateral.

Please be advised that mortgage-backed and/or asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should fully consider the risk of an investment in these Offered Certificates.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

MLMT 02-MW1 - CASH FLOW - CLASS A2

----------------------------------------------------------------
Balance        $97,857,000.00   Delay                      11
Coupon                  5.136   Dated                7/1/2002
Settle               07/11/02   First Payment       8/12/2002
----------------------------------------------------------------

-------------------------------------------------------------------------------------------------
      Period               Date        Principal       Interest        Cash Flow          Balance
       Total                       97,857,000.00  25,618,277.46   123,475,277.46
           0          11-Jul-02                0              0                0    97,857,000.00
           1          12-Aug-02                0     418,827.96       418,827.96    97,857,000.00
           2          12-Sep-02                0     418,827.96       418,827.96    97,857,000.00
           3          12-Oct-02                0     418,827.96       418,827.96    97,857,000.00
           4          12-Nov-02                0     418,827.96       418,827.96    97,857,000.00
           5          12-Dec-02                0     418,827.96       418,827.96    97,857,000.00
           6          12-Jan-03                0     418,827.96       418,827.96    97,857,000.00
           7          12-Feb-03                0     418,827.96       418,827.96    97,857,000.00
           8          12-Mar-03                0     418,827.96       418,827.96    97,857,000.00
           9          12-Apr-03                0     418,827.96       418,827.96    97,857,000.00
          10          12-May-03                0     418,827.96       418,827.96    97,857,000.00
          11          12-Jun-03                0     418,827.96       418,827.96    97,857,000.00
          12          12-Jul-03                0     418,827.96       418,827.96    97,857,000.00
          13          12-Aug-03                0     418,827.96       418,827.96    97,857,000.00
          14          12-Sep-03                0     418,827.96       418,827.96    97,857,000.00
          15          12-Oct-03                0     418,827.96       418,827.96    97,857,000.00
          16          12-Nov-03                0     418,827.96       418,827.96    97,857,000.00
          17          12-Dec-03                0     418,827.96       418,827.96    97,857,000.00
          18          12-Jan-04                0     418,827.96       418,827.96    97,857,000.00
          19          12-Feb-04                0     418,827.96       418,827.96    97,857,000.00
          20          12-Mar-04                0     418,827.96       418,827.96    97,857,000.00
          21          12-Apr-04                0     418,827.96       418,827.96    97,857,000.00
          22          12-May-04                0     418,827.96       418,827.96    97,857,000.00
          23          12-Jun-04                0     418,827.96       418,827.96    97,857,000.00
          24          12-Jul-04                0     418,827.96       418,827.96    97,857,000.00
          25          12-Aug-04                0     418,827.96       418,827.96    97,857,000.00
          26          12-Sep-04                0     418,827.96       418,827.96    97,857,000.00
          27          12-Oct-04                0     418,827.96       418,827.96    97,857,000.00
          28          12-Nov-04                0     418,827.96       418,827.96    97,857,000.00
          29          12-Dec-04                0     418,827.96       418,827.96    97,857,000.00
          30          12-Jan-05                0     418,827.96       418,827.96    97,857,000.00
          31          12-Feb-05                0     418,827.96       418,827.96    97,857,000.00
          32          12-Mar-05                0     418,827.96       418,827.96    97,857,000.00
          33          12-Apr-05                0     418,827.96       418,827.96    97,857,000.00
          34          12-May-05                0     418,827.96       418,827.96    97,857,000.00
          35          12-Jun-05                0     418,827.96       418,827.96    97,857,000.00
          36          12-Jul-05                0     418,827.96       418,827.96    97,857,000.00
          37          12-Aug-05                0     418,827.96       418,827.96    97,857,000.00
          38          12-Sep-05                0     418,827.96       418,827.96    97,857,000.00
          39          12-Oct-05                0     418,827.96       418,827.96    97,857,000.00
          40          12-Nov-05                0     418,827.96       418,827.96    97,857,000.00
          41          12-Dec-05                0     418,827.96       418,827.96    97,857,000.00
          42          12-Jan-06                0     418,827.96       418,827.96    97,857,000.00
          43          12-Feb-06                0     418,827.96       418,827.96    97,857,000.00
          44          12-Mar-06                0     418,827.96       418,827.96    97,857,000.00
          45          12-Apr-06                0     418,827.96       418,827.96    97,857,000.00
          46          12-May-06                0     418,827.96       418,827.96    97,857,000.00
          47          12-Jun-06                0     418,827.96       418,827.96    97,857,000.00
          48          12-Jul-06                0     418,827.96       418,827.96    97,857,000.00
          49          12-Aug-06                0     418,827.96       418,827.96    97,857,000.00
          50          12-Sep-06                0     418,827.96       418,827.96    97,857,000.00
          51          12-Oct-06                0     418,827.96       418,827.96    97,857,000.00
          52          12-Nov-06                0     418,827.96       418,827.96    97,857,000.00
          53          12-Dec-06                0     418,827.96       418,827.96    97,857,000.00
          54          12-Jan-07                0     418,827.96       418,827.96    97,857,000.00
          55          12-Feb-07     4,023,652.34     418,827.96     4,442,480.30    93,833,347.66
          56          12-Mar-07     1,709,689.20     401,606.73     2,111,295.93    92,123,658.45
          57          12-Apr-07     1,105,584.34     394,289.26     1,499,873.60    91,018,074.11
          58          12-May-07    11,713,773.70     389,557.36    12,103,331.06    79,304,300.41
          59          12-Jun-07     1,111,976.18     339,422.41     1,451,398.58    78,192,324.23
          60          12-Jul-07    46,268,500.02     334,663.15    46,603,163.16    31,923,824.22
          61          12-Aug-07    14,393,931.22     136,633.97    14,530,565.19    17,529,892.99
          62          12-Sep-07     1,074,931.86      75,027.94     1,149,959.80    16,454,961.13
          63          12-Oct-07     1,271,344.59      70,427.23     1,341,771.82    15,183,616.54
          64          12-Nov-07     1,089,772.22      64,985.88     1,154,758.09    14,093,844.33
          65          12-Dec-07     1,285,797.25      60,321.65     1,346,118.91    12,808,047.07
          66          12-Jan-08     1,104,798.24      54,818.44     1,159,616.68    11,703,248.83
          67          12-Feb-08     1,111,787.91      50,089.91     1,161,877.82    10,591,460.92
          68          12-Mar-08     1,495,653.74      45,331.45     1,540,985.19     9,095,807.18
          69          12-Apr-08     1,128,278.32      38,930.05     1,167,208.38     7,967,528.86
          70          12-May-08     1,323,297.42      34,101.02     1,357,398.44     6,644,231.44
          71          12-Jun-08     1,143,786.10      28,437.31     1,172,223.41     5,500,445.34
          72          12-Jul-08     1,338,400.07      23,541.91     1,361,941.98     4,162,045.26
          73          12-Aug-08     1,159,487.91      17,813.55     1,177,301.47     3,002,557.35
          74          12-Sep-08     1,166,824.24      12,850.95     1,179,675.19     1,835,733.11
          75          12-Oct-08     1,360,836.39       7,856.94     1,368,693.33       474,896.72
          76          12-Nov-08       474,896.72       2,032.56       476,929.28             0.00

UNDERWRITERS' STATEMENT
COMPUTATIONAL MATERIALS

Merrill Lynch Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

The attached tables and statistical analysis (the "Computational Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. Deutsche Bank Securities Inc. (collectively, the "Underwriters") and not by the issuer of the certificates identified above (the "Offered Certificates") or any other party. The issuer of the Offered Certificates has not prepared or taken part in the preparation of these materials. None of the Underwriters, the issuer of the Offered Certificates, or any other party makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating such information.

Numerous assumptions were used in preparing the Computational Materials which may or may not be stated herein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials reflect future performance. These Computational Materials should not be construed as either a prediction or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment and other assumptions and actual experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the Offered Certificates may differ from those shown in the Computational Materials due to difference between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the Offered Certificates has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the Offered Certificates has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Offered Certificates in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the Offered Certificates for definitive terms of the Offered Certificates and the collateral.

Please be advised that mortgage-backed and/or asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should fully consider the risk of an investment in these Offered Certificates.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

MLMT 02-MW1 - PRICE/YIELD - CLASS A3

-----------------------------------------------------------------
Balance        $120,974,000.00   Delay                      11
Coupon                   5.607   Dated                7/1/2002
Settle                07/11/02   First Payment       8/12/2002
-----------------------------------------------------------------

--------------------------------------------------------------------------------------------------
       Period               Date        Principal       Interest        Cash Flow          Balance
        Total                      120,974,000.00  52,979,996.84   173,953,996.84
            0          11-Jul-02                0              0                0   120,974,000.00
            1          12-Aug-02                0     565,251.02       565,251.02   120,974,000.00
            2          12-Sep-02                0     565,251.02       565,251.02   120,974,000.00
            3          12-Oct-02                0     565,251.02       565,251.02   120,974,000.00
            4          12-Nov-02                0     565,251.02       565,251.02   120,974,000.00
            5          12-Dec-02                0     565,251.02       565,251.02   120,974,000.00
            6          12-Jan-03                0     565,251.02       565,251.02   120,974,000.00
            7          12-Feb-03                0     565,251.02       565,251.02   120,974,000.00
            8          12-Mar-03                0     565,251.02       565,251.02   120,974,000.00
            9          12-Apr-03                0     565,251.02       565,251.02   120,974,000.00
           10          12-May-03                0     565,251.02       565,251.02   120,974,000.00
           11          12-Jun-03                0     565,251.02       565,251.02   120,974,000.00
           12          12-Jul-03                0     565,251.02       565,251.02   120,974,000.00
           13          12-Aug-03                0     565,251.02       565,251.02   120,974,000.00
           14          12-Sep-03                0     565,251.02       565,251.02   120,974,000.00
           15          12-Oct-03                0     565,251.02       565,251.02   120,974,000.00
           16          12-Nov-03                0     565,251.02       565,251.02   120,974,000.00
           17          12-Dec-03                0     565,251.02       565,251.02   120,974,000.00
           18          12-Jan-04                0     565,251.02       565,251.02   120,974,000.00
           19          12-Feb-04                0     565,251.02       565,251.02   120,974,000.00
           20          12-Mar-04                0     565,251.02       565,251.02   120,974,000.00
           21          12-Apr-04                0     565,251.02       565,251.02   120,974,000.00
           22          12-May-04                0     565,251.02       565,251.02   120,974,000.00
           23          12-Jun-04                0     565,251.02       565,251.02   120,974,000.00
           24          12-Jul-04                0     565,251.02       565,251.02   120,974,000.00
           25          12-Aug-04                0     565,251.02       565,251.02   120,974,000.00
           26          12-Sep-04                0     565,251.02       565,251.02   120,974,000.00
           27          12-Oct-04                0     565,251.02       565,251.02   120,974,000.00
           28          12-Nov-04                0     565,251.02       565,251.02   120,974,000.00
           29          12-Dec-04                0     565,251.02       565,251.02   120,974,000.00
           30          12-Jan-05                0     565,251.02       565,251.02   120,974,000.00
           31          12-Feb-05                0     565,251.02       565,251.02   120,974,000.00
           32          12-Mar-05                0     565,251.02       565,251.02   120,974,000.00
           33          12-Apr-05                0     565,251.02       565,251.02   120,974,000.00
           34          12-May-05                0     565,251.02       565,251.02   120,974,000.00
           35          12-Jun-05                0     565,251.02       565,251.02   120,974,000.00
           36          12-Jul-05                0     565,251.02       565,251.02   120,974,000.00
           37          12-Aug-05                0     565,251.02       565,251.02   120,974,000.00
           38          12-Sep-05                0     565,251.02       565,251.02   120,974,000.00
           39          12-Oct-05                0     565,251.02       565,251.02   120,974,000.00
           40          12-Nov-05                0     565,251.02       565,251.02   120,974,000.00
           41          12-Dec-05                0     565,251.02       565,251.02   120,974,000.00
           42          12-Jan-06                0     565,251.02       565,251.02   120,974,000.00
           43          12-Feb-06                0     565,251.02       565,251.02   120,974,000.00
           44          12-Mar-06                0     565,251.02       565,251.02   120,974,000.00
           45          12-Apr-06                0     565,251.02       565,251.02   120,974,000.00
           46          12-May-06                0     565,251.02       565,251.02   120,974,000.00
           47          12-Jun-06                0     565,251.02       565,251.02   120,974,000.00
           48          12-Jul-06                0     565,251.02       565,251.02   120,974,000.00
           49          12-Aug-06                0     565,251.02       565,251.02   120,974,000.00
           50          12-Sep-06                0     565,251.02       565,251.02   120,974,000.00
           51          12-Oct-06                0     565,251.02       565,251.02   120,974,000.00
           52          12-Nov-06                0     565,251.02       565,251.02   120,974,000.00
           53          12-Dec-06                0     565,251.02       565,251.02   120,974,000.00
           54          12-Jan-07                0     565,251.02       565,251.02   120,974,000.00
           55          12-Feb-07                0     565,251.02       565,251.02   120,974,000.00
           56          12-Mar-07                0     565,251.02       565,251.02   120,974,000.00
           57          12-Apr-07                0     565,251.02       565,251.02   120,974,000.00
           58          12-May-07                0     565,251.02       565,251.02   120,974,000.00
           59          12-Jun-07                0     565,251.02       565,251.02   120,974,000.00
           60          12-Jul-07                0     565,251.02       565,251.02   120,974,000.00
           61          12-Aug-07                0     565,251.02       565,251.02   120,974,000.00
           62          12-Sep-07                0     565,251.02       565,251.02   120,974,000.00
           63          12-Oct-07                0     565,251.02       565,251.02   120,974,000.00
           64          12-Nov-07                0     565,251.02       565,251.02   120,974,000.00
           65          12-Dec-07                0     565,251.02       565,251.02   120,974,000.00
           66          12-Jan-08                0     565,251.02       565,251.02   120,974,000.00
           67          12-Feb-08                0     565,251.02       565,251.02   120,974,000.00
           68          12-Mar-08                0     565,251.02       565,251.02   120,974,000.00
           69          12-Apr-08                0     565,251.02       565,251.02   120,974,000.00
           70          12-May-08                0     565,251.02       565,251.02   120,974,000.00
           71          12-Jun-08                0     565,251.02       565,251.02   120,974,000.00
           72          12-Jul-08                0     565,251.02       565,251.02   120,974,000.00
           73          12-Aug-08                0     565,251.02       565,251.02   120,974,000.00
           74          12-Sep-08                0     565,251.02       565,251.02   120,974,000.00
           75          12-Oct-08                0     565,251.02       565,251.02   120,974,000.00
           76          12-Nov-08     9,916,960.07     565,251.02    10,482,211.09   111,057,039.93
           77          12-Dec-08     1,363,512.32     518,914.02     1,882,426.34   109,693,527.60
           78          12-Jan-09     1,187,816.08     512,543.01     1,700,359.09   108,505,711.52
           79          12-Feb-09     1,195,335.68     506,992.94     1,702,328.62   107,310,375.84
           80          12-Mar-09     1,753,582.02     501,407.73     2,254,989.75   105,556,793.82
           81          12-Apr-09     1,213,994.45     493,214.12     1,707,208.57   104,342,799.37
           82          12-May-09     1,404,634.02     487,541.73     1,892,175.75   102,938,165.36
           83          12-Jun-09     1,230,569.29     480,978.58     1,711,547.87   101,707,596.07
           84          12-Jul-09     1,420,775.92     475,228.74     1,896,004.67   100,286,820.14
           85          12-Aug-09     1,247,351.64     468,590.17     1,715,941.81    99,039,468.50
           86          12-Sep-09     1,255,248.83     462,761.92     1,718,010.74    97,784,219.67
           87          12-Oct-09     1,444,810.85     456,896.77     1,901,707.62    96,339,408.83
           88          12-Nov-09     1,272,340.20     450,145.89     1,722,486.08    95,067,068.63
           89          12-Dec-09    33,457,649.24     444,200.88    33,901,850.11    61,609,419.39
           90          12-Jan-10     1,238,498.02     287,870.01     1,526,368.03    60,370,921.38
           91          12-Feb-10     6,712,285.41     282,083.13     6,994,368.54    53,658,635.96
           92          12-Mar-10     1,765,574.71     250,719.98     2,016,294.68    51,893,061.25
           93          12-Apr-10     1,258,656.06     242,470.33     1,501,126.39    50,634,405.20
           94          12-May-10     1,438,710.56     236,589.26     1,675,299.82    49,195,694.64
           95          12-Jun-10     1,275,741.96     229,866.88     1,505,608.84    47,919,952.68
           96          12-Jul-10     1,455,350.26     223,905.98     1,679,256.24    46,464,602.42
           97          12-Aug-10     1,293,041.96     217,105.85     1,510,147.81    45,171,560.46
           98          12-Sep-10     1,301,234.58     211,064.12     1,512,298.70    43,870,325.88
           99          12-Oct-10     1,480,177.17     204,984.10     1,685,161.26    42,390,148.71
          100          12-Nov-10     1,318,854.04     198,067.97     1,516,922.01    41,071,294.67
          101          12-Dec-10     1,497,336.50     191,905.62     1,689,242.12    39,573,958.18
          102          12-Jan-11     1,336,694.28     184,909.32     1,521,603.60    38,237,263.89
          103          12-Feb-11     3,850,915.00     178,663.62     4,029,578.62    34,386,348.89
          104          12-Mar-11     9,758,105.60     160,670.22     9,918,775.81    24,628,243.30
          105          12-Apr-11     1,342,823.60     115,075.47     1,457,899.06    23,285,419.70
          106          12-May-11     1,517,605.63     108,801.12     1,626,406.75    21,767,814.07
          107          12-Jun-11     5,462,259.87     101,710.11     5,563,969.98    16,305,554.20
          108          12-Jul-11     3,710,062.47      76,187.70     3,786,250.17    12,595,491.73
          109          12-Aug-11    12,595,491.73      58,852.44    12,654,344.16                0

UNDERWRITERS' STATEMENT
COMPUTATIONAL MATERIALS

Merrill Lynch Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

The attached tables and statistical analysis (the "Computational Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. Deutsche Bank Securities Inc. (collectively, the "Underwriters") and not by the issuer of the certificates identified above (the "Offered Certificates") or any other party. The issuer of the Offered Certificates has not prepared or taken part in the preparation of these materials. None of the Underwriters, the issuer of the Offered Certificates, or any other party makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating such information.

Numerous assumptions were used in preparing the Computational Materials which may or may not be stated herein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials reflect future performance. These Computational Materials should not be construed as either a prediction or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment and other assumptions and actual experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the Offered Certificates may differ from those shown in the Computational Materials due to difference between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the Offered Certificates has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the Offered Certificates has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Offered Certificates in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the Offered Certificates for definitive terms of the Offered Certificates and the collateral.

Please be advised that mortgage-backed and/or asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should fully consider the risk of an investment in these Offered Certificates.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

MLMT 02-MW1 - PRICE/YIELD - CLASS XP

--------------------------------------------------------------------------------
Balance           $993,674,000.00    Delay                       11
Coupon                  1.7209499    Dated                 7/1/2002
Settle                   07/11/02    First Payment        8/12/2002
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
              PRICE                                              100CPY, 0 FOR 18 THEN         100CPY, 0 FOR 18 THEN
                                                                  7.25 CDR ON TOP 55%        10 CDR ON TOP 55% COUPONS
                                           100 CPY                      COUPONS
                                            Yield                        Yield                         Yield
------------------------------------------------------------------------------------------------------------------------------
             7.2596                         5.6002                       5.5712                        5.5003
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
            Spread @ Center Price              135                          132                           125
------------------------------------------------------------------------------------------------------------------------------
                              WAL            5.760                        5.760                         5.760
                         Mod Durn            2.857                        2.855                         2.853
                    Mod Convexity            0.132                        0.131                         0.131
               Benchmark Maturity             5.76                         5.76                          5.76
   Total Collat Group Liquidation             0.00(0.00%)        238,799,501.71(22.06%)        302,565,337.73(27.95%)
                Total Collat Loss             0.00(0.00%)         84,267,334.65 (7.78%)        106,756,116.65 (9.86%)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                              2YR                 2.916                         2.916                         2.845
                              5YR                 4.139                         4.139                         4.037
                             10YR                 4.873                         4.873                         4.768
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                           Prepay               100 CPY                       100 CPY                       100 CPY
                          Default                                              CUSTOM                        CUSTOM
                    Loss Severity                                                 35%                           35%
                Servicer Advances                                                100%                          100%
                  Liquidation Lag                                                   6                             6
              Optional Redemption              Call (Y)                      Call (Y)                      Call (Y)
------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
              PRICE                        100CPY, 0 FOR 18 THEN         100CPY, 0 FOR 18 THEN
                                            13.25 CDR ON TOP 55%          17.3 CDR ON TOP 55%
                                                  COUPONS                       COUPONS
                                                   Yield                         Yield
---------------------------------------------------------------------------------------------------
             7.2596                                5.3871                        5.1786
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
            Spread @ Center Price                     114                            93
---------------------------------------------------------------------------------------------------
                              WAL                   5.760                         5.750
                         Mod Durn                   2.850                         2.845
                    Mod Convexity                   0.131                         0.131
               Benchmark Maturity                    5.76                          5.75
   Total Collat Group Liquidation          363,526,547.04(33.58%)        421,867,737.39(38.97%)
                Total Collat Loss          128,247,317.60(11.85%)        148,803,465.46(13.74%)
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                              2YR                         2.845                         2.845
                              5YR                         4.037                         4.037
                             10YR                         4.768                         4.768
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                           Prepay                       100 CPY                       100 CPY
                          Default                        CUSTOM                        CUSTOM
                    Loss Severity                           35%                           35%
                Servicer Advances                          100%                          100%
                  Liquidation Lag                             6                             6
              Optional Redemption                      Call (Y)                      Call (Y)
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Investors should read the Underwriters' Statement which accompanies these Computational Materials.

Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (collectively, the "Final Prospectus") relating to the certificates referred to herein (the "Offered Certificates") in making their investment decision. These Computational Materials have been based upon the assumptions described above, which most likely will not represent the actual experience of the Mortgage Pool in the future. No representation is made herein as to the actual rate or timing of principal payments or prepayments on any of the underlying Mortgage Loans in the Mortgage Pool or the actual performance characteristics of the Offered Certificates. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OFFERED CERTIFICATES.
--------------------------------------------------------------------------------

MLMT 2002-MW1

-------------------------------------------
CUTOFF DATE                        7/1/2002
BOND SETTLEMENT                   7/11/2002
FIRST PAY                         8/12/2002
-------------------------------------------


------------------------------------------------------------------------------------------------------------------------
MLMT 2002-MW1                                                      TIME PERIOD
CLASS              RATING     BALANCE                    1-12       %            13-24       %           25-36       %
A1                 AAA       67,917,000.00      27,708,000.00     41%                -      0%               -      0%
A2                 AAA       97,857,000.00      97,857,000.00    100%    82,926,000.00     85%   41,426,000.00     42%
A3                 AAA      120,974,000.00     120,974,000.00    100%   120,974,000.00    100%  120,974,000.00    100%
A4                 AAA      559,033,000.00     559,033,000.00    100%   559,033,000.00    100%  559,033,000.00    100%
B                  AA        41,951,000.00      41,951,000.00    100%    41,951,000.00    100%   41,951,000.00    100%
C                  A         46,011,000.00      46,011,000.00    100%    46,011,000.00    100%   46,011,000.00    100%
D                  A-        10,826,000.00      10,826,000.00    100%    10,826,000.00    100%   10,826,000.00    100%
E                  BBB+      18,945,000.00      18,945,000.00    100%    18,945,000.00    100%   18,945,000.00    100%
F                  BBB       17,592,000.00      17,592,000.00    100%    17,592,000.00    100%   17,592,000.00    100%
G                  BBB-      17,593,000.00      17,593,000.00    100%    17,593,000.00    100%   17,593,000.00    100%
H                  BB+       18,945,000.00      18,945,000.00    100%    18,945,000.00    100%   18,945,000.00    100%
J                  BB        16,239,000.00      16,239,000.00    100%    16,239,000.00    100%   16,239,000.00    100%
K                  BB-        5,413,000.00
L                  B+         8,120,000.00
M                  B         13,532,000.00
N                  B-         5,413,000.00
O                  NR        16,239,757.39
------------------------------------------------------------------------------------------------------------------------

                                               993,674,000.00           951,035,000.00          909,535,000.00
----------------------------------------------------------------------------------------------------------------------
MLMT 2002-MW1                                              TIME PERIOD
CLASS                         37-48        %           49-60       %            61-72       %           73-84
A1                                -       0%               -      0%                       0%                      0%
A2                                        0%               -      0%                -      0%               -      0%
A3                   115,000,000.00      95%   21,000,000.00     17%                       0%                      0%
A4                   559,033,000.00     100%  559,033,000.00    100%   528,900,000.00     95%     483,000,000     86%
B                     41,951,000.00     100%   41,951,000.00    100%    41,951,000.00    100%      41,951,000    100%
C                     46,011,000.00     100%   46,011,000.00    100%    46,011,000.00    100%      46,011,000    100%
D                     10,826,000.00     100%   10,826,000.00    100%    10,826,000.00    100%      10,826,000    100%
E                     18,945,000.00     100%   18,945,000.00    100%    18,945,000.00    100%      18,945,000    100%
F                     17,592,000.00     100%   17,592,000.00    100%    17,592,000.00    100%       9,274,000     53%
G                     17,593,000.00     100%   17,593,000.00    100%     6,000,000.00     34%                      0%
H                     18,945,000.00     100%    4,000,000.00     21%
J                      3,200,000.00      20%
K
L
M
N
O
----------------------------------------------------------------------------------------------------------------------

                     849,096,000.00           736,951,000.00           670,225,000.00          610,007,000.00


UNDERWRITERS' STATEMENT
COMPUTATIONAL MATERIALS

Merrill Lynch Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

The attached tables and statistical analysis (the "Computational Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. Deutsche Bank Securities Inc. (collectively, the "Underwriters") and not by the issuer of the certificates identified above (the "Offered Certificates") or any other party. The issuer of the Offered Certificates has not prepared or taken part in the preparation of these materials. None of the Underwriters, the issuer of the Offered Certificates, or any other party makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating such information.

Numerous assumptions were used in preparing the Computational Materials which may or may not be stated herein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials reflect future performance. These Computational Materials should not be construed as either a prediction or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment and other assumptions and actual experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the Offered Certificates may differ from those shown in the Computational Materials due to difference between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the Offered Certificates has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the Offered Certificates has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Offered Certificates in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the Offered Certificates for definitive terms of the Offered Certificates and the collateral.

Please be advised that mortgage-backed and/or asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should fully consider the risk of an investment in these Offered Certificates.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

MLMT 02-MW1 - PRICE/YIELD - CLASS XC

--------------------------------------------------------------------------------
Balance          $1,082,600,757.39      Delay                       11
Coupon                    0.185073      Dated                 7/1/2002
Settle                    07/11/02      First Payment        8/12/2002
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
           PRICE                 0 CPY, 0 CDR       100 CPY, 0 CDR      100 CPY, 0 FOR 24 THEN 1 CDR    100 CPY, 0 FOR 24 THEN 2 CDR
                                    Yield                Yield                      Yield                          Yield
------------------------------------------------------------------------------------------------------------------------------------
         3.041365                  10.3529               9.4636                     8.5184                         7.5624
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
         Spread @ Center Price         571                  485                        393                            300
------------------------------------------------------------------------------------------------------------------------------------
                           WAL       8.650                8.430                      8.260                          8.110
                      Mod Durn       5.566                5.510                      5.535                          5.563
                 Mod Convexity       0.401                0.393                      0.397                          0.402
            Benchmark Maturity        8.65                 8.43                       8.26                           8.11
Total Collat Group Liquidation        0.00(0.00%)          0.00(0.00%)       60,027,048.33(5.54%)          116,882,529.74(10.80%)
             Total Collat Loss        0.00(0.00%)          0.00(0.00%)       21,354,729.45(1.97%)           41,577,928.27 (3.84%)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                           2YR            2.777                2.777                      2.777                           2.777
                           5YR            3.982                3.982                      3.982                           3.982
                          10YR            4.730                4.730                      4.730                           4.730
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                        Prepay            0 CPY              100 CPY                      0 CPY                           0 CPY
                       Default                                 0 CDR        0 for 24 then 1 CDR             0 for 24 then 2 CDR
                 Loss Severity                                                              35%                             35%
             Servicer Advances                                                             100%                            100%
               Liquidation Lag                                                               12                              12
           Optional Redemption         Call (Y)             Call (Y)                   Call (Y)                        Call (Y)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
           PRICE                100 CPY, 0 FOR 24 THEN 3 CDR    100 CPY, 1 CDR          100 CPY, 2 CDR           100 CPY, 3 CDR

------------------------------------------------------------------------------------------------------------------------------------
         3.041365                           6.6056                   7.6320                  5.7659                   3.8610
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
         Spread @ Center Price                 206                      306                     124                      -63
------------------------------------------------------------------------------------------------------------------------------------
                           WAL               7.950                    8.140                   7.860                    7.600
                      Mod Durn               5.594                    5.651                   5.812                    5.996
                 Mod Convexity               0.407                    0.412                   0.433                    0.458
            Benchmark Maturity                7.95                     8.14                    7.86                     7.60
Total Collat Group Liquidation      170,711,533.45(15.77%)    79,960,103.03(7.39%)   154,298,401.49(14.25%)   223,372,962.37(20.63%)
             Total Collat Loss       60,721,533.08 (5.61%)    28,402,262.44(2.62%)    54,801,824.30 (5.06%)    79,326,560.08 (7.33%)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                           2YR                     2.777                   2.777                    2.777                    2.777
                           5YR                     3.982                   3.982                    3.982                    3.982
                          10YR                     4.730                   4.730                    4.730                    4.730
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                        Prepay                     0 CPY                   0 CPY                    0 CPY                    0 CPY
                       Default       0 for 24 then 3 CDR                   1 CDR                    2 CDR                    3 CDR
                 Loss Severity                       35%                     35%                      35%                      35%
             Servicer Advances                      100%                    100%                     100%                     100%
               Liquidation Lag                        12                      12                       12                       12
           Optional Redemption                  Call (Y)                Call (Y)                 Call (Y)                 Call (Y)
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Investors should read the Underwriters' Statement which accompanies these Computational Materials.

Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (collectively, the "Final Prospectus") relating to the certificates referred to herein (the "Offered Certificates") in making their investment decision. These Computational Materials have been based upon the assumptions described above, which most likely will not represent the actual experience of the Mortgage Pool in the future. No representation is made herein as to the actual rate or timing of principal payments or prepayments on any of the underlying Mortgage Loans in the Mortgage Pool or the actual performance characteristics of the Offered Certificates. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OFFERED CERTIFICATES.
--------------------------------------------------------------------------------

UNDERWRITERS' STATEMENT
COMPUTATIONAL MATERIALS

Merrill Lynch Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

The attached tables and statistical analysis (the "Computational Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. Deutsche Bank Securities Inc. (collectively, the "Underwriters") and not by the issuer of the certificates identified above (the "Offered Certificates") or any other party. The issuer of the Offered Certificates has not prepared or taken part in the preparation of these materials. None of the Underwriters, the issuer of the Offered Certificates, or any other party makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating such information.

Numerous assumptions were used in preparing the Computational Materials which may or may not be stated herein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials reflect future performance. These Computational Materials should not be construed as either a prediction or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment and other assumptions and actual experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the Offered Certificates may differ from those shown in the Computational Materials due to difference between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the Offered Certificates has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the Offered Certificates has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Offered Certificates in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the Offered Certificates for definitive terms of the Offered Certificates and the collateral.

Please be advised that mortgage-backed and/or asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should fully consider the risk of an investment in these Offered Certificates.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

MLMT 02-MW1 - PRICE/YIELD - CLASS XP

--------------------------------------------------------------------------------
Balance           $993,674,000.00       Delay                      11
Coupon                  1.8321498       Dated                7/1/2002
Settle                   07/11/02       First Payment       8/12/2002
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                              100 CPY, 0 FOR 18         100 CPY, 0 FOR 18
                                        100 CPY                  THEN 6 CDR                 THEN 7 CDR
          PRICE                          Yield                      Yield                     Yield
----------------------------------------------------------------------------------------------------------------
         7.916568                       5.4980                     5.4979                    5.4979
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
         Spread @ Center Price             135                        135                       135
----------------------------------------------------------------------------------------------------------------
                           WAL           5.760                      5.760                     5.760
                      Mod Durn           2.864                      2.864                     2.864
                 Mod Convexity           0.132                      0.132                     0.132
            Benchmark Maturity            5.76                       5.76                      5.76
Total Collat Group Liquidation            0.00(0.00%)      359,836,071.78(33.24%)    407,294,048.77(37.62%)
             Total Collat Loss            0.00(0.00%)      126,917,660.04(11.72%)    143,650,215.17(13.27%)
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                           2YR                2.845                       2.845                     2.845
                           5YR                4.037                       4.037                     4.037
                          10YR                4.768                       4.768                     4.768
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                        Prepay              100 CPY                     100 CPY                   100 CPY
                       Default                              0 FOR 18 THEN 6 CDR       0 FOR 18 THEN 7 CDR
                 Loss Severity                                              35%                       35%
             Servicer Advances                                             100%                      100%
               Liquidation Lag                                                6                         6
           Optional Redemption             Call (Y)                    Call (Y)                  Call (Y)
----------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
          PRICE                           100 CPY, 0 FOR 18          100 CPY, 0 FOR 18
                                              THEN 8 CDR                THEN 9 CDR
                                                Yield                      Yield
-------------------------------------------------------------------------------------------
         7.916568                              5.4862                     5.3770
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
         Spread @ Center Price                    134                        123
-------------------------------------------------------------------------------------------
                           WAL                  5.760                      5.730
                      Mod Durn                  2.863                      2.859
                 Mod Convexity                  0.132                      0.131
            Benchmark Maturity                   5.76                       5.73
Total Collat Group Liquidation         451,701,787.50(41.72%)     493,235,125.24(45.56%)
             Total Collat Loss         159,305,612.99(14.72%)     173,946,025.22(16.07%)
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                           2YR                        2.845                      2.845
                           5YR                        4.037                      4.037
                          10YR                        4.768                      4.768
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                        Prepay                      100 CPY                    100 CPY
                       Default          0 FOR 18 THEN 8 CDR        0 FOR 18 THEN 9 CDR
                 Loss Severity                          35%                        35%
             Servicer Advances                         100%                       100%
               Liquidation Lag                            6                          6
           Optional Redemption                     Call (Y)                   Call (Y)
-------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Investors should read the Underwriters' Statement which accompanies these Computational Materials.

Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (collectively, the "Final Prospectus") relating to the certificates referred to herein (the "Offered Certificates") in making their investment decision. These Computational Materials have been based upon the assumptions described above, which most likely will not represent the actual experience of the Mortgage Pool in the future. No representation is made herein as to the actual rate or timing of principal payments or prepayments on any of the underlying Mortgage Loans in the Mortgage Pool or the actual performance characteristics of the Offered Certificates. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OFFERED CERTIFICATES.
--------------------------------------------------------------------------------

UNDERWRITERS' STATEMENT
COMPUTATIONAL MATERIALS

Merrill Lynch Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

The attached tables and statistical analysis (the "Computational Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. Deutsche Bank Securities Inc. (collectively, the "Underwriters") and not by the issuer of the certificates identified above (the "Offered Certificates") or any other party. The issuer of the Offered Certificates has not prepared or taken part in the preparation of these materials. None of the Underwriters, the issuer of the Offered Certificates, or any other party makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating such information.

Numerous assumptions were used in preparing the Computational Materials which may or may not be stated herein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials reflect future performance. These Computational Materials should not be construed as either a prediction or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment and other assumptions and actual experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the Offered Certificates may differ from those shown in the Computational Materials due to difference between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the Offered Certificates has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the Offered Certificates has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Offered Certificates in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the Offered Certificates for definitive terms of the Offered Certificates and the collateral.

Please be advised that mortgage-backed and/or asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should fully consider the risk of an investment in these Offered Certificates.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

MLMT 02-MW1 - PRICE/YIELD - CLASS XP

--------------------------------------------------------------------------------
Balance           $993,674,000.00     Delay                         11
Coupon                  1.8321498     Dated                   7/1/2002
Settle                   07/11/02     First Payment          8/12/2002
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
           PRICE                                              100CPY, 0 FOR 18 3 CDR        100CPY, 0 FOR 18 4 CDR
                                         100 CPY                    EQUIVALENT                    EQUIVALENT
                                          Yield                        Yield                         Yield
---------------------------------------------------------------------------------------------------------------------------
         7.916568                        5.4980                       3.5145                        2.2842
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
         Spread @ Center Price              135                          -68                          -189
---------------------------------------------------------------------------------------------------------------------------
                           WAL            5.760                        5.640                         5.470
                      Mod Durn            2.864                        2.926                         2.969
                 Mod Convexity            0.132                        0.138                         0.142
            Benchmark Maturity             5.76                         5.64                          5.47
Total Collat Group Liquidation             0.00(0.00%)        237,142,948.30(21.90%)        303,764,415.26(28.06%)
             Total Collat Loss             0.00(0.00%)         83,627,465.70 (7.72%)        107,066,631.57 (9.89%)
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                           2YR                 2.845                         2.845                         2.845
                           5YR                 4.037                         4.037                         4.037
                          10YR                 4.768                         4.768                         4.768
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                        Prepay               100 CPY                       100 CPY                       100 CPY
                       Default                                              CUSTOM                        CUSTOM
                 Loss Severity                                                 35%                           35%
             Servicer Advances                                                100%                          100%
               Liquidation Lag                                                   6                             6
           Optional Redemption              Call (Y)                      Call (Y)                      Call (Y)
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
           PRICE                       100CPY, 0 FOR 18 5 CDR          100CPY, 0 FOR 18 6 CDR
                                             EQUIVALENT                      EQUIVALENT
                                                Yield                           Yield
---------------------------------------------------------------------------------------------------
         7.916568                              0.7746                         -1.1493
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
         Spread @ Center Price                   -337                            -525
---------------------------------------------------------------------------------------------------
                           WAL                  5.260                           4.990
                      Mod Durn                  3.010                           3.040
                 Mod Convexity                  0.147                           0.151
            Benchmark Maturity                   5.26                            4.99
Total Collat Group Liquidation         364,649,526.35(33.68%)          423,138,056.06(39.09%)
             Total Collat Loss         128,476,560.12(11.87%)          149,046,318.10(13.77%)
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                           2YR                        2.845                           2.845
                           5YR                        4.037                           4.037
                          10YR                        4.768                           4.768
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                        Prepay                      100 CPY                         100 CPY
                       Default                       CUSTOM                          CUSTOM
                 Loss Severity                          35%                             35%
             Servicer Advances                         100%                            100%
               Liquidation Lag                            6                               6
           Optional Redemption                     Call (Y)                        Call (Y)
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Investors should read the Underwriters' Statement which accompanies these Computational Materials.

Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (collectively, the "Final Prospectus") relating to the certificates referred to herein (the "Offered Certificates") in making their investment decision. These Computational Materials have been based upon the assumptions described above, which most likely will not represent the actual experience of the Mortgage Pool in the future. No representation is made herein as to the actual rate or timing of principal payments or prepayments on any of the underlying Mortgage Loans in the


Mortgage Pool or the actual performance characteristics of the Offered Certificates. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OFFERED CERTIFICATES.
--------------------------------------------------------------------------------

CMBS PAC IO STRESS TESTS

18 mos CDR delay, 6 mos advancing, 35% severity, 100% CPR after LO/YM/Def

Base Scenarios 1-4:            6-9% CDR

Tsy Scenarios 5-8:             (only needed if YM predominates) Tsys up 400bps,
                               6-9% CDR

WAC Drift Scenarios 9-12:      default loans by WAC sorted order (top WAC on
                               down), such that CDR cumulates to 3-6% CDR equivalent

CMBS PAC IO STRUCTURAL QUESTIONS

What tranches and percentage of tranches back the PAC IO?
SEE ATTACHED FILE - `PAC IO STRIPS'

What is the WAC cushion in bps.?  3 BPS

How is it throughout the deal life: Is it dynamically or statically stabilized? STATISTICALLY TO 100 CPY, 6 CDR

                               Are initial static tests run at 0% CPR and at 100% CPR (after LO/YM/Def)?


Any other structural issues that make this PAC IO different than your last one?

Thank you for the good work!

Paul Geyer (908) 903-3758 / Chubb Corporation

pgeyer@chubb.com
----------------
fax (908) 903-5020

UNDERWRITERS' STATEMENT
COMPUTATIONAL MATERIALS

Merrill Lynch Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

The attached tables and statistical analysis (the "Computational Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. Deutsche Bank Securities Inc. (collectively, the "Underwriters") and not by the issuer of the certificates identified above (the "Offered Certificates") or any other party. The issuer of the Offered Certificates has not prepared or taken part in the preparation of these materials. None of the Underwriters, the issuer of the Offered Certificates, or any other party makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating such information.

Numerous assumptions were used in preparing the Computational Materials which may or may not be stated herein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials reflect future performance. These Computational Materials should not be construed as either a prediction or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment and other assumptions and actual experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the Offered Certificates may differ from those shown in the Computational Materials due to difference between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the Offered Certificates has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the Offered Certificates has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Offered Certificates in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the Offered Certificates for definitive terms of the Offered Certificates and the collateral.

Please be advised that mortgage-backed and/or asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should fully consider the risk of an investment in these Offered Certificates.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

MLMT 02-MW1 - PRICE/YIELD - CLASS XP

--------------------------------------------------------------------------------
Balance           $993,674,000.00    Delay                       11
Coupon                  1.8321498    Dated                 7/1/2002
Settle                   07/11/02    First Payment        8/12/2002
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                              100 CPY, 0 FOR 18         100 CPY, 0 FOR 18
          PRICE                         100 CPY                  THEN 6 CDR                 THEN 7 CDR
                                         Yield                      Yield                     Yield
-----------------------------------------------------------------------------------------------------------------
         7.916568                       5.4980                     5.4979                     5.4979
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
         Spread @ Center Price             135                        135                        135
-----------------------------------------------------------------------------------------------------------------
                           WAL           5.760                      5.760                      5.760
                      Mod Durn           2.864                      2.864                      2.864
                 Mod Convexity           0.132                      0.132                      0.132
            Benchmark Maturity            5.76                       5.76                       5.76
Total Collat Group Liquidation            0.00(0.00%)      359,836,071.78(33.24%)     407,294,048.77(37.62%)
             Total Collat Loss            0.00(0.00%)      126,917,660.04(11.72%)     143,650,215.17(13.27%)
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                           2YR                2.845                       2.845                      2.845
                           5YR                4.037                       4.037                      4.037
                          10YR                4.768                       4.768                      4.768
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                        Prepay              100 CPY                     100 CPY                    100 CPY
                       Default                              0 FOR 18 THEN 6 CDR        0 FOR 18 THEN 7 CDR
                 Loss Severity                                              35%                        35%
             Servicer Advances                                             100%                       100%
               Liquidation Lag                                                6                          6
           Optional Redemption             Call (Y)                    Call (Y)                   Call (Y)
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                        100 CPY, 0 FOR 18         100 CPY, 0 FOR 18
          PRICE                             THEN 8 CDR                THEN 9 CDR
                                              Yield                      Yield
-----------------------------------------------------------------------------------------
         7.916568                             5.4862                     5.3770
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
         Spread @ Center Price                   134                        123
-----------------------------------------------------------------------------------------
                           WAL                 5.760                      5.730
                      Mod Durn                 2.863                      2.859
                 Mod Convexity                 0.132                      0.131
            Benchmark Maturity                  5.76                       5.73
Total Collat Group Liquidation        451,701,787.50(41.72%)     493,235,125.24(45.56%)
             Total Collat Loss        159,305,612.99(14.72%)     173,946,025.22(16.07%)
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                           2YR                       2.845                      2.845
                           5YR                       4.037                      4.037
                          10YR                       4.768                      4.768
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                        Prepay                     100 CPY                    100 CPY
                       Default         0 FOR 18 THEN 8 CDR        0 FOR 18 THEN 9 CDR
                 Loss Severity                         35%                        35%
             Servicer Advances                        100%                       100%
               Liquidation Lag                           6                          6
           Optional Redemption                    Call (Y)                   Call (Y)
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Investors should read the Underwriters' Statement which accompanies these Computational Materials.

Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (collectively, the "Final Prospectus") relating to the certificates referred to herein (the "Offered Certificates") in making their investment decision. These Computational Materials have been based upon the assumptions described above, which most likely will not represent the actual experience of the Mortgage Pool in the future. No representation is made herein as to the actual rate or timing of principal payments or prepayments on any of the underlying Mortgage Loans in the Mortgage Pool or the actual performance characteristics of the Offered Certificates. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OFFERED CERTIFICATES.
--------------------------------------------------------------------------------

MLMT 2002-MW1

-------------------------------------------
CUTOFF DATE                        7/1/2002
BOND SETTLEMENT                   7/11/2002
FIRST PAY                         8/12/2002
-------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
MLMT 2002-MW1                                  TIME PERIOD
CLASS             RATING        BALANCE                   1-12         %            13-24       %           25-36        %
A1                AAA        286,748,000.00     246,539,000.00       86%   203,900,000.00     71%  162,400,000.00      57%
A2                AAA        559,033,000.00     559,033,000.00      100%   559,033,000.00    100%  559,033,000.00     100%
B                 AA          41,951,000.00      41,951,000.00      100%    41,951,000.00    100%   41,951,000.00     100%
C                 A           46,011,000.00      46,011,000.00      100%    46,011,000.00    100%   46,011,000.00     100%
D                 A-          10,826,000.00      10,826,000.00      100%    10,826,000.00    100%   10,826,000.00     100%
E                 BBB+        18,945,000.00      18,945,000.00      100%    18,945,000.00    100%   18,945,000.00     100%
F                 BBB         17,592,000.00      17,592,000.00      100%    17,592,000.00    100%   17,592,000.00     100%
G                 BBB-        17,593,000.00      17,593,000.00      100%    17,593,000.00    100%   17,593,000.00     100%
H                 BB+         18,945,000.00      18,945,000.00      100%    18,945,000.00    100%   18,945,000.00     100%
J                 BB          16,239,000.00      16,239,000.00      100%    16,239,000.00    100%   16,239,000.00     100%
K                 BB-          5,413,000.00
L                 B+           8,120,000.00
M                 B           13,532,000.00
N                 B-           5,413,000.00
O                 NR          16,239,757.39
-----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
MLMT 2002-MW1
CLASS                       37-48         %           49-60         %            61-72       %         73-84    73-84
A1                 115,000,000.00       40%   21,000,000.00        7%
A2                 559,033,000.00      100%  559,033,000.00      100%   528,900,000.00     95%   483,000,000      86%
B                   41,951,000.00      100%   41,951,000.00      100%    41,951,000.00    100%    41,951,000     100%
C                   46,011,000.00      100%   46,011,000.00      100%    46,011,000.00    100%    46,011,000     100%
D                   10,826,000.00      100%   10,826,000.00      100%    10,826,000.00    100%    10,826,000     100%
E                   18,945,000.00      100%   18,945,000.00      100%    18,945,000.00    100%    18,945,000     100%
F                   17,592,000.00      100%   17,592,000.00      100%    17,592,000.00    100%     9,274,000      53%
G                   17,593,000.00      100%   17,593,000.00      100%     6,000,000.00     34%                     0%
H                   18,945,000.00      100%    4,000,000.00       21%
J                    3,200,000.00       20%
K
L
M
N
O
----------------------------------------------------------------------------------------------------------------------

UNDERWRITERS' STATEMENT
COMPUTATIONAL MATERIALS

Merrill Lynch Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

The attached tables and statistical analysis (the "Computational Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. Deutsche Bank Securities Inc. (collectively, the "Underwriters") and not by the issuer of the certificates identified above (the "Offered Certificates") or any other party. The issuer of the Offered Certificates has not prepared or taken part in the preparation of these materials. None of the Underwriters, the issuer of the Offered Certificates, or any other party makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating such information.

Numerous assumptions were used in preparing the Computational Materials which may or may not be stated herein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials reflect future performance. These Computational Materials should not be construed as either a prediction or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment and other assumptions and actual experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the Offered Certificates may differ from those shown in the Computational Materials due to difference between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the Offered Certificates has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the Offered Certificates has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Offered Certificates in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the Offered Certificates for definitive terms of the Offered Certificates and the collateral.

Please be advised that mortgage-backed and/or asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should fully consider the risk of an investment in these Offered Certificates.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

MLMT 02-MW1 - PRICE/YIELD - CLASS XC

--------------------------------------------------------------------------------
Balance             $1,082,600,757.39    Delay                    11
Coupon                      0.1937243    Dated              7/1/2002
Settle                       07/11/02    First Payment     8/12/2002
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
              PRICE                       0 CPY, 0 CDR              100 CPY, 0 CDR                100 CPY, 2 CDR
                                             Yield                      Yield                         Yield
---------------------------------------------------------------------------------------------------------------------------
             3.181765                      10.2780                     9.3874                        5.5233
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
             Spread @ Center Price             571                        485                           107
---------------------------------------------------------------------------------------------------------------------------
                               WAL           8.650                      8.430                         7.830
                          Mod Durn           5.589                      5.533                         5.876
                     Mod Convexity           0.404                      0.395                         0.440
                Benchmark Maturity            8.65                       8.43                          7.83
    Total Collat Group Liquidation            0.00(0.00%)                0.00(0.00%)         158,932,829.81(14.68%)
                 Total Collat Loss            0.00(0.00%)                0.00(0.00%)          69,096,176.90 (6.38%)
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                               2YR                2.845                      2.845                          2.845
                               5YR                4.037                      4.037                          4.037
                              10YR                4.768                      4.768                          4.768
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                            Prepay                0 CPY                    100 CPY                          0 CPY
                           Default                                                                          2 CDR
                     Loss Severity                                                                            43%
                 Servicer Advances                                                                           100%
                   Liquidation Lag                                                                              9
               Optional Redemption             Call (Y)                   Call (Y)                       Call (Y)
---------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
              PRICE                        100 CPY, 0.71 FOR 12 THEN 0.53 CDR         100 CPY, 1.5 FOR 12 THEN 1.13 CDR
                                                         Yield                                      Yield
-----------------------------------------------------------------------------------------------------------------------------
             3.181765                                   8.2953                                     7.0441
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
             Spread @ Center Price                         378                                        256
-----------------------------------------------------------------------------------------------------------------------------
                               WAL                       8.250                                      8.060
                          Mod Durn                       5.629                                      5.746
                     Mod Convexity                       0.408                                      0.423
                Benchmark Maturity                        8.25                                       8.06
    Total Collat Group Liquidation               46,326,885.50(4.28%)                       96,384,862.83(8.90%)
                 Total Collat Loss               20,139,942.47(1.86%)                       41,899,950.75(3.87%)
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                               2YR                            2.845                                      2.845
                               5YR                            4.037                                      4.037
                              10YR                            4.768                                      4.768
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                            Prepay                            0 CPY                                      0 CPY
                           Default        0.71 for 12 then 0.53 CDR                   1.5 for 12 then 1.13 CDR
                     Loss Severity                              43%                                        43%
                 Servicer Advances                             100%                                       100%
                   Liquidation Lag                                9                                          9
               Optional Redemption                         Call (Y)                                   Call (Y)
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Investors should read the Underwriters' Statement which accompanies these Computational Materials.

Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (collectively, the "Final Prospectus") relating to the certificates referred to herein (the "Offered Certificates") in making their investment decision. These Computational Materials have been based upon the assumptions described above, which most likely will not represent the actual experience of the Mortgage Pool in the future. No representation is made herein as to the actual rate or timing of principal payments or prepayments on any of the underlying Mortgage Loans in the Mortgage Pool or the actual performance characteristics of the Offered Certificates. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OFFERED CERTIFICATES.
--------------------------------------------------------------------------------

MLMT 2002-MW1

-------------------------------------------
CUTOFF DATE                        7/1/2002
BOND SETTLEMENT                   7/11/2002
FIRST PAY                         8/12/2002
-------------------------------------------

---------------------------------------------------------------------------------------------------------------------
MLMT 2002-MW1                                        TIME PERIOD
CLASS                 RATING      BALANCE                      1-12           13-24           25-36           37-48
A1                    AAA          286,748,000.00    246,539,000.00  203,900,000.00  162,400,000.00  115,000,000.00
A2                    AAA          559,033,000.00    559,033,000.00  559,033,000.00  559,033,000.00  559,033,000.00
B                     AA            41,951,000.00     41,951,000.00   41,951,000.00   41,951,000.00   41,951,000.00
C                     A             46,011,000.00     46,011,000.00   46,011,000.00   46,011,000.00   46,011,000.00
D                     A-            10,826,000.00     10,826,000.00   10,826,000.00   10,826,000.00   10,826,000.00
E                     BBB+          18,945,000.00     18,945,000.00   18,945,000.00   18,945,000.00   18,945,000.00
F                     BBB           17,592,000.00     17,592,000.00   17,592,000.00   17,592,000.00   17,592,000.00
G                     BBB-          17,593,000.00     17,593,000.00   17,593,000.00   17,593,000.00   17,593,000.00
H                     BB+           18,945,000.00     18,945,000.00   18,945,000.00   18,945,000.00   18,945,000.00
J                     BB            16,239,000.00     16,239,000.00   16,239,000.00   16,239,000.00    3,200,000.00
K                     BB-            5,413,000.00
L                     B+             8,120,000.00
M                     B             13,532,000.00
N                     B-             5,413,000.00
O                     NR            16,239,757.39
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------
MLMT 2002-MW1
CLASS                         49-60            61-72           73-84
A1                    21,000,000.00
A2                   559,033,000.00   528,900,000.00  483,000,000.00
B                     41,951,000.00    41,951,000.00   41,951,000.00
C                     46,011,000.00    46,011,000.00   46,011,000.00
D                     10,826,000.00    10,826,000.00   10,826,000.00
E                     18,945,000.00    18,945,000.00   18,945,000.00
F                     17,592,000.00    17,592,000.00    9,274,000.00
G                     17,593,000.00     6,000,000.00
H                      4,000,000.00
J
K
L
M
N
O
---------------------------------------------------------------------

MLMT 2002-MW1

-------------------------------------------
CUTOFF DATE                        7/1/2002
BOND SETTLEMENT                   7/11/2002
FIRST PAY                         8/12/2002
-------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
MLMT 2002-MW1                                                TIME PERIOD
CLASS                 RATING              BALANCE                      1-12           13-24           25-36           37-48
A1                    AAA                  286,748,000.00    246,539,000.00  203,900,000.00  162,400,000.00  115,000,000.00
A2                    AAA                  559,033,000.00    559,033,000.00  559,033,000.00  559,033,000.00  559,033,000.00
B                     AA                    41,951,000.00     41,951,000.00   41,951,000.00   41,951,000.00   41,951,000.00
C                     A                     46,011,000.00     46,011,000.00   46,011,000.00   46,011,000.00   46,011,000.00
D                     A-                    10,826,000.00     10,826,000.00   10,826,000.00   10,826,000.00   10,826,000.00
E                     BBB+                  18,945,000.00     18,945,000.00   18,945,000.00   18,945,000.00   18,945,000.00
F                     BBB                   17,592,000.00     17,592,000.00   17,592,000.00   17,592,000.00   17,592,000.00
G                     BBB-                  17,593,000.00     17,593,000.00   17,593,000.00   17,593,000.00   17,593,000.00
H                     BB+                   18,945,000.00     18,945,000.00   18,945,000.00   18,945,000.00   18,945,000.00
J                     BB                    16,239,000.00     16,239,000.00   16,239,000.00   16,239,000.00    3,200,000.00
K                     BB-                    5,413,000.00
L                     B+                     8,120,000.00
M                     B                     13,532,000.00
N                     B-                     5,413,000.00
O                     NR                    16,239,757.39
-----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------
MLMT 2002-MW1
CLASS                          49-60            61-72           73-84
A1                     21,000,000.00
A2                    559,033,000.00   528,900,000.00  483,000,000.00
B                      41,951,000.00    41,951,000.00   41,951,000.00
C                      46,011,000.00    46,011,000.00   46,011,000.00
D                      10,826,000.00    10,826,000.00   10,826,000.00
E                      18,945,000.00    18,945,000.00   18,945,000.00
F                      17,592,000.00    17,592,000.00    9,274,000.00
G                      17,593,000.00     6,000,000.00
H                       4,000,000.00
J
K
L
M
N
O
----------------------------------------------------------------------

UNDERWRITERS' STATEMENT
COMPUTATIONAL MATERIALS

Merrill Lynch Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

The attached tables and statistical analysis (the "Computational Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. Deutsche Bank Securities Inc. (collectively, the "Underwriters") and not by the issuer of the certificates identified above (the "Offered Certificates") or any other party. The issuer of the Offered Certificates has not prepared or taken part in the preparation of these materials. None of the Underwriters, the issuer of the Offered Certificates, or any other party makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating such information.

Numerous assumptions were used in preparing the Computational Materials which may or may not be stated herein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials reflect future performance. These Computational Materials should not be construed as either a prediction or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment and other assumptions and actual experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the Offered Certificates may differ from those shown in the Computational Materials due to difference between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the Offered Certificates has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the Offered Certificates has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Offered Certificates in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the Offered Certificates for definitive terms of the Offered Certificates and the collateral.

Please be advised that mortgage-backed and/or asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should fully consider the risk of an investment in these Offered Certificates.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

MLMT 02-MW1 - PRICE/YIELD - CLASS XP

--------------------------------------------------------------------------------
Balance             $993,674,000.00      Delay                      11
Coupon                    1.8912367      Dated                7/1/2002
Settle                     07/11/02      First Payment       8/12/2002
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
          PRICE                  100 CPY, 0 CDR          100 CPY, 2 CDR          100 CPY, 4 CDR          100 CPY, 6 CDR
                                      Yield                  Yield                   Yield                   Yield
-----------------------------------------------------------------------------------------------------------------------------
         6.916568                   10.3817                 10.3817                 10.3816                 10.3816
         7.016568                    9.8427                  9.8427                  9.8427                  9.8427
         7.116568                    9.3162                  9.3162                  9.3162                  9.3161
         7.216568                    8.8016                  8.8016                  8.8016                  8.8016
         7.316568                    8.2986                  8.2985                  8.2985                  8.2985
         7.416568                    7.8065                  7.8065                  7.8065                  7.8064
         7.516568                    7.3251                  7.3251                  7.3250                  7.3250
         7.616568                    6.8539                  6.8539                  6.8538                  6.8538
         7.716568                    6.3925                  6.3925                  6.3925                  6.3925
         7.816568                    5.9407                  5.9407                  5.9406                  5.9406
         7.916568                    5.4980                  5.4980                  5.4979                  5.4979
         8.016568                    5.0641                  5.0641                  5.0641                  5.0641
         8.116568                    4.6388                  4.6388                  4.6388                  4.6388
         8.216568                    4.2218                  4.2217                  4.2217                  4.2217
         8.316568                    3.8126                  3.8126                  3.8126                  3.8126
         8.416568                    3.4112                  3.4112                  3.4112                  3.4112
         8.516568                    3.0173                  3.0173                  3.0172                  3.0172
         8.616568                    2.6305                  2.6305                  2.6305                  2.6305
         8.716568                    2.2508                  2.2507                  2.2507                  2.2507
         8.816568                    1.8777                  1.8777                  1.8777                  1.8777
         8.916568                    1.5113                  1.5113                  1.5112                  1.5112
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
         Spread @ Center Price          135                     135                     135                     135
-----------------------------------------------------------------------------------------------------------------------------
                           WAL        5.760                   5.760                   5.760                   5.760
                      Mod Durn        2.864                   2.864                   2.864                   2.864
                 Mod Convexity        0.132                   0.132                   0.132                   0.132
            Benchmark Maturity         5.76                    5.76                    5.76                    5.76
Total Collat Group Liquidation         0.00(0.00%)   154,298,401.49(14.25%)  287,521,833.51(26.56%)  402,300,287.16(37.16%)
             Total Collat Loss         0.00(0.00%)    54,801,824.30 (5.06%)  102,097,168.82 (9.43%)  142,824,977.96(13.19%)
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                           2YR             2.845                    2.845                   2.845                   2.845
                           5YR             4.037                    4.037                   4.037                   4.037
                          10YR             4.768                    4.768                   4.768                   4.768
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                        Prepay           100 CPY                  100 CPY                 100 CPY                 100 CPY
                       Default                                      2 CDR                   4 CDR                   6 CDR
                 Loss Severity               35%                      35%                     35%                     35%
             Servicer Advances              100%                     100%                    100%                    100%
               Liquidation Lag                12                       12                      12                      12
           Optional Redemption          Call (Y)                 Call (Y)                Call (Y)                Call (Y)
-----------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
          PRICE                      100 CPY, 7 CDR            100 CPY, 8 CDR            100 CPY, 9 CDR         100 CPY, 10 CDR
                                          Yield                     Yield                    Yield                   Yield
------------------------------------------------------------------------------------------------------------------------------------
         6.916568                       10.2821                    9.9739                    9.5035                  8.9446
         7.016568                        9.7427                    9.4333                    8.9615                  8.4015
         7.116568                        9.2157                    8.9052                    8.4321                  7.8709
         7.216568                        8.7007                    8.3891                    7.9147                  7.3524
         7.316568                        8.1972                    7.8844                    7.4089                  6.8455
         7.416568                        7.7047                    7.3909                    6.9142                  6.3497
         7.516568                        7.2229                    6.9080                    6.4302                  5.8647
         7.616568                        6.7513                    6.4354                    5.9565                  5.3900
         7.716568                        6.2896                    5.9727                    5.4927                  4.9253
         7.816568                        5.8374                    5.5195                    5.0384                  4.4701
         7.916568                        5.3944                    5.0755                    4.5934                  4.0242
         8.016568                        4.9602                    4.6404                    4.1573                  3.5873
         8.116568                        4.5345                    4.2139                    3.7298                  3.1589
         8.216568                        4.1171                    3.7956                    3.3106                  2.7389
         8.316568                        3.7077                    3.3853                    2.8994                  2.3269
         8.416568                        3.3060                    2.9827                    2.4960                  1.9227
         8.516568                        2.9117                    2.5876                    2.1001                  1.5261
         8.616568                        2.5247                    2.1998                    1.7114                  1.1367
         8.716568                        2.1446                    1.8189                    1.3297                  0.7543
         8.816568                        1.7713                    1.4449                    0.9549                  0.3788
         8.916568                        1.4045                    1.0774                    0.5866                  0.0099
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
         Spread @ Center Price              125                        94                        47                      -8
------------------------------------------------------------------------------------------------------------------------------------
                           WAL            5.730                     5.660                     5.560                   5.460
                      Mod Durn            2.862                     2.856                     2.849                   2.844
                 Mod Convexity            0.132                     0.131                     0.131                   0.130
            Benchmark Maturity             5.73                      5.66                      5.56                    5.46
Total Collat Group Liquidation   453,514,266.24(41.89%)    500,973,072.50(46.27%)    544,928,228.33(50.34%)  585,616,417.81(54.09%)
             Total Collat Loss   160,990,731.60(14.87%)    177,820,086.13(16.43%)    193,402,761.03(17.86%)  207,823,168.37(19.20%)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                           2YR                  2.845                     2.845               2.845                   2.845
                           5YR                  4.037                     4.037               4.037                   4.037
                          10YR                  4.768                    4.7675               4.768                  4.7675
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                        Prepay                100 CPY                   100 CPY             100 CPY                 100 CPY
                       Default                  7 CDR                     8 CDR               9 CDR                  10 CDR
                 Loss Severity                    35%                       35%                 35%                     35%
             Servicer Advances                   100%                      100%                100%                    100%
               Liquidation Lag                     12                        12                  12                      12
           Optional Redemption               Call (Y)                  Call (Y)            Call (Y)                Call (Y)
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Investors should read the Underwriters' Statement which accompanies these Computational Materials.

Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (collectively, the "Final Prospectus") relating to the certificates referred to herein (the "Offered Certificates") in making their investment decision. These Computational Materials have been based upon the assumptions described above, which most likely will not represent the actual experience of the Mortgage Pool in the future. No representation is made herein as to the actual rate or timing of principal payments or prepayments on any of the underlying Mortgage Loans in the Mortgage Pool or the actual performance characteristics of the Offered Certificates. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OFFERED CERTIFICATES.
--------------------------------------------------------------------------------

UNDERWRITERS' STATEMENT
COMPUTATIONAL MATERIALS

Merrill Lynch Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

The attached tables and statistical analysis (the "Computational Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. Deutsche Bank Securities Inc. (collectively, the "Underwriters") and not by the issuer of the certificates identified above (the "Offered Certificates") or any other party. The issuer of the Offered Certificates has not prepared or taken part in the preparation of these materials. None of the Underwriters, the issuer of the Offered Certificates, or any other party makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating such information.

Numerous assumptions were used in preparing the Computational Materials which may or may not be stated herein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials reflect future performance. These Computational Materials should not be construed as either a prediction or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment and other assumptions and actual experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the Offered Certificates may differ from those shown in the Computational Materials due to difference between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the Offered Certificates has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the Offered Certificates has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Offered Certificates in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the Offered Certificates for definitive terms of the Offered Certificates and the collateral.

Please be advised that mortgage-backed and/or asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should fully consider the risk of an investment in these Offered Certificates.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

MLMT 02-MW1 - PRICE/YIELD - CLASS XP

--------------------------------------------------------------------------------
Balance          $993,674,000.00    Delay                     11
Coupon                 1.8912367    Dated               7/1/2002
Settle                  07/11/02    First Payment      8/12/2002
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
              PRICE                       0 CPR, 0 CDR              25 CPR*, 0 CDR             50 CPR*, 0 CDR
                                             Yield                      Yield                      Yield
-------------------------------------------------------------------------------------------------------------------------
             6.916568                       10.3818                    10.3820                    10.3821
             7.016568                        9.8429                     9.8430                     9.8432
             7.116568                        9.3163                     9.3165                     9.3167
             7.216568                        8.8018                     8.8019                     8.8021
             7.316568                        8.2987                     8.2988                     8.2990
             7.416568                        7.8066                     7.8068                     7.8069
             7.516568                        7.3252                     7.3254                     7.3255
             7.616568                        6.8540                     6.8542                     6.8543
             7.716568                        6.3927                     6.3928                     6.3930
             7.816568                        5.9408                     5.9410                     5.9411
             7.916568                        5.4981                     5.4983                     5.4984
             8.016568                        5.0643                     5.0644                     5.0646
             8.116568                        4.6390                     4.6391                     4.6392
             8.216568                        4.2219                     4.2220                     4.2222
             8.316568                        3.8128                     3.8129                     3.8131
             8.416568                        3.4114                     3.4115                     3.4117
             8.516568                        3.0174                     3.0176                     3.0177
             8.616568                        2.6307                     2.6308                     2.6309
             8.716568                        2.2509                     2.2510                     2.2512
             8.816568                        1.8779                     1.8780                     1.8782
             8.916568                        1.5114                     1.5116                     1.5117
-------------------------------------------------------------------------------------------------------------------------
* POST LOCKOUT & DEFEASANCE, PREPAY PERMITTED DURING YM

-------------------------------------------------------------------------------------------------------------------------
             Spread @ Center Price              135                        135                        135
-------------------------------------------------------------------------------------------------------------------------
                               WAL            5.760                      5.760                      5.760
                          Mod Durn            2.864                      2.864                      2.864
                     Mod Convexity            0.132                      0.132                      0.132
                Benchmark Maturity             5.76                       5.76                       5.76
    Total Collat Group Liquidation             0.00(0.00%)                0.00(0.00%)                0.00(0.00%)
                 Total Collat Loss             0.00(0.00%)                0.00(0.00%)                0.00(0.00%)
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                               2YR                 2.845                      2.845                      2.845
                               5YR                 4.037                      4.037                      4.037
                              10YR                 4.768                      4.768                      4.768
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                            Prepay                 0 CPR                     25 CPR                     50 CPR
               Optional Redemption              Call (Y)                   Call (Y)                   Call (Y)
-------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
              PRICE                           75 CPR*, 0 CDR            100 CPR*, 0 CDR
                                                  Yield                      Yield
----------------------------------------------------------------------------------------------
             6.916568                            10.3823                    10.3824
             7.016568                             9.8433                     9.8434
             7.116568                             9.3168                     9.3169
             7.216568                             8.8022                     8.8023
             7.316568                             8.2991                     8.2992
             7.416568                             7.8071                     7.8071
             7.516568                             7.3256                     7.3257
             7.616568                             6.8544                     6.8545
             7.716568                             6.3931                     6.3932
             7.816568                             5.9412                     5.9413
             7.916568                             5.4985                     5.4986
             8.016568                             5.0647                     5.0648
             8.116568                             4.6394                     4.6394
             8.216568                             4.2223                     4.2224
             8.316568                             3.8132                     3.8132
             8.416568                             3.4118                     3.4118
             8.516568                             3.0178                     3.0179
             8.616568                             2.6311                     2.6311
             8.716568                             2.2513                     2.2513
             8.816568                             1.8783                     1.8783
             8.916568                             1.5118                     1.5119
----------------------------------------------------------------------------------------------
* POST LOCKOUT & DEFEASANCE, PREPAY PERMITTED DURING YM

----------------------------------------------------------------------------------------------
             Spread @ Center Price                   135                        135
----------------------------------------------------------------------------------------------
                               WAL                 5.760                      5.760
                          Mod Durn                 2.864                      2.864
                     Mod Convexity                 0.132                      0.132
                Benchmark Maturity                  5.76                       5.76
    Total Collat Group Liquidation                  0.00(0.00%)                0.00(0.00%)
                 Total Collat Loss                  0.00(0.00%)                0.00(0.00%)
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                               2YR                      2.845                      2.845
                               5YR                      4.037                      4.037
                              10YR                      4.768                      4.768
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                            Prepay                     75 CPR                    100 CPR
               Optional Redemption                   Call (Y)                   Call (Y)
----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Investors should read the Underwriters' Statement which accompanies these Computational Materials.

Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (collectively, the "Final Prospectus") relating to the certificates referred to herein (the "Offered Certificates") in making their investment decision. These Computational Materials have been based upon the assumptions described above, which most likely will not represent the actual experience of the Mortgage Pool in the future. No representation is made herein as to the actual rate or timing of principal payments or prepayments on any of the underlying Mortgage Loans in the Mortgage Pool or the actual performance characteristics of the Offered Certificates. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OFFERED CERTIFICATES.
--------------------------------------------------------------------------------

UNDERWRITERS' STATEMENT
COMPUTATIONAL MATERIALS

Merrill Lynch Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

The attached tables and statistical analysis (the "Computational Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. Deutsche Bank Securities Inc. (collectively, the "Underwriters") and not by the issuer of the certificates identified above (the "Offered Certificates") or any other party. The issuer of the Offered Certificates has not prepared or taken part in the preparation of these materials. None of the Underwriters, the issuer of the Offered Certificates, or any other party makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating such information.

Numerous assumptions were used in preparing the Computational Materials which may or may not be stated herein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials reflect future performance. These Computational Materials should not be construed as either a prediction or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment and other assumptions and actual experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the Offered Certificates may differ from those shown in the Computational Materials due to difference between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the Offered Certificates has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the Offered Certificates has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Offered Certificates in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the Offered Certificates for definitive terms of the Offered Certificates and the collateral.

Please be advised that mortgage-backed and/or asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should fully consider the risk of an investment in these Offered Certificates.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

MLMT 02-MW1 - PRICE/YIELD - CLASS XP

--------------------------------------------------------------------------------
Balance           $993,674,000.00    Delay                           11
Coupon                  1.8912367    Dated                     7/1/2002
Settle                   07/11/02    First Payment            8/12/2002
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
          PRICE                      100 CPY, 0 CDR          100 CPY, 2 CDR           100 CPY, 4 CDR           100 CPY, 6 CDR
                                          Yield                  Yield                    Yield                    Yield
------------------------------------------------------------------------------------------------------------------------------------
         7.167054                       10.1674                 10.1674                  10.1674                  10.1674
         7.267054                        9.6480                  9.6480                   9.6480                   9.6480
         7.367054                        9.1402                  9.1402                   9.1402                   9.1402
         7.467054                        8.6435                  8.6435                   8.6435                   8.6435
         7.567054                        8.1575                  8.1575                   8.1575                   8.1575
         7.667054                        7.6818                  7.6818                   7.6818                   7.6818
         7.767054                        7.2161                  7.2161                   7.2161                   7.2161
         7.867054                        6.7599                  6.7599                   6.7599                   6.7599
         7.967054                        6.3130                  6.3130                   6.3130                   6.3130
         8.067054                        5.8750                  5.8750                   5.8750                   5.8750
         8.167054                        5.4457                  5.4457                   5.4457                   5.4457
         8.267054                        5.0246                  5.0246                   5.0246                   5.0246
         8.367054                        4.6116                  4.6116                   4.6116                   4.6116
         8.467054                        4.2063                  4.2063                   4.2063                   4.2063
         8.567054                        3.8086                  3.8086                   3.8086                   3.8086
         8.667054                        3.4181                  3.4181                   3.4181                   3.4181
         8.767054                        3.0347                  3.0347                   3.0347                   3.0347
         8.867054                        2.6581                  2.6581                   2.6581                   2.6581
         8.967054                        2.2881                  2.2881                   2.2881                   2.2881
         9.067054                        1.9246                  1.9246                   1.9246                   1.9246
         9.167054                        1.5672                  1.5672                   1.5672                   1.5672
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
         Spread @ Center Price              135                     135                      135                      135
------------------------------------------------------------------------------------------------------------------------------------
                           WAL            5.760                   5.760                    5.760                    5.760
                      Mod Durn            2.861                   2.861                    2.861                    2.861
                 Mod Convexity            0.132                   0.132                    0.132                    0.132
            Benchmark Maturity             5.76                    5.76                     5.76                     5.76
Total Collat Group Liquidation             0.00(0.00%)   154,298,401.49(14.25%)   287,521,833.51(26.56%)   402,300,287.16(37.16%)
             Total Collat Loss             0.00(0.00%)    54,801,824.30 (5.06%)   102,097,168.82 (9.43%)   142,824,977.96(13.19%)

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                           2YR                 2.777                    2.777                    2.777                    2.777
                           5YR                 3.982                    3.982                    3.982                    3.982
                          10YR                 4.730                    4.730                    4.730                    4.730
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                        Prepay               100 CPY                  100 CPY                  100 CPY                  100 CPY
                       Default                                          2 CDR                    4 CDR                    6 CDR
                 Loss Severity                   35%                      35%                      35%                      35%
             Servicer Advances                  100%                     100%                     100%                     100%
               Liquidation Lag                    12                       12                       12                       12
           Optional Redemption              Call (Y)                 Call (Y)                 Call (Y)                 Call (Y)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
          PRICE                       100 CPY, 7 CDR            100 CPY, 8 CDR            100 CPY, 9 CDR          100 CPY, 10 CDR
                                           Yield                     Yield                    Yield                    Yield
------------------------------------------------------------------------------------------------------------------------------------
         7.167054                        10.0665                    9.7558                    9.2827                   8.7199
         7.267054                         9.5467                    9.2347                    8.7604                   8.1964
         7.367054                         9.0384                    8.7253                    8.2497                   7.6847
         7.467054                         8.5413                    8.2271                    7.7503                   7.1842
         7.567054                         8.0549                    7.7396                    7.2616                   6.6945
         7.667054                         7.5788                    7.2625                    6.7834                   6.2153
         7.767054                         7.1127                    6.7953                    6.3152                   5.7461
         7.867054                         6.6562                    6.3378                    5.8566                   5.2865
         7.967054                         6.2089                    5.8896                    5.4073                   4.8363
         8.067054                         5.7706                    5.4503                    4.9670                   4.3951
         8.167054                         5.3408                    5.0196                    4.5353                   3.9627
         8.267054                         4.9194                    4.5973                    4.1121                   3.5386
         8.367054                         4.5061                    4.1830                    3.6969                   3.1226
         8.467054                         4.1005                    3.7766                    3.2895                   2.7145
         8.567054                         3.7024                    3.3777                    2.8898                   2.3140
         8.667054                         3.3116                    2.9861                    2.4973                   1.9208
         8.767054                         2.9279                    2.6016                    2.1120                   1.5347
         8.867054                         2.5510                    2.2239                    1.7335                   1.1556
         8.967054                         2.1808                    1.8528                    1.3617                   0.7831
         9.067054                         1.8169                    1.4882                    0.9963                   0.4171
         9.167054                         1.4593                    1.1299                    0.6372                   0.0573
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
         Spread @ Center Price               125                       94                        47                       -9
------------------------------------------------------------------------------------------------------------------------------------
                           WAL             5.730                     5.660                    5.560                    5.460
                      Mod Durn             2.859                     2.853                    2.847                    2.841
                 Mod Convexity             0.131                     0.131                    0.130                    0.130
            Benchmark Maturity              5.73                      5.66                     5.56                     5.46
Total Collat Group Liquidation    453,514,266.24(41.89%)    500,973,072.50(46.27%)   544,928,228.33(50.34%)   585,616,417.81(54.09%)
             Total Collat Loss    160,990,731.60(14.87%)    177,820,086.13(16.43%)   193,402,761.03(17.86%)   207,823,168.37(19.20%)

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                           2YR                   2.777                     2.777                    2.777                    2.777
                           5YR                   3.982                     3.982                    3.982                    3.982
                          10YR                   4.730                      4.73                    4.730                     4.73
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                        Prepay                 100 CPY                   100 CPY                  100 CPY                  100 CPY
                       Default                   7 CDR                     8 CDR                    9 CDR                   10 CDR
                 Loss Severity                     35%                       35%                      35%                      35%
             Servicer Advances                    100%                      100%                     100%                     100%
               Liquidation Lag                      12                        12                       12                       12
           Optional Redemption                Call (Y)                  Call (Y)                 Call (Y)                 Call (Y)
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Investors should read the Underwriters' Statement which accompanies these Computational Materials.

Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (collectively, the "Final Prospectus") relating to the certificates referred to herein (the "Offered Certificates") in making their investment decision. These Computational Materials have been based upon the assumptions described above, which most likely will not represent the actual experience of the Mortgage Pool in the future. No representation is made herein as to the actual rate or timing of principal payments or prepayments on any of the underlying Mortgage Loans in the Mortgage Pool or the actual performance characteristics of the Offered Certificates. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OFFERED CERTIFICATES.
--------------------------------------------------------------------------------

UNDERWRITERS' STATEMENT
COMPUTATIONAL MATERIALS

Merrill Lynch Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

The attached tables and statistical analysis (the "Computational Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. Deutsche Bank Securities Inc. (collectively, the "Underwriters") and not by the issuer of the certificates identified above (the "Offered Certificates") or any other party. The issuer of the Offered Certificates has not prepared or taken part in the preparation of these materials. None of the Underwriters, the issuer of the Offered Certificates, or any other party makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating such information.

Numerous assumptions were used in preparing the Computational Materials which may or may not be stated herein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials reflect future performance. These Computational Materials should not be construed as either a prediction or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment and other assumptions and actual experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the Offered Certificates may differ from those shown in the Computational Materials due to difference between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the Offered Certificates has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the Offered Certificates has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Offered Certificates in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the Offered Certificates for definitive terms of the Offered Certificates and the collateral.

Please be advised that mortgage-backed and/or asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should fully consider the risk of an investment in these Offered Certificates.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

MLMT 02-MW1 - PRICE/YIELD - CLASS XP

--------------------------------------------------------------------------------
Balance           $993,674,000.00     Delay                          11
Coupon                   1.837112     Dated                    7/1/2002
Settle                   07/11/02     First Payment           8/12/2002
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
           PRICE                  100 CPY, 0 CDR          100 CPY, 6 CDR          100 CPY, 0 FOR 24 THEN 10 CDR
                                      Yield                    Yield                          Yield
------------------------------------------------------------------------------------------------------------------
         7.941546                   5.4480                   5.4479                         5.4382
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
         SPREAD @ CENTER PRICE         130                      130                            129
------------------------------------------------------------------------------------------------------------------
                           WAL       5.760                    5.760                          5.760
                      Mod Durn       2.865                    2.865                          2.864
                 Mod Convexity       0.132                    0.132                          0.132
            Benchmark Maturity        5.76                     5.76
Total Collat Group Liquidation        0.00(0.00%)    402,300,287.16(37.16%)         473,858,014.29(43.77%)
             Total Collat Loss        0.00(0.00%)    142,824,977.96(13.19%)         168,463,400.74(15.56%)
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                           2YR       2.845                    2.845                          2.845
                           5YR       4.037                    4.037                          4.037
                          10YR      4.7675                   4.7675                         4.7675
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                        Prepay     100 CPY                  100 CPY                        100 CPY
                       Default                                6 CDR           0 for 24 then 10 CDR
                 Loss Severity                                  35%                            35%
             Servicer Advances                                 100%                           100%
               Liquidation Lag                                   12                             12
           Optional Redemption    Call (Y)                 Call (Y)                       Call (Y)
------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
           PRICE                     100 CPY, 8 FOR 24 THEN 4 CDR             100 CPY, 5.5 CDR
                                                Yield                               Yield
---------------------------------------------------------------------------------------------------------
         7.941546                             5.4171                              5.4415
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
         SPREAD @ CENTER PRICE                   127                                 129
---------------------------------------------------------------------------------------------------------
                           WAL                 5.750                               5.760
                      Mod Durn                 2.866                               2.864
                 Mod Convexity                 0.132                               0.132
            Benchmark Maturity                  5.75                                5.76
Total Collat Group Liquidation        350,726,979.22(32.40%)              375,202,259.12(34.66%)
             Total Collat Loss        124,417,454.03(11.49%)               95,151,119.84 (8.79%)
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                           2YR                 2.845                               2.845
                           5YR                 4.037                               4.037
                          10YR                4.7675                              4.7675
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                        Prepay               100 CPY                             100 CPY
                       Default   8 for 24 then 4 CDR                             5.5 CDR
                 Loss Severity                   35%                                 25%
             Servicer Advances                  100%                                100%
               Liquidation Lag                    12                                  12
           Optional Redemption              Call (Y)                            Call (Y)
---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Investors should read the Underwriters' Statement which accompanies these Computational Materials.

Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (collectively, the "Final Prospectus") relating to the certificates referred to herein (the "Offered Certificates") in making their investment decision. These Computational Materials have been based upon the assumptions described above, which most likely will not represent the actual experience of the Mortgage Pool in the future. No representation is made herein as to the actual rate or timing of principal payments or prepayments on any of the underlying Mortgage Loans in the Mortgage Pool or the actual performance characteristics of the Offered Certificates. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OFFERED CERTIFICATES.
--------------------------------------------------------------------------------

UNDERWRITERS' STATEMENT
COMPUTATIONAL MATERIALS

Merrill Lynch Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

The attached tables and statistical analysis (the "Computational Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. Deutsche Bank Securities Inc. (collectively, the "Underwriters") and not by the issuer of the certificates identified above (the "Offered Certificates") or any other party. The issuer of the Offered Certificates has not prepared or taken part in the preparation of these materials. None of the Underwriters, the issuer of the Offered Certificates, or any other party makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating such information.

Numerous assumptions were used in preparing the Computational Materials which may or may not be stated herein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials reflect future performance. These Computational Materials should not be construed as either a prediction or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment and other assumptions and actual experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the Offered Certificates may differ from those shown in the Computational Materials due to difference between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the Offered Certificates has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the Offered Certificates has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Offered Certificates in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the Offered Certificates for definitive terms of the Offered Certificates and the collateral.

Please be advised that mortgage-backed and/or asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should fully consider the risk of an investment in these Offered Certificates.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

MLMT 02-MW1 - PRICE/YIELD - CLASS XC

--------------------------------------------------------------------------------
Balance          $1,082,600,757.39     Delay                          11
Coupon                   0.1937243     Dated                    7/1/2002
Settle                    07/11/02     First Payment           8/12/2002
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
          PRICE                      0 CPY, 0 CDR       100 CPY, 0 CDR    0 CPY, 0 FOR 24 THEN 2 CDR  0 CPY, 0 FOR 24 THEN 3 CDR
                                         Yield              Yield                    Yield                       Yield

------------------------------------------------------------------------------------------------------------------------------------
         3.282657                       9.9317             9.0374                   8.0400                      7.0922
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
         Spread @ Center Price             536                450                      352                         260
------------------------------------------------------------------------------------------------------------------------------------
                           WAL           8.650              8.430                    8.300                       8.140
                      Mod Durn           5.602              5.545                    5.656                       5.688
                 Mod Convexity           0.405              0.397                    0.415                       0.420
            Benchmark Maturity            8.65               8.43                     8.30                        8.14
Total Collat Group Liquidation            0.00(0.00%)        0.00(0.00%)    116,882,529.74(10.80%)      170,711,533.45(15.77%)
             Total Collat Loss            0.00(0.00%)        0.00(0.00%)     41,577,928.27 (3.84%)       60,721,533.08 (5.61%)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                           2YR                2.845              2.845                     2.845                       2.845
                           5YR                4.037              4.037                     4.037                       4.037
                          10YR                4.768              4.768                     4.768                       4.768
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                        Prepay                0 CPY            100 CPY                     0 CPY                       0 CPY
                       Default                                   0 CDR       0 for 24 then 2 CDR         0 for 24 then 3 CDR
                 Loss Severity                                                               35%                         35%
             Servicer Advances                                                              100%                        100%
               Liquidation Lag                                                                12                          12
           Optional Redemption             Call (Y)           Call (Y)                  Call (Y)                    Call (Y)
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Investors should read the Underwriters' Statement which accompanies these Computational Materials.

Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (collectively, the "Final Prospectus") relating to the certificates referred to herein (the "Offered Certificates") in making their investment decision. These Computational Materials have been based upon the assumptions described above, which most likely will not represent the actual experience of the Mortgage Pool in the future. No representation is made herein as to the actual rate or timing of principal payments or prepayments on any of the underlying Mortgage Loans in the Mortgage Pool or the actual performance characteristics of the Offered Certificates. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OFFERED CERTIFICATES.
--------------------------------------------------------------------------------

                                   EXHIBIT B

[MERRILL LYNCH LOGO]                                 [WACHOVIA SECURITIES LOGO]



                      STRUCTURAL AND COLLATERAL TERM SHEET

                           $944,569,000 (APPROXIMATE)


                          MERRILL LYNCH MORTGAGE TRUST
         Commercial Mortgage Pass-Through Certificates, Series 2002-MW1
           Offered Classes A-1, A-2, A-3, A-4, B, C and D Certificates


                      MERRILL LYNCH MORTGAGE LENDING, INC.
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                              Mortgage Loan Sellers


                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                 Master Servicer


                        LEND LEASE ASSET MANAGEMENT, L.P.
                                Special Servicer


                                    JULY 2002




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH & CO.                                          WACHOVIA SECURITIES

                            DEUTSCHE BANK SECURITIES

                                TABLE OF CONTENTS

STRUCTURAL OVERVIEW...........................................................2
     Offered Certificates.....................................................2
     Non-Offered Certificates.................................................2
STRUCTURAL REPRESENTATION.....................................................3
TRANSACTION TERMS.............................................................4
MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE..........................8
     General Characteristics..................................................8
     Loan Sellers.............................................................9
     Property Types...........................................................9
     Property Location.......................................................10
     Property Location Map...................................................11
     Cut-Off Date Principal Balance Of Mortgage Loans........................12
     Mortgage Rate...........................................................12
     Debt Service Coverage Ratios............................................13
     Cut-Off Date Loan-To-Value Ratios.......................................13
     Maturity Date Or Anticipated Repayment Date Loan-To-Value Ratios........14
     Original Terms To Maturity Or Anticipated Repayment Date................14
     Remaining Terms To Maturity Or Anticipated Repayment Date...............15
     Seasoning...............................................................15
     Original Amortization Terms.............................................15
     Remaining Stated Amortization Terms.....................................16
     Amortization Type.......................................................16
     Lock Boxes..............................................................16
     Escrow Types............................................................16
     Prepayment Provisions Summary...........................................17
     Mortgage Pool Prepayment Profile........................................17
TEN LARGEST MORTGAGE LOANS...................................................18
ADDITIONAL MORTGAGE LOAN INFORMATION.........................................54




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities, Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                                                               APPROX. %                                    ASSUMED
              EXPECTED RATINGS                    APPROX.     OF CUT-OFF       WEIGHTED                      FINAL
           --------------------- CERTIFICATE      CREDIT      DATE POOL       AVERAGE        PRINCIPAL   DISTRIBUTION
  CLASS      MOODY'S      S&P      BALANCE(1)     SUPPORT       BALANCE      LIFE(YRS)(2)     WINDOW(2)     DATE(2)      RATE TYPE
=================================================================================================================================
    A-1       Aaa        AAA     $67,917,000      21.875%         6.27%         2.800       08/02-02/07   2/12/2007       Fixed
---------------------------------------------------------------------------------------------------------------------------------
    A-2       Aaa        AAA      97,857,000      21.875          9.04          5.100       02/07-11/08   11/12/2008      Fixed
---------------------------------------------------------------------------------------------------------------------------------
    A-3       Aaa        AAA     120,974,000      21.875         11.17          7.813       11/08-08/11   8/12/2011       Fixed
---------------------------------------------------------------------------------------------------------------------------------
    A-4       Aaa        AAA     559,033,000      21.875         51.64          9.605       08/11-06/12   6/12/2012       Fixed
---------------------------------------------------------------------------------------------------------------------------------
     B        Aa2        AA       41,951,000      18.000          3.88          9.919       06/12-06/12   6/12/2012       Fixed
---------------------------------------------------------------------------------------------------------------------------------
     C        A2          A       46,011,000      13.750          4.25          9.919       06/12-06/12   6/12/2012       Fixed
---------------------------------------------------------------------------------------------------------------------------------
     D        A3         A-       10,826,000      12.750          1.00          9.919       06/12-06/12   6/12/2012       Fixed
=================================================================================================================================


NON-OFFERED CERTIFICATES




                                    CERTIFICATE                   APPROX. %                                   ASSUMED
             EXPECTED RATINGS        BALANCE OR      APPROX.     OF CUT-OFF      WEIGHTED                      FINAL
          ----------------------      NOTIONAL        CREDIT      DATE POOL       AVERAGE       PRINCIPAL   DISTRIBUTION
  CLASS     MOODY'S       S&P         AMOUNT(1)      SUPPORT       BALANCE     LIFE(YRS)(2)     WINDOW(2)     DATE(2)      RATE TYPE
===================================================================================================================================
   E(3)      (3)         (3)       $18,945,000       11.000%       1.75            (3)            (3)          (3)          Fixed
-----------------------------------------------------------------------------------------------------------------------------------
   F(3)      (3)         (3)       17,592,000         9.375        1.62            (3)            (3)          (3)          Fixed
-----------------------------------------------------------------------------------------------------------------------------------
   G(3)      (3)         (3)       17,593,000         7.750        1.63            (3)            (3)          (3)          Fixed
-----------------------------------------------------------------------------------------------------------------------------------
   H(3)      (3)         (3)       18,945,000         6.000        1.75            (3)            (3)          (3)          Fixed
-----------------------------------------------------------------------------------------------------------------------------------
   J(3)      (3)         (3)       16,239,000         4.500        1.50            (3)            (3)          (3)          Fixed
-----------------------------------------------------------------------------------------------------------------------------------
   K(3)      (3)         (3)        5,413,000         4.000        0.50            (3)            (3)          (3)          Fixed
-----------------------------------------------------------------------------------------------------------------------------------
   L(3)      (3)         (3)        8,120,000         3.250        0.75            (3)            (3)          (3)          Fixed
-----------------------------------------------------------------------------------------------------------------------------------
   M(3)      (3)         (3)       13,532,000         2.000        1.25            (3)            (3)          (3)          Fixed
-----------------------------------------------------------------------------------------------------------------------------------
   N(3)      (3)         (3)        5,413,000         1.500        0.50            (3)            (3)          (3)          Fixed
-----------------------------------------------------------------------------------------------------------------------------------
   O(3)      (3)         (3)       16,239,757         0.000        1.50            (3)            (3)          (3)          Fixed
-----------------------------------------------------------------------------------------------------------------------------------
   XC(3)     (3)         (3)    1,082,600,757(4)      N/A          N/A             N/A            (3)          (3)         Variable
-----------------------------------------------------------------------------------------------------------------------------------
   XP(3)     (3)         (3)      993,674,000(4)      N/A          N/A             N/A            (3)          (3)         Variable
===================================================================================================================================

(1) In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2) As of the cut-off date, the weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of ARD Loans, their Anticipated Repayment Dates) and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--Yield Considerations" in the prospectus supplement.
(3) Not offered hereby. Any information provided herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.
(4) The class XC and XP certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class XC and XP certificates as described in the prospectus supplement. The interest rate applicable to each component of the class XC and XP certificates for each distribution date will equal the rate specified in the prospectus supplement.

                                      NOTES




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

STRUCTURAL REPRESENTATION
--------------------------------------------------------------------------------


                               ADMINISTRATIVE FEE

                             CLASS XC CERTIFICATES*
                                  (NON-OFFERED)

                             CLASS XP CERTIFICATES*
                                 (NON-OFFERED)

   Class           Class          Class         Class         Class          Class          Class           Class
    A-1             A-2            A-3           A-4            B              C              D               E
Certificates    Certificates   Certificates  Certificates  Certificates   Certificates   Certificates    Certificates
 (Offered)       (Offered)      (Offered)     (Offered)     (Offered)      (Offered)      (Offered)         (Non-
                                                                                                           Offered)
  Aaa/AAA          Aaa/AAA       Aaa/AAA       Aaa/AAA        Aa2/AA          A2/A          Aa3/A-



    Class           Class          Class          Class         Remaining
      F               G              H              J          Non-Offered
 Certificates    Certificates   Certificates   Certificates    Certificates
    (Non-           (Non-          (Non-          (Non-
   Offered)        Offered)       Offered)       Offered)

* The class XP certificates and class XC certificates are depicted as of the cut-off date. The interest rate for the class XP certificates will equal the weighted average of the class XP strip rates. The class XP strip rates are based on the interest rates for the following components: (a) from the initial distribution date through the distribution date in July 2003, components corresponding to a portion of the class A-1 certificates and the class A-2 certificates through the class J certificates, (b) from the distribution date in July 2003 through the distribution date in July 2004, components corresponding to a portion of the class A-2 certificates and the class A-3 certificates through the class J certificates, (c) from the distribution date in July 2004 through the distribution date in July 2005, components corresponding to a portion of the class A-2 certificates and the class A-3 certificates through the class J certificates, (d) from the distribution date in July 2005 through the distribution date in July 2006, components corresponding to a portion of the class A-3 certificates, the class A-4 certificates through the class H certificates and a portion of the class J certificates, (e) from the distribution date in July 2006 though the distribution date in July 2007, components corresponding to a portion of the class A-3 certificates, the class A-4 certificates through the class G certificates and a portion of the class H certificates, (f) from the distribution date in July 2007 through the distribution date in July 2008, components corresponding to a portion of the class A-4 certificates, the class B certificates through the loss F certificates and a portion of the class G certificates, and (g) from the distribution date in July 2008 through the distribution date in July 2009, components corresponding to a portion of the class A-4 certificates, the class B certificates through the class E certificates and a portion of the class F certificates. After the distribution date in July 2009, the class XP strip rate will be 0% per annum. The pass-through rate of the class XC certificates will equal the weighted average of the XC strip rates as further described m the prospectus supplement.

Note:   Classes are not drawn to scale.


                                      NOTES



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------
NOTE: CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASCRIBED TO THEM IN THE RELATED PROSPECTUS SUPPLEMENT.

ISSUE TYPE            Sequential pay REMIC. Class A-1, A-2, A-3, A-4, B, C and D
                      certificates are offered publicly. All other certificates will be privately placed to qualified institutional buyers or to institutional accredited investors.

CUT-OFF DATE          All mortgage loan characteristics are based on balances as of the cut-off date of July 1, 2002 (or with respect to one mortgage loan, July 10, 2002) after application of all payments due on or before such date (whether or not received). All percentages presented herein are approximate.

MORTGAGE POOL         The mortgage pool consists of 101 mortgage loans with an
                      aggregate initial mortgage pool balance of $1,082,600,757, subject to a variance of plus or minus 5%. The mortgage loans are secured by 166 mortgaged real properties located throughout 35 states.

DEPOSITOR             Merrill Lynch Mortgage Investors, Inc.

MORTGAGE LOAN         Merrill Lynch Mortgage Lending, Inc. -- 58.3% of the
SELLERS               initial mortgage pool balance.

                      Wachovia Bank, National Association -- 41.7% of the initial mortgage pool balance.

UNDERWRITERS          Merrill Lynch, Pierce, Fenner & Smith Incorporated,
                      Wachovia Securities, Inc. and Deutsche Bank Securities
                      Inc.

TRUSTEE               LaSalle Bank National Association

FISCAL AGENT          ABN AMRO Bank, N.V.

MASTER SERVICER       Wachovia Bank, National Association

SPECIAL SERVICER      Lend Lease Asset Management, L.P.

RATING AGENCIES       Moody's Investors Service, Inc. and Standard and Poor's
                      Ratings Services, a division of The McGraw-Hill Companies,
                      Inc.

DENOMINATIONS         $25,000 minimum for the offered certificates.

CLOSING DATE          On or about July 11, 2002.

SETTLEMENT TERMS      Book-entry through DTC for all offered certificates.

DETERMINATION DATE    The 8th day of each month, or if such 8th day is not
                      a business day, the next succeeding business day, commencing with respect to the offered certificates in August 2002.

DISTRIBUTION DATE     The fourth business day after the related determination
                      date.




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------
INTEREST DISTRIBUTIONS Each class of offered certificates will be entitled on each distribution date to interest accrued at its pass-through rate for such distribution date on the outstanding certificate balance of such class during the prior calendar month. Interest on the offered certificates will be calculated on the basis of twelve 30-day months and a 360-day year. Interest will be distributed on each distribution date, to the extent of available funds, in sequential order of class designations with class A-1, class A-2, class A-3, class A-4, class XC and class XP ranking pari passu in entitlement to interest.

PRINCIPAL              Principal will be distributed on each distribution date,
DISTRIBUTIONS          to the extent of available funds, to the class of
                       sequential pay certificates outstanding with the earliest alphabetical/numerical class designation until its certificate balance is reduced to zero. If, due to losses, the certificate balances of the class B through class O certificates are reduced to zero, payments of principal to the class A-1, class A-2, class A-3 and class A-4 certificates will be made on a pro rata basis.

LOSSES Realized Losses and Additional Trust Fund Expenses, if any, will be allocated to the class O, class N, class M, class L, class K, class J, class H, class G, class F, class E, class D, class C, and class B certificates, in that order, and then, pro rata, to the class A-1, class A-2, class A-3 and class A-4 certificates.

PREPAYMENT PREMIUMS    Any prepayment premiums or yield maintenance charges
AND YIELD MAINTENANCE  collected will be distributed to certificateholders on
CHARGES                the distribution date following the collection period in
                       which the prepayment occurred. On each distribution date, the holders of each class of offered certificates and class E, class F and class G certificates then entitled to principal distributions will be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of (a) the amount of such prepayment premiums or yield maintenance charges, multiplied by (b) a fraction, the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage rate of the prepaid mortgage loan over the relevant discount rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such class of certificates on such distribution date, and the denominator of which is the Principal Distribution Amount for such distribution date.

                       The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed to the holders of the class XC certificates (not offered hereby).

ADVANCES The master servicer and, if it fails to do so, the trustee or the fiscal agent will be obligated to make P&I advances and servicing advances, including delinquent property taxes and insurance, but only to the extent that such advances are deemed recoverable and in the case of P&I advances subject to appraisal reductions that may occur.




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

APPRAISAL REDUCTIONS   An appraisal reduction generally will be created in the
                       amount, if any, by which the principal balance of a required appraisal loan (plus other amounts overdue or advanced in connection with such loan) exceeds 90% of the appraised value of the related mortgaged property plus all escrows and reserves (including letters of credit) held with respect to the mortgage loan. As a result of calculating an Appraisal Reduction Amount for a given mortgage loan, the interest portion of any P&I advance for such loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates in reverse alphabetical order of the classes. A required appraisal loan will cease to be a required appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist which would cause such mortgage loan to be a required appraisal loan.

OPTIONAL TERMINATION   The master servicer, the special servicer and certain
                       certificateholders will have the option to terminate the trust, in whole but not in part, and purchase the remaining assets of the trust on or after the distribution date on which the stated principal balance of the mortgage loans then outstanding is less than 1.0% of the initial mortgage pool balance. Such purchase price will generally be at a price equal to the unpaid aggregate principal balance of the mortgage loans (or fair market value in the case of REO Properties), plus accrued and unpaid interest and certain other additional trust fund expenses.

CONTROLLING CLASS      The class of sequential pay certificates (a) which bears
                       the latest alphabetical class designation (other than the class XC, XP, Z-I, Z-II, R-I and R-II certificates) and
                       (b) the certificate balance of which is (i) greater than 25% of its original certificate balance and (ii) equal to or greater than 1.0% of the sum of the original certificate balances of all the sequential pay certificates; provided, however, that if no class of sequential pay certificates satisfies clause (b) above, the controlling class will be the outstanding class of sequential pay certificates bearing the latest alphabetical class designation (other than the class XC, XP, Z-I, Z-II, R-I and R-II certificates); provided, further, with respect to certain issues related to the AB
                       Mortgage Loans, the holder of the related companion loan will have certain rights to direct the special servicer, as described in the prospectus supplement.

ERISA The offered certificates are expected to be ERISA eligible.

SMMEA The class A-1, A-2, A-3, A-4 and B certificates are expected to be "mortgage-related securities" for the purposes of SMMEA so long as they remain rated in one of the two highest rating categories by a nationally recognized statistical rating organization.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------



CONTACTS



       MERRILL LYNCH & CO.                        WACHOVIA SECURITIES, INC.
       Rich Sigg                                  William J. Cohane
       (212) 449-3860 (Phone)                     (704) 374-6161 (Phone)
       (212) 449 6253 (Fax)                       (704) 383-7639 (Fax)

       John Mulligan                              Scott Fuller
       (212) 449-3860 (Phone)                     (704) 715-1235 (Phone)
       (212) 449 6253 (Fax)                       (704) 383-8777 (Fax)

       David Rodgers                              Bob Ricci
       (212) 449-3611 (Phone)                     (704) 715-1235 (Phone)
       (212) 449-3658 (Fax)                       (704) 383-8777 (Fax)


                       DEUTSCHE BANK SECURITIES INC.
                       Justin Kennedy
                       (212) 469-5149 (Phone)
                       (212) 469-2740 (Fax)

                       Scott Waynebern
                       (212) 469-5149 (Phone)
                       (212) 469-2740 (Fax)




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF AGGREGATE PERCENTAGE CALCULATIONS IN THE TABLES MAY NOT EQUAL 100% DUE TO ROUNDING.)
--------------------------------------------------------------------------------

GENERAL CHARACTERISTICS
Initial mortgage pool balance.......................................................................   $1,082,600,757
Number of mortgage loans............................................................................              101
Number of mortgaged properties......................................................................              166
Percentage of investment grade shadow rated loans (mortgage loan Nos. 2, 3, and 19).................             13.4%
Number of crossed loan pools........................................................................                3
Crossed loan pools as a percentage of initial mortgage pool balance.................................              5.8%
Number of single note multi-property pools..........................................................                3
Single note multi-property pools as a percentage of initial mortgage pool balance...................             13.7%

Weighted average underwritten debt service coverage ratio...........................................             1.41x
Maximum underwritten debt service coverage ratio....................................................             1.75x
Minimum underwritten debt service coverage ratio....................................................             1.20x
Weighted average cut-off date loan-to-value ratio...................................................             71.1%
Maximum cut-off date loan-to-value ratio............................................................             80.0%
Minimum cut-off date loan-to-value ratio............................................................             20.3%

Average cut-off date principal balance..............................................................      $10,718,819
Maximum cut-off date principal balance..............................................................      $74,919,760
Minimum cut-off date principal balance..............................................................       $1,553,832
Weighted average mortgage interest rate.............................................................            7.305%
Maximum mortgage interest rate......................................................................            8.125%
Minimum mortgage interest rate......................................................................            6.330%

Weighted average original term to maturity or anticipated repayment date (months)...................              114
Maximum original term to maturity or anticipated repayment date (months)............................              204
Minimum original term to maturity or anticipated repayment date (months)............................               48
Weighted average remaining term to maturity or anticipated repayment date (months)..................              110
Maximum remaining term to maturity or anticipated repayment date (months)...........................              204
Minimum remaining term to maturity or anticipated repayment date (months)...........................               48

Number of mortgage loans with balloon payments (excluding mortgage loans with anticipated repayment
     dates).........................................................................................               87
Aggregate cut-off date principal balance of mortgage loans with balloon payments (excluding
     mortgage loans with anticipated repayment dates)...............................................     $784,132,952
Number of mortgage loans with anticipated repayment dates...........................................               13
Aggregate cut-off date principal balance of mortgage loans with anticipated repayment dates.........     $294,367,806
Number of fully amortizing mortgage loans...........................................................                1
Aggregate cut-off date principal balance of fully amortizing mortgage loans.........................       $4,100,000
Percentage of initial mortgage pool balance of mortgage loans secured by mortgaged real properties occupied by a single tenant (certain of such single tenants may have one or more sub-tenants
     at such properties)............................................................................             10.3%



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities, Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
LOAN SELLERS

                                                                  % OF                                     WTD. AVG.
                                               AGGREGATE         INITIAL                                   REMAINING
      MORTGAGE             NUMBER OF         CUT-OFF DATE       MORTGAGE                   WTD. AVG.        TERM TO        WTD. AVG.
        LOAN               MORTGAGE            PRINCIPAL          POOL       WTD. AVG.    CUT-OFF DATE    MATURITY/ARD     MORTGAGE
       SELLER                LOANS             BALANCE(1)       BALANCE(1)       DSCR      LTV RATIO(1)      (MONTHS)         RATE
====================================================================================================================================
Merrill Lynch                  62            $   630,733,981       58.3%       1.43x          71.2%           111           7.370%
Wachovia                       39                451,866,776       41.7        1.38           70.9            109           7.215
                         --------------   -------------------- ------------ -----------  ---------------  -------------  -----------
                              101            $ 1,082,600,757      100.0%       1.41x          71.1%           110           7.305%
====================================================================================================================================

PROPERTY TYPES

                                                           % OF                                  WTD. AVG.
                           NUMBER OF       AGGREGATE      INITIAL                 WTD. AVG.      REMAINING
                           MORTGAGED     CUT-OFF DATE    MORTGAGE                  CUT-OFF        TERM TO      WTD. AVG.   WTD. AVG.
                              REAL         PRINCIPAL       POOL       WTD. AVG.    DATE LTV     MATURITY/ARD   MORTGAGE      LOAN
     PROPERTY TYPE         PROPERTIES     BALANCE(1)    BALANCE(1)       DSCR      RATIO(1)       (MONTHS)        RATE     PER UNIT
====================================================================================================================================
Retail                         34       $  388,667,645     35.9%         1.42x       72.4%          117           7.315%   $   120
  Anchored                     26          353,749,275     32.7          1.43        72.1           117           7.298        115
  Unanchored                    5           22,175,299      2.0          1.31        75.9           107           7.639        184
  Shadow Anchored(2)            3           12,743,072      1.2          1.40        74.8           118           7.216        135

Multifamily                    41          321,616,432     29.7          1.35        75.3           109           7.034     54,508
Office                         20          200,369,748     18.5          1.36        69.6           111           7.423        112
Self Storage                   58           69,289,153      6.4          1.71        58.3           117           7.827         43
Industrial                      6           42,920,658      4.0          1.44        71.6            78           7.427         33
Hospitality                     3           34,319,002      3.2          1.53        51.1            92           7.994     82,616
Mixed Use                       3           22,878,380      2.1          1.30        70.2            78           7.094        143
MHC(3)                          1            2,539,739      0.2          1.46        74.7           115           7.160     16,932
-----------------------  -------------  ---------------  ---------  ------------  -----------  ------------  -----------  ----------
                              166       $1,082,600,757    100.0%         1.41x       71.1%          110           7.305%   $ 18,922
====================================================================================================================================

(1) For mortgage loans secured by multiple properties, the cut-off date principal balance is allocated based on the allocated loan balance specified in the related loan documents or to the extent not specified in the related loan documents, it is allocated on an individual property's appraised value as a percentage of the total appraised value of all of the related mortgaged real properties.
(2) A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.
(3)  Manufactured housing communities.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities, Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
PROPERTY LOCATION

                                                                   % OF                                    WTD. AVG.
                                                 AGGREGATE        INITIAL                                  REMAINING
                                NUMBER OF       CUT-OFF DATE     MORTGAGE                  WTD. AVG.        TERM TO        WTD. AVG.
                             MORTGAGED REAL      PRINCIPAL         POOL      WTD. AVG.    CUT-OFF DATE    MATURITY/ARD     MORTGAGE
          STATES               PROPERTIES       BALANCE (2)       BALANCE       DSCR     LTV RATIO (2)      (MONTHS)         RATE
====================================================================================================================================
CA                                26          $ 235,127,661         21.7%       1.44x        67.6%            106             7.265%
  Northern(1)                      8            103,252,270          9.5        1.28         74.9             103             7.081
  Southern(1)                     18            131,875,392         12.2        1.57         61.9             108             7.409
VA                                12             74,815,233          6.9        1.40         70.8             116             7.485
NY                                 8             74,190,146          6.9        1.40         69.1             115             7.585
FL                                15             73,413,395          6.8        1.40         73.9             117             7.327
MI                                 7             67,760,362          6.3        1.42         70.3             106             7.397
PA                                 5             60,451,037          5.6        1.46         67.0             106             6.883
NV                                 7             53,306,972          4.9        1.36         74.2             111             7.089
NC                                 5             45,273,660          4.2        1.33         73.4             122             7.321
MA                                 6             44,439,990          4.1        1.32         75.5             115             7.439
TX                                13             40,731,102          3.8        1.47         71.4             101             7.491
WA                                 4             35,318,602          3.3        1.33         70.5             116             6.965
NJ                                 4             32,650,456          3.0        1.47         70.3             116             7.364
OH                                 6             27,690,671          2.6        1.54         65.7              93             7.850
RI                                 4             26,756,771          2.5        1.38         75.7             109             7.424
TN                                 6             23,691,717          2.2        1.48         74.3             116             7.364
GA                                 4             23,141,899          2.1        1.25         77.8             113             6.908
KS                                 1             21,343,137          2.0        1.38         79.9             119             7.190
OK                                 2             20,267,780          1.9        1.29         78.9             110             7.023
CT                                 2             18,474,729          1.7        1.43         74.1             116             7.232
IL                                 4             17,865,212          1.7        1.34         74.2             116             7.219
OR                                 1             14,750,000          1.4        1.30         70.9              60             6.740
LA                                 2              9,667,402          0.9        1.42         77.9             119             7.252
SC                                 3              9,121,005          0.8        1.37         77.1             114             7.463
CO                                 4              8,566,560          0.8        1.34         69.3             110             7.713
KY                                 1              5,986,714          0.6        1.31         76.8             117             7.125
MO                                 1              4,576,639          0.4        1.32         76.3             115             7.000
MD                                 2              3,472,471          0.3        1.72         57.9             117             7.870
AZ                                 2              2,889,239          0.3        1.72         57.9             117             7.870
NH                                 2              2,325,947          0.2        1.72         57.9             117             7.870
WI                                 2              1,475,526          0.1        1.72         57.9             117             7.870
DE                                 1                925,195          0.1        1.72         57.9             117             7.870
IA                                 1                802,566          0.1        1.72         57.9             117             7.870
UT                                 1                513,443          0.1        1.72         57.9             117             7.870
NE                                 1                414,742          (3)        1.72         57.9             117             7.870
NM                                 1                402,779          (3)        1.72         57.9             117             7.870
                              -------------   ----------------  -----------  ----------  --------------   --------------    --------
                                 166          $1,082,600,757       100.0%       1.41x        71.1%            110             7.305%
====================================================================================================================================

(1) For purposes of determining whether a mortgaged real property is located in Northern California or Southern California, mortgaged real properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged real properties located in and south of such counties were included in Southern California.
(2) For mortgage loans secured by multiple properties, the cut-off date principal balance is allocated based on the allocated loan balance specified in the related loan documents or to the extent not specified in the related loan documents, it is allocated on an individual property's appraised value as a percentage of the total appraised value of all of the related mortgaged real properties.
(3)  Less than 0.1% of the initial mortgage pool balance.

o    THE MORTGAGED REAL PROPERTIES ARE LOCATED THROUGHOUT 35 STATES.




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities, Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
PROPERTY LOCATION MAP



                               [GRAPHIC OMITTED]


VIRGINIA
12 properties
$74,815,233
6.9% of total

MICHIGAN
7 properties
$67,760,362
6.3% of total

SOUTHERN
CALIFORNIA
18 properties
$131,875,392
12.2% of total

PENNSYLVANIA
5 properties
$60,451,037
5.6% of total

CALIFORNIA (1)
26 properties
$235,127,661
21.7% of total

NEW YORK
8 properties
$74,190,146
6.9% of total

FLORIDA
15 properties
$73,413,395
6.8% of total


NORTHERN
CALIFORNIA
8 properties
$103,252,270
9.5% of total


1 For purposes of determining whether a mortgaged real property is located in Northern California or Southern California, mortgaged real properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged real properties located in and south of such counties were included in Southern California.

                                     -------------------------------------------
                                     [    ] < 1.0% of Cut-Off Date Balance

                                     [    ] 1.0% - 5.0% of Cut-Off Date Balance

                                     [    ] 5.1% - 10.0% of Cut-Off Date Balance

                                     [    ] > 10.0% of Cut-Off Date Balance
                                     -------------------------------------------


                                      NOTES



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities, Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
CUT-OFF DATE PRINCIPAL BALANCE OF MORTGAGE LOANS


                                                                   % OF                                    WTD. AVG.
                                                  AGGREGATE      INITIAL                                   REMAINING
           RANGE OF               NUMBER OF     CUT-OFF DATE     MORTGAGE                 WTD. AVG.         TERM TO        WTD. AVG.
         CUT-OFF DATE              MORTGAGE       PRINCIPAL        POOL     WTD. AVG.    CUT-OFF DATE     MATURITY/ARD      MORTGAGE
         BALANCES ($)               LOANS          BALANCE       BALANCE       DSCR       LTV RATIO         (MONTHS)          RATE
====================================================================================================================================
      less than 2,000,001               3         $  5,279,046      0.5%       1.29x        72.2%               76          7.250%
     2,000,001 - 3,000,000             13           33,185,351      3.1        1.41         74.1               111          7.362
     3,000,001 - 4,000,000             15           53,556,759      4.9        1.31         74.1               114          7.399
     4,000,001 - 5,000,000             11           48,612,376      4.5        1.35         73.6               111          7.182
     5,000,001 - 6,000,000             10           55,801,339      5.2        1.39         72.3               111          7.211
     6,000,001 - 7,000,000              3           18,667,829      1.7        1.34         75.6               107          7.267
     7,000,001 - 8,000,000              2           14,765,099      1.4        1.50         71.4               104          7.102
     8,000,001 - 9,000,000              9           78,509,936      7.3        1.36         65.9               104          7.436
     9,000,001 - 10,000,000             4           37,817,900      3.5        1.44         73.3               114          7.563
    10,000,001 - 15,000,000            12          148,165,584     13.7        1.43         72.5                99          7.123
    15,000,001 - 20,000,000             6          103,713,947      9.6        1.34         69.1               115          7.208
    20,000,001 - 25,000,000             6          132,663,309     12.3        1.30         76.9               105          7.174
    25,000,001 - 30,000,000             1           25,958,855      2.4        1.47         74.2               118          6.630
    35,000,001 - 40,000,000             1           35,925,511      3.3        1.35         71.6               117          7.420
    40,000,001 - 45,000,000             2           85,312,161      7.9        1.34         72.3               117          7.309
    60,000,001 - 65,000,000             2          129,745,996     12.0        1.74         58.2               118          7.670
    70,000,001 - 75,000,000             1           74,919,760      6.9        1.33         77.5               114          7.420
                                   --------   -----------------  ----------   --------    -----------    --------------    ---------
                                      101      $ 1,082,600,757    100.0%       1.41X        71.1%              110          7.305%
====================================================================================================================================

o  THE AVERAGE CUT-OFF DATE PRINCIPAL BALANCE IS $10,718,819.

MORTGAGE RATE

                                                               % OF                                    WTD. AVG.
                                             AGGREGATE        INITIAL                                  REMAINING
         RANGE OF              NUMBER OF    CUT-OFF DATE     MORTGAGE                 WTD. AVG.         TERM TO        WTD. AVG.
         MORTGAGE              MORTGAGE      PRINCIPAL         POOL      WTD. AVG.   CUT-OFF DATE     MATURITY/ARD      MORTGAGE
         RATES (%)               LOANS        BALANCE         BALANCE       DSCR      LTV RATIO         (MONTHS)          RATE
====================================================================================================================================
       6.250 - 6.499               2      $    18,673,373       1.7%        1.46x       78.0%              98             6.361%
       6.500 - 6.749               3           64,108,855       5.9         1.34        74.8               83             6.670
       6.750 - 6.999              10           96,050,514       8.9         1.33        75.2              117             6.902
       7.000 - 7.249              27          238,776,196      22.1         1.35        75.3              117             7.108
       7.250 - 7.499              36          403,700,975      37.3         1.43        71.6              111             7.393
       7.500 - 7.749              13          136,116,009      12.6         1.34        68.4              110             7.558
       7.750 - 7.999               8          106,774,554       9.9         1.61        61.2              110             7.868
       8.000 - 8.249               2           18,400,281       1.7         1.58        40.9               77             8.083
                               ---------  ----------------  ----------- ------------  ------------   --------------  ---------------
                                 101      $ 1,082,600,757     100.0%        1.41x       71.1%             110             7.305%
====================================================================================================================================

o  THE WEIGHTED AVERAGE MORTGAGE RATE IS 7.305%.

                                      NOTES




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities, Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
DEBT SERVICE COVERAGE RATIOS

                                                                  % OF                                     WTD. AVG.
                                               AGGREGATE         INITIAL                                   REMAINING
                               NUMBER OF      CUT-OFF DATE      MORTGAGE                  WTD. AVG.         TERM TO       WTD. AVG.
          RANGE OF             MORTGAGE        PRINCIPAL          POOL      WTD. AVG.   CUT-OFF DATE     MATURITY/ARD      MORTGAGE
           DSCRS                 LOANS          BALANCE          BALANCE       DSCR       LTV RATIO        (MONTHS)          RATE
====================================================================================================================================
      less than 1.20x              1       $    20,800,000          1.9%       1.20x         80.0%            113            6.800%
        1.20 - 1.24                8            62,856,615          5.8        1.22          67.4              90            7.073
        1.25 - 1.29               21           192,908,586         17.8        1.28          74.9             111            7.231
        1.30 - 1.34               21           219,707,547         20.3        1.32          75.9             112            7.263
        1.35 - 1.39               22           229,230,682         21.2        1.37          73.4             114            7.360
        1.40 - 1.44               10            75,234,486          6.9        1.43          68.3             103            7.373
        1.45 - 1.49                5            64,642,158          6.0        1.48          71.7             111            7.133
        1.50 - 1.54                2            22,895,490          2.1        1.52          71.2              93            6.935
        1.55 - 1.59                4            23,512,846          2.2        1.58          64.7             118            7.138
        1.60 - 1.64                1            12,466,071          1.2        1.65          66.0             116            7.290
        1.65 - 1.69                1             2,800,000          0.3        1.70          63.6             120            7.000
        1.70 - 1.74                4            90,594,808          8.4        1.72          59.5             107            7.804
        1.75 - 1.79                1            64,951,470          6.0        1.75          58.5             119            7.470
                              ------------ ------------------ ----------- ------------ -------------- ------------------- ---------
                                 101       $   1,082,600,757      100.0%       1.41x         71.1%            110            7.305%
====================================================================================================================================

o  THE WEIGHTED AVERAGE DEBT SERVICE COVERAGE RATIO IS 1.41X.

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                 % OF                                     WTD. AVG.
                                               AGGREGATE       INITIAL                                    REMAINING
          RANGE OF             NUMBER OF     CUT-OFF DATE      MORTGAGE                  WTD. AVG          TERM TO        WTD. AVG.
        CUT-OFF DATE           MORTGAGE        PRINCIPAL         POOL      WTD. AVG.   CUT-OFF DATE      MATURITY/ARD     MORTGAGE
         LTV RATIOS              LOANS          BALANCE        BALANCE       DSCR        LTV RATIO         (MONTHS)         RATE
====================================================================================================================================
      less than 25.1%               1      $     9,000,000         0.8%      1.40x         20.3%             48             8.040%
        40.1 - 45.0                 1           15,122,173         1.4       1.21          42.0             114             7.565
        55.1 - 60.0                 3          135,225,420        12.5       1.73          58.1             118             7.664
        60.1 - 65.0                 7           68,297,454         6.3       1.55          62.5              94             7.577
        65.1 - 70.0                14          119,013,837        11.0       1.42          68.4             119             7.361
        70.1 - 75.0                37          359,382,355        33.2       1.35          73.7             112             7.218
        75.1 - 80.0                38          376,559,519        34.8       1.33          78.1             107             7.164
                              ------------ ------------------ ----------- ------------ -------------- ------------------- ---------
                                  101      $   1,082,600,757     100.0%      1.41x         71.1%            110             7.305%
====================================================================================================================================

o  THE WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO IS 71.1%


                                      NOTES




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities, Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

                                                                 % OF                                     WTD. AVG.
          RANGE OF                             AGGREGATE       INITIAL                                    REMAINING
       MATURITY DATE           NUMBER OF     CUT-OFF DATE      MORTGAGE                  WTD. AVG.         TERM TO         WTD. AVG.
       LOAN-TO-VALUE           MORTGAGE        PRINCIPAL         POOL      WTD. AVG.   CUT-OFF DATE      MATURITY/ARD      MORTGAGE
         RATIOS(1)               LOANS          BALANCE        BALANCE       DSCR        LTV RATIO         (MONTHS)          RATE
====================================================================================================================================
       less than 5.1%               1      $     4,100,000        0.4%       1.36x          65.1%             204            6.750%
         5.1 - 20.0                 2           24,122,173        2.2        1.28           33.9               89            7.742
        40.1 - 50.0                 2           70,273,950        6.5        1.71           57.7              117            7.843
        50.1 - 55.0                 5          107,476,107        9.9        1.65           60.0              115            7.523
        55.1 - 60.0                13           72,737,911        6.7        1.45           67.2              110            7.421
        60.1 - 65.0                20          211,577,873       19.5        1.39           71.5              113            7.276
        65.1 - 70.0                43          445,047,618       41.1        1.35           75.8              111            7.214
        70.1 - 75.0                13          103,065,126        9.5        1.34           79.2              105            7.249
        75.1 - 80.0                 2           44,200,000        4.1        1.20           78.9               85            6.731
                              ------------ ------------------ ----------- ------------ --------------- ------------------ ----------
                                  101      $ 1,082,600,757      100.0%       1.41x          71.1%             110            7.305%
====================================================================================================================================


(1) With respect to the ARD Loans, the maturity date loan-to-value ratio was calculated with respect to the related anticipated repayment date.

o THE WEIGHTED AVERAGE MATURITY DATE OR ANTICIPATED REPAYMENT DATE LTV RATIO IS 62.2%

ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

                                                               % OF                                      WTD. AVG.
          RANGE OF                           AGGREGATE        INITIAL                                    REMAINING
       ORIGINAL TERMS         NUMBER OF     CUT-OFF DATE     MORTGAGE                   WTD. AVG.         TERM TO         WTD. AVG.
         TO MATURITY          MORTGAGE       PRINCIPAL         POOL       WTD. AVG.   CUT-OFF DATE      MATURITY/ARD      MORTGAGE
         (MONTHS)(1)            LOANS         BALANCE         BALANCE       DSCR        LTV RATIO         (MONTHS)          RATE
====================================================================================================================================
            0 - 60                 7      $   66,791,250        6.2%        1.29x         68.2%              57             7.042%
           61 - 84                 4          32,919,509        3.0         1.53          66.6               65             7.411
           85 - 108                8          41,714,627        3.9         1.40          74.3               89             7.261
          109 - 119                1          15,122,173        1.4         1.21          42.0              114             7.565
          120 - 168               80         921,953,199       85.2         1.42          71.8              116             7.321
          181 - 228                1           4,100,000        0.4         1.36          65.1              204             6.750
                             ------------ ------------------ ----------- ------------ -------------- ------------------- -----------
                                 101      $1,082,600,757      100.0%        1.41x         71.1%             110             7.305%
====================================================================================================================================

(1) With respect to the ARD Loans, the original term to maturity was calculated with respect to the related anticipated repayment date.

o THE WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY OR ANTICIPATED REPAYMENT DATE IS 114 MONTHS.

                                      NOTES




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities, Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

                                                               % OF                                      WTD. AVG.
          RANGE OF                           AGGREGATE        INITIAL                                    REMAINING
       ORIGINAL TERMS         NUMBER OF     CUT-OFF DATE     MORTGAGE                   WTD. AVG.         TERM TO         WTD. AVG.
         TO MATURITY          MORTGAGE       PRINCIPAL         POOL       WTD. AVG.   CUT-OFF DATE      MATURITY/ARD      MORTGAGE
         (MONTHS)(1)            LOANS         BALANCE         BALANCE       DSCR        LTV RATIO         (MONTHS)          RATE
====================================================================================================================================
            0 - 60                 8      $    75,764,067        7.0%       1.31x         67.2%              58             7.141%
           61 - 84                 3           23,946,692        2.2        1.54          69.0               67             7.237
           85 - 108               12           60,889,384        5.6        1.44          71.9               94             7.490
          109 - 120               77          917,900,614       84.8        1.41          71.5              116             7.311
          193 - 204                1            4,100,000        0.4        1.36          65.1              204             6.750
                             ------------ ------------------ ----------- ------------ -------------- ------------------- -----------
                                 101      $ 1,082,600,757      100.0%       1.41x         71.1%             110             7.305%
====================================================================================================================================

(1) With respect to the ARD Loans, the remaining term to maturity was calculated with respect to the related anticipated repayment date.

o THE WEIGHTED AVERAGE REMAINING TERM TO MATURITY OR ANTICIPATED REPAYMENT DATE IS 110 MONTHS.

SEASONING

                                                               % OF                                      WTD. AVG.
                                             AGGREGATE        INITIAL                                    REMAINING
                              NUMBER OF     CUT-OFF DATE     MORTGAGE                   WTD. AVG.         TERM TO         WTD. AVG.
          SEASONING           MORTGAGE       PRINCIPAL         POOL       WTD. AVG.   CUT-OFF DATE      MATURITY/ARD      MORTGAGE
         (MONTHS)(1)            LOANS         BALANCE         BALANCE       DSCR        LTV RATIO         (MONTHS)          RATE
====================================================================================================================================
            0 - 12                 98       $1,065,857,528      98.5%        1.41x        71.2%             110             7.294%
           13 - 24                  3           16,743,229       1.5         1.56         65.5              105             8.015
                             ------------ ------------------ ----------- ------------ -------------- ------------------- -----------
                                  101       $1,082,600,757     100.0%        1.41x        71.1%             110             7.305%
====================================================================================================================================

(1) For mortgage loan No. 36, the indicated seasoning is based upon the date on which such AB Mortgage Loan was split from the related companion loan; however such loan was initially originated on June 27, 2001. See "DESCRIPTION OF THE MORTGAGE POOL--AB Mortgage Loans" in the prospectus supplement for more information regarding the AB Mortgage Loans.

o   THE WEIGHTED AVERAGE SEASONING IS 4 MONTHS.

ORIGINAL AMORTIZATION TERMS

                                                               % OF                                      WTD. AVG.
      RANGE OF ORIGINAL                      AGGREGATE        INITIAL                                    REMAINING
        AMORTIZATION          NUMBER OF     CUT-OFF DATE     MORTGAGE                   WTD. AVG.         TERM TO         WTD. AVG.
            TERMS             MORTGAGE       PRINCIPAL         POOL       WTD. AVG.   CUT-OFF DATE      MATURITY/ARD      MORTGAGE
         (MONTHS)(1)            LOANS         BALANCE         BALANCE       DSCR        LTV RATIO         (MONTHS)          RATE
====================================================================================================================================
          120 - 144                1     $   15,122,173          1.4%        1.21x        42.0%              114            7.565%
          193 - 228                1          4,100,000          0.4         1.36         65.1               204            6.750
          265 - 300               16        163,115,499         15.1         1.54         61.9               106            7.727
          301 - 348                3         18,502,616          1.7         1.30         77.8               115            7.474
          349 - 360               80        881,760,470         81.4         1.39         73.2               110            7.222
                             ------------ ------------------ ----------- ------------ -------------- ------------------- -----------
                                 101     $1,082,600,757        100.0%        1.41x        71.1%              110            7.305%
====================================================================================================================================

(1) For mortgage loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the mortgage loan would amortize if interest paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

o   THE WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM IS 347 MONTHS.

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities, Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
REMAINING STATED AMORTIZATION TERMS

      RANGE OF ORIGINAL                                        % OF                                      WTD. AVG.
      REMAINING STATED                       AGGREGATE        INITIAL                                    REMAINING
        AMORTIZATION          NUMBER OF     CUT-OFF DATE     MORTGAGE                   WTD. AVG.         TERM TO         WTD. AVG.
            TERMS             MORTGAGE       PRINCIPAL         POOL       WTD. AVG.   CUT-OFF DATE      MATURITY/ARD      MORTGAGE
         (MONTHS)(1)            LOANS         BALANCE         BALANCE       DSCR        LTV RATIO         (MONTHS)          RATE
====================================================================================================================================
          133 - 144                1      $    15,122,173        1.4%        1.21x         42.0%            114             7.565%
          193 - 228                1            4,100,000        0.4         1.36          65.1             204             6.750
          265 - 300               16          163,115,499       15.1         1.54          61.9             106             7.727
          301 - 348                6           28,277,092        2.6         1.31          75.8             112             7.607
          349 - 360               77          871,985,994       80.5         1.39          73.2             110             7.215
                             ------------ ------------------ ----------- ------------ -------------- ------------------- -----------
                                 101      $ 1,082,600,757      100.0%        1.41x         71.1%            110             7.305%
====================================================================================================================================

(1) For mortgage loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the mortgage loan would amortize if interest paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

o   THE WEIGHTED AVERAGE REMAINING AMORTIZATION TERM IS 344 MONTHS.

AMORTIZATION TYPE

                                                                                                       WTD. AVG.
                                        AGGREGATE            % OF                     WTD. AVG.        REMAINING
                        NUMBER OF      CUT-OFF DATE        INITIAL                     CUT-OFF          TERM TO        WTD. AVG.
                         MORTGAGE       PRINCIPAL          MORTGAGE      WTD. AVG.     DATE LTV      MATURITY/ARD      MORTGAGE
  AMORTIZATION TYPE       LOANS          BALANCE         POOL BALANCE       DSCR        RATIO          (MONTHS)          RATE
====================================================================================================================================
Balloon                     87        $  784,132,952         72.4%           1.39x       72.2%           111             7.234%
ARD                         13           294,367,806         27.2           1.45         68.2            108             7.504
Fully Amortizing             1             4,100,000          0.4           1.36         65.1            204             6.750
                       ------------- ----------------- ----------------- ----------- ------------- ------------------ ------------
                           101        $1,082,600,757        100.0%           1.41x       71.1%           110             7.305%
====================================================================================================================================

LOCK BOXES

                                                                                                                   % OF
                                                                                      AGGREGATE CUT-OFF           INITIAL
                                                              NUMBER OF                DATE PRINCIPAL            MORTGAGE
LOCK BOX                                                    MORTGAGE LOANS                 BALANCE             POOL BALANCE
====================================================================================================================================
Lock boxes in effect at origination                               8                    $195,375,254                 18.0%
Springing                                                        21                     340,585,744                 31.5
====================================================================================================================================

ESCROW TYPES

                                                                                                                   % OF
                                                                                      AGGREGATE CUT-OFF           INITIAL
                                                              NUMBER OF                DATE PRINCIPAL            MORTGAGE
ESCROW TYPE(1)                                              MORTGAGE LOANS                 BALANCE             POOL BALANCE
====================================================================================================================================
TI/LC                                                              36               $    426,693,671                65.2%(2)
Real Estate Tax                                                    94                    960,643,395                88.7
Insurance                                                          87                    864,409,008                79.8
Repl. Reserve                                                      96                  1,049,224,045                96.9
====================================================================================================================================

(1) Includes initial and ongoing reserves and escrows.
(2) The statistical information for the TI/LC Reserve percentage does not include mortgage loans secured by multifamily, hospitality, manufactured housing community, or self-storage properties.

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
PREPAYMENT PROVISIONS SUMMARY

                                                                             % OF       WTD. AVG.                   WTD. AVG.
                                                           AGGREGATE        INITIAL      TERM OF     WTD. AVG.      REMAINING
                                           NUMBER OF      CUT-OFF DATE     MORTGAGE    PREPAYMENT      OPEN          TERM TO
                PREPAYMENT                  MORTGAGE       PRINCIPAL         POOL      PROVISIONS     PERIOD      MATURITY/ARD
                PROVISIONS                   LOANS          BALANCE         BALANCE     (MONTHS)     (MONTHS)       (MONTHS)
====================================================================================================================================
  Lockout/Defeasance                            96       $1,026,847,570       94.9%        108           4             112
  Lockout                                        2           24,886,443        2.3          58           2              60
  Lockout/Yield Maintenance                      2           20,623,215        1.9          82           4              85
  Lockout/Defeasance/Yield Maintenance           1           10,243,530        1.0         109           4             113
                                          ------------- ----------------- ------------ ------------ ------------ -------------------
                                               101       $1,082,600,757      100.0%        106           4             110
====================================================================================================================================

MORTGAGE POOL PREPAYMENT PROFILE

                                               AGGREGATE     % OF REMAINING
                                               REMAINING      MORTGAGE POOL        % OF REMAINING       % OF REMAINING
                   MONTHS        NUMBER OF     PRINCIPAL        BALANCE -          MORTGAGE POOL        MORTGAGE POOL
                    SINCE        MORTGAGE      BALANCE(1)       LOCKOUT/              BALANCE-             BALANCE-
     DATE       CUT-OFF DATE       LOANS       (MILLIONS)     DEFEASANCE(2)      YIELD MAINTENANCE           OPEN         TOTAL
====================================================================================================================================
    Jul-02            0             101        $1,083             100.0%                 0.0%                0.0%          100.0%
    Jan-03            6             101         1,078             100.0                  0.0                 0.0           100.0
    Jan-04           18             101         1,067             100.0                  0.0                 0.0           100.0
    Jan-05           30             101         1,055              98.1                  1.9                 0.0           100.0
    Jan-06           42             101         1,043              97.2                  2.8                 0.0           100.0
    Jan-07           54              99         1,016              96.7                  2.1                 1.2           100.0
    Jan-08           66              92           929              97.8                  2.2                 0.0           100.0
    Jan-09           78              90           904              97.8                  2.2                 0.0           100.0
    Jan-10           90              83           856              97.0                  2.3                 0.6           100.0
    Jan-11          102              82           834              96.4                  2.4                 1.3           100.0
    Jan-12          114              59           565              61.3                  0.0                38.7           100.0
    Jan-13          126               1             2             100.0                  0.0                 0.0           100.0
    Jan-14          138               1             2             100.0                  0.0                 0.0           100.0
    Jan-15          150               1             2             100.0                  0.0                 0.0           100.0
    Jan-16          162               1             1             100.0                  0.0                 0.0           100.0
    Jan-17          174               1             1             100.0                  0.0                 0.0           100.0
    Jan-18          186               1             1             100.0                  0.0                 0.0           100.0
    Jan-19          198               1             0             100.0                  0.0                 0.0           100.0
    Jan-20          210               0             0               0.0                  0.0                 0.0             0.0
====================================================================================================================================

(1) Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity, except that the ARD Loans are assumed to pay in full on their respective anticipated repayment dates. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.
(2) Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

                                      NOTES


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS
--------------------------------------------------------------------------------
The following table and summaries describe the ten largest mortgage loans or pools of mortgage loans in the mortgage pool by cut-off date principal balance:

TEN LARGEST MORTGAGE LOANS OR POOLS OF MORTGAGE LOANS BY CUT-OFF DATE PRINCIPAL BALANCE

                                         NUMBER OF
                                         MORTGAGE                  % OF
                                          LOANS/      CUT-OFF     INITIAL                                 LOAN              CUT-OFF
                            MORTGAGE     MORTGAGED     DATE      MORTGAGE                                BALANCE             DATE
           LOAN               LOAN         REAL      PRINCIPAL     POOL        PROPERTY       PROPERTY    PER                 LTV
           NAME              SELLER     PROPERTIES  BALANCE (1)   BALANCE        TYPE          SIZE(2)  SF/UNIT(3)  DSCR(3) RATIO(3)
====================================================================================================================================
Royal Ahold Portfolio     Merrill Lynch    1/8     $ 74,919,760      6.9%   Retail-Anchored    547,330  $  137       1.33x    77.5%

Burbank Empire Center(4)  Wachovia         1/1       64,951,470      6.0    Retail-Anchored    613,794     106       1.75     58.5

U-Haul Portfolio(5)       Merrill Lynch    1/57      64,794,526      6.0    Self-Storage     1,571,812      41       1.72     57.9

Harden Ranch Plaza        Wachovia         1/1       44,963,979      4.2    Retail-Anchored    324,079      139      1.30     74.7

Dominion Tower            Merrill Lynch    1/1       40,348,183      3.7    Office             403,276      100      1.38     69.6

Seven Mile Crossing       Merrill Lynch    1/1       35,925,511      3.3    Office             346,265      104      1.35     71.6

Abbey Portfolio           Wachovia         7/7       35,738,001      3.3    Various (6)        717,766       80      1.39     74.4

Bear Run Village          Merrill Lynch    1/1       25,958,855      2.4    Multifamily            438   59,267      1.47     74.2

Somerfield at Lakeside    Wachovia         1/1       23,400,000      2.2    Multifamily            280   83,571      1.20     78.0

Craig Portfolio           Wachovia         2/2       23,122,000      2.1    Retail-Anchored    153,174      151      1.35     74.8
                                        ----------- ------------ ----------                                      --------- --------
TOTAL/WTD AVG                             17/80    $434,122,284     40.1%                                            1.46x    69.6%


----------------
(1) In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.
(2) Property size is indicated in square feet, except with respect to Bear Run Village and Somerfield at Lakeside, the property size of which is indicated in units.
(3) In the case of a concentration of cross-collateralized mortgage loans, the weighted average.
(4) Moody's and S&P have confirmed that the Burbank Empire Center Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa3"/"BBB" by Moody's and S&P, respectively.
(5) Moody's and S&P have confirmed that the U-Haul Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa1"/"BBB-" by Moody's and S&P, respectively.
(6) Office, Industrial and Retail.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

ROYAL AHOLD PORTFOLIO




                                [GRAPHIC OMITTED]





-------------------------------------------------------------------- ---------------------------------------------------------------
            PROPERTY INFORMATION                                                MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties............                  8   Mortgage Loan Seller............................  Merrill Lynch
Location (City/State).......................... See Table - Pg. 20   Cut-off Date Principal Balance..................    $74,919,760
Property Type..................................    Anchored Retail   Cut-off Date Loan Balance Per SF/Unit...........           $137
Size (Sq. Ft.).................................            547,330   Percentage of Initial Mortgage Pool Balance ....           6.9%
Weighted Average Percentage                                          Number of Mortgage Loans........................              1
  Occupancy as of Dec. 26, 2001................             100.0%   Type of Security (fee/leasehold)................            Fee
Year Built.....................................            Various   Mortgage Rate...................................         7.420%
Appraisal Value................................        $96,640,000   Original Term to Maturity/ARD (Months)..........            120
Underwritten Occupancy.........................              97.0%   Original Amortization Term (Months).............            360
Underwritten Revenues..........................         $8,688,811   Cut-off Date LTV Ratio..........................          77.5%
Underwritten Total Expenses...................            $260,665   LTV Ratio at Maturity or ARD....................          68.6%
Underwritten Net Operating Income (NOI).......          $8,428,147   Underwritten DSCR on NOI........................          1.35x
Underwritten Net Cash Flow (NCF)..............          $8,316,429   Underwritten DSCR on NCF........................          1.33x
-------------------------------------------------------------------- ---------------------------------------------------------------


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------


o THE LOAN. The mortgage loan (the "Royal Ahold Loan") is evidenced by a single note secured by first mortgages encumbering eight anchored retail properties located in Connecticut, Massachusetts, New Jersey, Rhode Island and South Carolina (each, a "Royal Ahold Property" and collectively, the "Royal Ahold Properties"). The Royal Ahold Loan represents approximately 6.9% of the initial mortgage pool balance. The Royal Ahold Loan was originated on December 27, 2001, and has a principal balance as of the cut-off date of approximately $74,919,760.

      The Royal Ahold Loan is an ARD Loan with a remaining term of 114 months to its anticipated repayment date of January 1, 2012, and a scheduled maturity date of January 1, 2032. The Royal Ahold Loan may be prepaid on or after October 1, 2011, and the Royal Ahold Loan permits defeasance with United States government obligations beginning two years after securitization.

o THE BORROWERS. There are eight borrowers under the Royal Ahold Loan. Each of the borrowers is an affiliate of CE Investment Associates 2001, LLC and was established as a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Royal Ahold Loan. The sponsor of the borrowers is Louis L. Ceruzzi, Jr. who has experience in development, leasing, management and ownership of numerous retail properties. Louis Ceruzzi operates through Ceruzzi Properties, which is a developer of community shopping centers and single-tenant retail facilities throughout the northeastern United States.

o THE PROPERTIES. The Royal Ahold Properties consist of eight anchored retail properties, six anchored by a Stop & Shop(R) supermarket, one by a Giant(R) (Super G) supermarket and one by a BI-LO(R) supermarket. Each of the eight properties is leased pursuant to a lease between the respective borrower, as landlord, and the Stop & Shop Supermarket Company ("Stop & Shop"), BI-LO, LLC ("BI-LO") or Giant Food, Inc. ("Giant"), as applicable, (each, a "Prime/Master Lease"), as tenant. Each Prime/Master Lease requires the tenant to maintain the related Royal Ahold Property at the tenant's expense (a "Triple Net Lease"). Royal Ahold NV (NYSE AHO) ("Royal Ahold") guarantees all eight of the Prime/Master Leases, each of which is for a lease term of 25 years, except for the lease relating to the Royal Ahold Property located in Greenville, South Carolina, which is for a period of 24 years.

      Three of the Royal Ahold Properties (located in Framingham, Massachusetts; Cumberland, Rhode Island; and Malden, Massachusetts) are leased to The Stop & Shop Supermarket Company, which, in turn, has subleased 14,050 square feet, 18,654 square feet, and 4,997 square feet, respectively, to other retailers. As of December 26, 2001, the weighted average occupancy rate for the Royal Ahold Properties was 100.0%. Stop & Shop(R), Giant(R), and BI-LO(R) are all wholly-owned subsidiaries of Royal Ahold, which owns 8,200 supermarkets as well as other retail outlets in 26 countries. As of June 13, 2002, Royal Ahold had a long term local issuer credit rating of "BBB+" (S&P) and a senior unsecured debt rating of "Baa1" (Moody's).

      The following table presents certain information relating to the Royal Ahold Properties:

                                                              NET RENTABLE
       ANCHOR TENANT NAME       PROPERTY LOCATION               AREA(SF)            YEAR BUILT
       -------------------   ------------------------------   ------------    ----------------------
       Stop & Shop(R)        Malden, Massachusetts               79,229               1994
       Stop & Shop(R)        Southington, Connecticut            64,948       1994 (Renovated 2001)
       Stop & Shop(R)        Swampscott, Massachusetts           65,268       1993 (Renovated 1999)
       Stop & Shop(R)        Cumberland, Rhode Island            85,799               1994
       Stop & Shop(R)        Bristol Township, Rhode Island      63,128               1993
       Stop & Shop(R)        Framingham, Massachusetts           64,917               1994
       Giant(R)(Super-G)     Sicklerville, New Jersey            68,323               1995
       BI-LO(R)              Greenville, South Carolina          55,718       1978 (Renovated 1998)

o ESCROWS. As all of the Prime/Master Leases are structured as Triple Net Leases, the mortgagee conditionally waived the requirements contained in the loan documents providing for certain escrows of real estate taxes, insurance, and replacement reserves provided that: (i) no event of default has occurred; (ii) the Prime/Master Lease is in full force and effect and has not been modified; (iii) no event of default by the borrower or the tenant has occurred under the Prime/Master Lease; (iv) the guarantor under the Prime/Master Lease (Royal Ahold) maintains, for a period greater than one year, a long term unsecured debt rating greater than or equal to "BBB-" by S&P and "Baa3" by Moody's; (v) the mortgagee has received satisfactory evidence of full payment of all insurance premiums at least thirty days prior to their respective due dates; (vi) the mortgagee has received satisfactory evidence of full payment of all real estate taxes at least fifteen days prior to their respective due dates; and (vii) the tenants are maintaining the premises in good condition as required pursuant to the terms of the Prime/Master Lease and the borrowers have no obligations to make repairs or maintain the premises. In the event that the aforementioned conditions (i) through (vii) are not met, the loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. The loan documents require the borrowers to deposit with the mortgagee a sum (as adjusted by reference to the consumer price index) each month for replacement reserves. Provided no event of default has occurred and is continuing and the borrowers


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

      have provided the documentation required in the loan documents, the borrowers must be reimbursed for replacement expenditures. See Annex A-3 to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are required to be deposited into a mortgagee designated lock box account.

o HYPERAMORTIZATION. Commencing on the anticipated repayment date of January 1, 2012, in addition to the interest described above, additional interest at the rate of two percent (2%) per annum shall also accrue on the principal amount of the Royal Ahold Loan. Additional interest shall also accrue on the accrued interest, if any, at the initial interest rate plus two percent (2%) per annum. See "DESCRIPTION OF THE MORTGAGE POOL--ARD Loans" in the prospectus supplement for information regarding ARD Loans.

o PARTIAL RELEASE. Pursuant to the defeasance provisions set forth in the loan documents, the borrowers may elect to defease a portion of the Royal Ahold Loan in connection with a release (a "Release") of the Royal Ahold Property located in Greenville, South Carolina or the Royal Ahold Property located in Sicklerville, New Jersey provided that: (i) the borrowers provide substitution of the collateral with U.S. Treasury obligations in an amount equal to the sum of 100% of the allocated loan amount of such property, plus 25% of the initial allocated loan amount of such property;
      (ii) the aggregate debt service coverage immediately following the Release is at least equal to the greater of the aggregate debt service coverage at the date of loan closing and the aggregate debt service coverage immediately prior to the Release; (iii) the borrowers, at their sole expense, must prepare any and all documents and instruments necessary to effect the Release; (iv) no event of default has occurred and is continuing; and (v) at the time of the proposed release, each of the Royal Ahold Properties which are not to be defeased from the lien (the "Remaining Collateral") must have sales per square foot for the preceding 12-month period equal to or greater than the sales per square foot of the Remaining Collateral for the 12-month period ending December 31, 2000. The loan documents require that S&P and Moody's must have confirmed in writing that any rating issued by them on the certificates will not, as a result of the proposed defeasance, be downgraded, from the then current ratings thereof, qualified or withdrawn.

o ENVIRONMENTAL INSURANCE. The Royal Ahold Property located in Cumberland, Rhode Island is insured under a Secured Creditor Impaired Property policy with no deductible provided by AIG Environmental Insurance Company, a subsidiary of American International Group, in the amount of $14,000,000, or approximately 125% of the initial allocated loan amount of such property for a policy period of 15 years, for which the full premium was paid by the borrower at the closing of the Royal Ahold Loan. As of June 15, 2002, American International Group had a financial strength rating of "AAA" (S&P).

o PROPERTY MANAGEMENT. The Royal Ahold Properties are self-managed by Ceruzzi Properties, the parent of the borrowers.

o     UNDERWRITTEN FINANCIALS.

                                                                                                U/W NET
                                                                               U/W TOTAL       OPERATING     U/W NET CASH
                                             U/W OCCUPANCY   U/W REVENUES      EXPENSES      INCOME (NOI)     FLOW (NCF)
                                             -------------   -------------   -------------   ------------   --------------
Stop & Shop(R)(Malden, MA)                        97.0%        $1,442,825        $43,285       $1,399,540      $1,382,110
Stop & Shop(R)(Southington, CT)                   97.0          1,266,818         38,005        1,228,813       1,207,381
Stop & Shop(R)(Swampscott, MA)                    97.0          1,255,630         37,669        1,217,962       1,199,034
Stop & Shop(R)(Cumberland, RI)                    97.0          1,297,078         38,912        1,258,166       1,245,296
Stop & Shop(R)(Bristol Township, RI)              97.0            940,859         28,226          912,633         903,164
Stop & Shop(R)(Framingham, MA)                    97.0          1,046,201         31,386        1,014,815       1,001,832
Giant(R)(Sicklerville, NJ)                        97.0            959,565         28,787          930,778         920,530
BI-LO(R)(Greenville, SC)                          97.0            479,835         14,395          465,440         457,082
------------------------                         -----           -------         ------          -------         -------
Totals                                            97.0%        $8,688,811       $260,665       $8,428,147      $8,316,429


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

BURBANK EMPIRE CENTER





                                [GRAPHIC OMITTED]





--------------------------------------------------------------------  --------------------------------------------------------------
              PROPERTY INFORMATION                                               MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties............                   1   Mortgage Loan Seller............................      Wachovia
Location (City/State)..........................         Burbank, CA   Cut-off Date Principal Balance..................   $64,951,470
Property Type..................................     Anchored Retail   Cut-off Date Loan Balance Per SF/Unit...........          $106
Size (Sq. Ft.).................................             613,794   Percentage of Initial Mortgage Pool Balance ....          6.0%
Percentage Occupancy as of May 1, 2002.........              100.0%   Number of Mortgage Loans........................             1
Year Built.....................................                2002   Type of Security (fee/leasehold)................           Fee
Appraisal Value................................        $111,000,000   Mortgage Rate...................................        7.470%
Underwritten Occupancy.........................               97.0%   Original Term to Maturity/ARD (Months)..........           120
Underwritten Revenues..........................         $12,475,705   Original Amortization Term (Months).............           360
Underwritten Total Expenses....................          $2,740,069   Cut-off Date LTV Ratio..........................         58.5%
Underwritten Net Operating Income (NOI)........          $9,735,636   LTV Ratio at Maturity or ARD....................         51.7%
Underwritten Net Cash Flow (NCF)...............          $9,529,274   Underwritten DSCR on NOI........................         1.79x
                                                                      Underwritten DSCR on NCF........................         1.75x
                                                                      Shadow Ratings (Moody's/S&P) (1)...............       Baa3/BBB
--------------------------------------------------------------------  --------------------------------------------------------------

-----------
(1) Moody's and S&P have confirmed that the Burbank Empire Center Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa3"/"BBB" by Moody's and S&P, respectively.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------


o THE LOAN. The mortgage loan (the "Burbank Empire Center Loan") is evidenced by a single note and is secured by a first deed of trust encumbering an anchored retail center located in Burbank, California (the "Burbank Property"). The Burbank Empire Center Loan represents approximately 6.0% of the initial mortgage pool balance. The Burbank Empire Center Loan was originated on May 29, 2002, and has a principal balance as of the cut-off date of approximately $64,951,470. The Burbank Empire Center Loan, which is evidenced by a senior note dated May 29, 2002, is the senior portion of a whole loan with an original principal balance of $82,000,000 that was originated on May 29, 2002. The companion loan related to the Burbank Empire Center Loan is evidenced by a separate note dated May 29, 2002 (the "Burbank Empire Center Companion Loan"), with an original principal balance of $17,000,000. The Burbank Empire Center Companion Loan will not be an asset of the trust. The Burbank Empire Center Loan and the Burbank Empire Center Companion Loan will be governed by an intercreditor and servicing agreement, as described in the prospectus supplement under "DESCRIPTION OF THE MORTGAGE POOL--AB Mortgage Loans" and will be serviced pursuant to the terms of the pooling and servicing agreement.

      The Burbank Empire Center Loan has a remaining term of 119 months and a scheduled maturity date of June 1, 2012. The Burbank Empire Center Loan may be prepaid on or after March 1, 2012, and permits defeasance with United States government obligations beginning four years after its first payment date.

o THE BORROWER. The borrower is Zelman Burbank Empire, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Burbank Empire Center Loan. The sponsors of the borrower are Ben Reiling and Somera Capital Management, LLC ("Somera"). Mr. Reiling is president and owner of Zelman Development Company ("Zelman"). Zelman, based in Los Angeles, California, is a real estate company with over 35 years of commercial real estate development experience and has developed over eight million square feet of retail, industrial and office space. Somera, based in Santa Barbara, California, is a real estate investment company that specializes in diversifying capital into commercial real estate projects.

o THE PROPERTY. The Burbank Property consists of 17 one-story retail buildings consisting of approximately 613,794 square feet situated on approximately 50-acres located in Burbank, California, and constructed in 2002. As of May 1, 2002, the occupancy rate for the Burbank Property was 100.0%. The largest tenant is Target Corporation ("Target") occupying approximately 149,957 square feet, or approximately 24.4% of the net rentable area. Target is a family-oriented discount retailer. The Target lease expires in January 2027. As of June 15, 2002, Target had a long-term local issuer credit rating of "A+" (S&P) and a senior unsecured debt rating of "A2" (Moody's). The second largest tenant is Lowe's Companies, Inc. ("Lowe's"), occupying approximately 135,197 square feet, or approximately 22.0% of the net rentable area. Lowe's is a retailer serving the do-it-yourself home improvement, home decor and home construction markets. The Lowe's lease expires in October 2026. As of June 15, 2002, Lowe's had a long-term local issuer credit rating of "A" (S&P) and a senior unsecured debt rating of "A3" (Moody's). The third largest tenant is Best Buy Co., Inc. ("Best Buy"), occupying approximately 45,000 square feet, or approximately 7.3% of the net rentable area. Best Buy is a specialty retailer of consumer electronics, home office equipment, entertainment software and appliances. The Best Buy lease expires in January 2022. As of June 15, 2002, Best Buy had a long-term local issuer credit rating of "BBB-" (S&P) and a senior unsecured debt rating of "Baa3" (Moody's).

    The following table presents certain information relating to the major tenants at the Burbank Property:



                                            % OF GROSS POTENTIAL       NET RENTABLE         % OF NET         DATE OF LEASE
                     TENANT                         RENT                 AREA (SF)        RENTABLE AREA        EXPIRATION
                     ------                 --------------------    ------------------   ---------------    ---------------
 Target................................              9.3%                 149,957               24.4%         January 2027
 Lowe's................................             22.0                  135,197               22.0          October 2026
 Best Buy..............................              8.2                   45,000                7.3          January 2022
 SportMart (Gart Sports)...............              8.7                   43,000                7.0          January 2017
 Linens `N Things......................              6.5                   35,200                5.7          January 2022
 Marshall's............................              5.2                   30,000                4.9          October 2011
 Shoe Pavilion.........................              4.9                   24,416                4.0          November 2011
 Staples...............................              4.9                   23,942                3.9            May 2012
 Michaels..............................              4.2                   23,731                3.9          February 2012



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

     The following table presents certain information relating to the lease rollover schedule at the Burbank Property:

                                                                                                                  CUMULATIVE %
                                                                                                   % OF GROSS       OF GROSS
                  NUMBER OF                                                      CUMULATIVE %      POTENTIAL        POTENTIAL
                   LEASES        AVG. BASE        TOTAL SF      % OF TOTAL SF        OF SF            RENT            RENT
       YEAR        ROLLING    RENT/SF ROLLING     ROLLING        ROLLING(1)       ROLLING(1)       ROLLING(1)      ROLLING(1)
     --------    ----------  ----------------    -----------    -------------   -------------     ------------    -------------
       2002           0             $0.00               0            0.0%             0.0%             0.0%            0.0%
       2003           0              0.00               0            0.0              0.0              0.0             0.0
       2004           0              0.00               0            0.0              0.0              0.0             0.0
       2005           0              0.00               0            0.0              0.0              0.0             0.0
       2006           3             27.00           9,800            1.6              1.6              2.5             2.5
       2007          12             31.96          28,465            4.6              6.2              8.7            11.2
       2008           0              0.00               0            0.0              6.2              0.0            11.2
       2009           0              0.00               0            0.0              6.2              0.0            11.2
       2010           0              0.00               0            0.0              6.2              0.0            11.2
       2011           4             19.58          68,566           11.2             17.4             12.8            24.0
       2012           9             21.99          73,323           11.9             29.4             16.2            40.2

----------
(1) Calculated based on approximate square footage occupied by each tenant.

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, the loan documents require the borrower to deposit with the mortgagee the amount of $78,000 per year, not to exceed $500,000 in the aggregate, for tenant improvements and leasing commissions. See Annex A-3 to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX ACCOUNT. At any time during the term of the Burbank Empire Center Loan, (i) if the applicable debt service coverage ratio, as computed by the mortgagee, is less than 1.15x or (ii) upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases must be directly deposited into a mortgagee designated lock box account.

o ENVIRONMENTAL INSURANCE. The Burbank Property is a designated "Superfund Site" by the United States Environmental Protection Agency (the "USEPA") as a result of its prior use as a Lockheed Martin Corporation ("Lockheed") aircraft manufacturing and storage facility. All required environmental concerns have been addressed by Lockheed pursuant to the terms of two Consent Decrees entered into with the USEPA. Lockheed has been designated a "Responsible Party" by the USEPA. In addition, Lockheed has provided an environmental indemnity to the borrower that also runs to the benefit of future owners and lenders. Furthermore, the Burbank Property is insured under a Pollution and Remedial Legal Liability policy with a $100,000 self-insured retention provided by Indian Harbor Insurance Company, a subsidiary of NAC Reinsurance Corp., in the amount of $5,000,000 for a policy period of 10 years, for which the full premium was paid by the borrower at or prior to the closing of the Burbank Empire Center Loan. As of June 15, 2002, NAC Reinsurance Corp. had a financial strength rating of "AA" (S&P). The mortgagee is listed as an additional insured.

o PROPERTY MANAGEMENT. Zelman is the property manager for the Burbank Property. The property manager is affiliated with the borrower.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

U-HAUL PORTFOLIO





                                [GRAPHIC OMITTED]




----------------------------------------------------------------  ---------------------------------------------------------------
            PROPERTY INFORMATION                                             MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties......                     57   Mortgage Loan Seller............................ Merrill Lynch
Location (City/State).................... See Table - Pgs. 27-28   Cut-off Date Principal Balance..................   $64,794,526
Property Type............................           Self-Storage   Cut-off Date Loan Balance Per SF/Unit...........           $41
Size (Sq. Ft.)...........................              1,571,812   Percentage of Initial Mortgage Pool Balance ....          6.0%
Weighted Average Percentage                                        Number of Mortgage Loans........................             1
  Occupancy as of January 2002...........                  84.2%   Type of Security (fee/leasehold)................           Fee
Year Built...............................                Various   Mortgage Rate...................................        7.870%
Appraisal Value..........................            111,915,000   Original Term to Maturity/ARD (Months)..........           120
Underwritten Occupancy...................                  85.7%   Original Amortization Term (Months).............           300
Underwritten Revenues....................            $17,426,234   Cut-off Date LTV Ratio..........................         57.9%
Underwritten Total Expenses..............           $  6,894,859   LTV Ratio at Maturity or ARD....................         47.7%
Underwritten Net Operating Income (NOI)..            $10,531,376   Underwritten DSCR on NOI........................         1.77x
Underwritten Net Cash Flow (NCF).........            $10,248,220   Underwritten DSCR on NCF........................         1.72x
                                                                  Shadow Rating (Moody's/S&P) (1).................     Baa1/BBB-
----------------------------------------------------------------  ---------------------------------------------------------------

-----------
(1) Moody's and S&P have confirmed that the U-Haul Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa1"/"BBB-" by Moody's and S&P, respectively.

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

o THE LOAN. The mortgage loan (the "U-Haul Loan") is evidenced by a single note secured by first mortgages or deeds of trust encumbering 57 self-storage properties located in 27 states (collectively, the "U-Haul Properties"). The U-Haul Loan represents approximately 6.0% of the initial mortgage pool balance. The U-Haul Loan was originated on March 28, 2002, and has a principal balance as of the cut-off date of approximately $64,794,526.

      The U-Haul Loan is an ARD Loan with a remaining term of 117 months to its anticipated repayment date of April 1, 2012, and a scheduled maturity date of April 1, 2027. The U-Haul Loan may be prepaid on or after January 1, 2012, and permits defeasance with United States government obligations beginning two years after securitization.

o THE BORROWERS. There are three borrowers under the U-Haul Loan. Each borrower was established as a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the U-Haul Loan. The sponsors of the borrowers are SAC Holding Corporation and SAC Holding II Corporation. The sponsors of the borrowers currently own over 300 self-storage properties encompassing approximately 13.0 million net rentable square feet in the United States and Canada.

o THE PROPERTIES. The U-Haul Properties consist of approximately 1,571,812 square feet of net rentable storage area. As of January 2002, the weighted average occupancy rate for the U-Haul Loan was approximately 84.2%.




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS
--------------------------------------------------------------------------------

The following table presents certain information relating to the U-Haul
Properties:

                                                                                  ORIGINAL
                                                                               ALLOCATED LOAN                        NET RENTABLE
PROPERTY NAME                                  CITY             STATE            AMOUNT(1)           YEAR BUILT       SQUARE FEET
-------------------------------------  -------------------  -------------  ---------------------  ---------------  -----------------
701065 U-Haul West Seattle             Seattle                   WA            $1,941,000              1969              23,605
706081 U-Haul Carson City              Carson City               NV               735,000           1983, 1993           23,700
715075 U-Haul Westminster              Westminster               CA             1,378,000              1983              22,370
717081 U-Haul Poway                    Poway                     CA             1,335,000              1975              31,924
720058 U-Haul Bountiful                Bountiful                 UT               515,000           1981, 1984           27,801
730063 U-Haul Lincoln                  Lincoln                   NE               416,000              1993              19,250
740068 U-Haul Wichita Falls            Wichita Falls             TX               700,000              1981              39,090
750083 U-Haul Milwaukee                Milwaukee                 WI               796,000              1952              18,997
770082 U-Haul Cincinnati               Cincinnati                OH               555,000              1988              24,150
774062 U-Haul Chattanooga              Chattanooga               TN               357,000           1967 & 1971          18,549
778056 U-Haul Ft. Walton Beach         Fort Walton Beach         FL             1,121,000           1987 & 1996          27,923
783058 U-Haul Charleston               North Charleston          SC               680,000              1979              20,050
790055 U-Haul Nashua                   Nashua                    NH             1,247,000              1954              22,967
803064 U-Haul Yonkers                  Yonkers                   NY             3,710,000              1957              50,769
818072 U-Haul-Rockville, MD            Rockville                 MD             1,873,000              1965              18,275
824020 U-Haul Roanoke                  Roanoke                   VA             1,007,000        1966, 1983, 1991        26,800
834024 U-Haul Denver South             Denver                    CO               571,000              1966              18,943
835046 U-Haul Mesquite                 Mesquite                  TX               930,000              1980              35,225
883069 U-Haul Prince George            Prince George             VA             1,974,000           1983 & 1985          58,950
713021 U-Haul Whittier                 Whittier                  CA             1,736,000              1970              23,648
714042 U-Haul Altadena                 Altadena                  CA             1,309,000              1975              17,718
714046 U-Haul Canyon Country           Canyon Country            CA             2,152,000           1984 - 1986          39,884
723024 U-Haul Gilbert                  Gilbert                   AZ             1,533,000              1994              44,575
737025 U-Haul Austin                   Austin                    TX             2,272,000              1997              45,150
743056 U-Haul Shreveport               Shreveport                LA               877,000            1979-1980           34,500
752026 U-Haul Ann Arbor                Ann Arbor                 MI               605,000              1962              17,916
761074 U-Haul Tulsa                    Tulsa                     OK               421,000            1977-1981           16,870
776054 U-Haul Forest Park              Forest Park               GA               543,000              1974              19,209
776069 U-Haul Decatur                  Decatur                   GA             1,043,000           1972 & 1993          26,525
788080 U-Haul Fort Lauderdale          Wilton Manors             FL               906,000           1959 & 1991          17,888
793074 U-Haul Des Moines               Des Moines                IA               805,000              1981              28,925
825051 U-Haul Virginia Beach           Virginia Beach            VA             1,322,000        1962, 1986 & 1996       23,675
829070 U-Haul Altamonte Springs        Altamonte Springs         FL               622,000            1982-1984           17,750
834021 U-Haul Littleton                Littleton                 CO               535,000              1991              18,100
836031 U-Haul Haltom City              Haltom City               TX             2,070,000              1994              45,625
836048 U-Haul Fort Worth               Ft. Worth                 TX             1,011,000              1981              30,700
883070 U-Haul Prince George            Prince George             VA               818,000              1989              27,100
706067 U-Haul Sacramento East          Sacramento East           CA               894,000           1987, 1994           21,875
713044 U-Haul Covina                   Covina                    CA               915,000              1962              17,814
716058 U-Haul San Bernardino           San Bernardino            CA               930,000              1938              36,208
724085 U-Haul Albuquerque              Albuquerque               NM               404,000           1980, 1984           20,590
744079 U-Haul San Antonio              San Antonio               TX               727,000           1966, 1981           24,984
746086 U-Haul Houston South            Houston                   TX               832,000           1964 & 1981          33,988
749072 U-Haul Madison                  Madison                   WI               684,000              1980              22,642
772021 U-Haul Old Hickory              Old Hickory               TN             1,614,000              1996              43,738
774056 U-Haul Asheville                Asheville                 NC               516,000           1967 & 1982          19,381
776037 U-Haul Athens                   Athens                    GA               763,000        1975, 1980 & 1994       20,350
784067 U-Haul Jacksonville             Jacksonville              FL             1,140,000           1969 & 1990          34,356
787071 U-Haul Hialeah Gardens          Hialeah Gardens           FL             1,234,000              1983              21,850
790061 U-Haul Concord                  Concord                   NH             1,086,000              1992              24,120
796063 U-Haul Center Newport           Newport                   RI             1,481,000              1969              15,431


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS
--------------------------------------------------------------------------------


                                                                                  ORIGINAL
                                                                               ALLOCATED LOAN                        NET RENTABLE
PROPERTY NAME                                  CITY             STATE            AMOUNT(1)           YEAR BUILT       SQUARE FEET
-------------------------------------  -------------------  -------------  ---------------------  ---------------  -----------------
802073 U-Haul Bellerose                Bellerose                 NY            $3,150,000              1966              24,958
808086 U-Haul Wilmington               Wilmington                DE               928,000              1940              16,420
812021 U-Haul Philadelphia North       Philadelphia              PA             1,330,000              1920              23,634
820025 U-Haul Baltimore                Baltimore                 MD             1,610,000            1981-1982           32,560
825064 U-Haul Chesapeake               Chesapeake                VA               967,000           1984, 1990           33,300
882064 U-Haul Phoenix West             Phoenix West              AZ             1,365,000              1930              58,517
                                                                           ---------------------                   -----------------
                                                                              $64,991,000                             1,571,812

(1) The loan amount is allocated based on the allocated loan amount indicated in the related mortgage note.

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. The loan documents require the borrowers to deposit with mortgagee a sum of $315,004.80 (as adjusted by reference to the consumer price index, subject to a cap of 5.0% per year) each month for replacement reserves. Provided no event of default has occurred and is continuing and the borrowers have provided the documentation required in the loan documents, the borrower shall be reimbursed for replacement expenditures. See Annex A-3 to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX ACCOUNT. All rental payments are required to be deposited into a mortgagee lock box account. The property manager is required to deposit all rent into the lock box account within one business day after receipt thereof. From and after the date that is one month prior to the anticipated repayment date, or if an event of default has occurred and is continuing, lender has the sole right to withdraw funds from the lock box account, and all funds in the lock box account must be transferred to a central account under the sole dominion and control of the lender.

o HYPERAMORTIZATION. Commencing on the anticipated repayment date of April 1, 2012, in addition to the interest described above, additional interest at the rate of two percent (2%) per annum shall also accrue on the principal amount of the U-Haul Loan. Additional interest shall also accrue on the accrued interest, if any, at the initial interest rate plus two percent (2%) per annum. See "DESCRIPTION OF THE MORTGAGE POOL--ARD Loan" in the prospectus supplement for information regarding ARD Loans.

o PARTIAL RELEASE. Pursuant to the defeasance provisions set forth in the loan documents, the borrowers may elect to defease a portion of the U-Haul Loan in connection with a release (a "Release") of one or more of the U-Haul Properties provided that: (i) the borrower provides substitution of the collateral with U.S. Treasury obligations in an amount equal to the sum of 100% of the allocated loan amount of such property, plus 25% of the initial allocated loan amount of such property; (ii) the aggregate debt service coverage immediately following the Release is at least equal to the greater of the aggregate debt service coverage at the date of loan closing and the aggregate debt service coverage immediately prior to the Release; (iii) the borrower, at its sole expense, must prepare any and all documents and instruments necessary to effect the Release; (iv) no event of default has occurred and is continuing; and (v) the general partner of the borrower, which executed the loan documents on behalf of the borrower resigns as a general partner of the borrower. The loan documents require that S&P and Moody's must have confirmed in writing that any rating issued by them on the certificates will not, as a result of the proposed defeasance, be downgraded from the then current ratings therefor, qualified or withdrawn.

o PROPERTY MANAGEMENT. Affiliates of U-Haul International are the property managers for the U-Haul Properties.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

HARDEN RANCH PLAZA





                                [GRAPHIC OMITTED]





------------------------------------------------------------------  --------------------------------------------------------------
              PROPERTY INFORMATION                                           MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties.........                    1   Mortgage Loan Seller........................       Wachovia
Location (City/State).......................          Salinas, CA   Cut-off Date Principal Balance..............    $44,963,979
Property Type...............................      Anchored Retail   Cut-off Date Loan Balance Per SF/Unit.......           $139
Size (Sq. Ft.)..............................              324,079   Percentage of Initial Mortgage Pool
Percentage Occupancy as of May 9, 2002......               100.0%       Balance ................................           4.2%
Year Built..................................              Various   Number of Mortgage Loans....................              1
Appraisal Value.............................          $60,200,000   Type of Security (fee/leasehold)............            Fee
Underwritten Occupancy .....................                95.0%   Mortgage Rate...............................         7.120%
Underwritten Revenues.......................           $6,398,990   Original Term to Maturity/ARD (Months)......            120
Underwritten Total Expenses.................           $1,376,150   Original Amortization Term (Months).........            360
Underwritten Net Operating Income (NOI).....           $5,022,839   Cut-off Date LTV Ratio......................          74.7%
Underwritten Net Cash Flow (NCF)............           $4,719,556   LTV Ratio at Maturity or ARD................          65.4%
                                                                    Underwritten DSCR on NOI....................          1.38x
                                                                    Underwritten DSCR on NCF....................          1.30x
------------------------------------------------------------------  --------------------------------------------------------------


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

o THE LOAN. The mortgage loan (the "Harden Ranch Plaza Loan") is evidenced by a single note secured by a first deed of trust encumbering an anchored retail center located in Salinas, California (the "Harden Ranch Plaza Property"). The Harden Ranch Plaza Loan represents approximately 4.2% of the initial mortgage pool balance. The Harden Ranch Plaza Loan was originated on May 29, 2002, and has a principal balance as of the cut-off date of approximately $44,963,979.

      The Harden Ranch Plaza Loan has a remaining term of 119 months and a scheduled maturity date of June 1, 2012. The Harden Ranch Plaza Loan may be prepaid on or after March 1, 2012, and permits defeasance with United States government obligations beginning four years after its first payment date.

o THE BORROWERS. There are two borrowers under the Harden Ranch Plaza Loan. Each borrower was established as a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Harden Ranch Plaza Loan. The sponsors of the borrowers are Fred Goldsmith, Russ Pratt and Tom deRegt. Mr. Goldsmith, through his company, Goldsmith Real Estate, a California-based brokerage company, handles the ongoing leasing of approximately one million square feet of retail space in the Salinas, Santa Cruz and Monterey, California markets. Mr. Pratt is president of The Pratt Company, a California-based real estate development company, which has been active in commercial retail real estate for the past thirty years and has developed more than two million square feet of retail space. Mr. deRegt is a principal in a real estate development company, based in Monterey, California.

o THE PROPERTY. The Harden Ranch Plaza Property is an approximately 324,079 square foot anchored retail center situated on approximately 40.3 acres, and was constructed in 1992. The Harden Ranch Plaza Property is located in Salinas, CA, within the Monterey County, CA metropolitan statistical area. As of May 9, 2002, the occupancy rate for the Harden Ranch Plaza Property was approximately 100.0%. The largest tenant is Safeway, Inc. ("Safeway"), occupying approximately 52,686 square feet, or approximately 16.2% of the net rentable area. Safeway operates a national chain of food and drug stores. The Safeway lease expires in August 2011. As of June 15, 2002, Safeway had a long-term local issuer credit rating of "BBB" (S&P) and a senior unsecured debt rating of "Baa2" (Moody's). The second largest tenant is Salinas Athletic Club, occupying approximately 28,000 square feet, or approximately 8.6% of the net rentable area. Salinas Athletic Club has been in business for over 20 years and has over 7,000 members and two locations. The Salinas Athletic Club lease expires in September 2010. The third largest tenant is Marshalls ("Marshalls"), occupying approximately 27,000 square feet, or approximately 8.3% of the net rentable area. Marshalls is an off-price retailer of family apparel and home fashions. The Marshalls lease expires in January 2007. Marshalls is a subsidiary of TJX Companies, Inc., which as of June 15, 2002 had a long-term local issuer credit rating of "A- " (S&P) and a senior unsecured debt rating of "A3" (Moody's).

      The following table presents certain information relating to major tenants at the Harden Ranch Plaza Property:

                                             % OF GROSS        NET
                                             POTENTIAL       RENTABLE        % OF NET         DATE OF LEASE
                    TENANT                      RENT        AREA (SF)     RENTABLE AREA         EXPIRATION
       -----------------------------------  ------------  -------------  ---------------  ---------------------
         Safeway......................          12.0%         52,686          16.3%            August 2011
         Salinas Athletic Club........           3.9          28,000           8.6            September 2010
         Marshalls....................           5.0          27,000           8.3             January 2007
         Office Depot.................           5.4          25,258           7.8             August 2009
         Circuit City.................           5.2          23,945           7.4             January 2008
         Furniture Mart...............           7.4          18,380           5.7            November 2008



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

      The following table presents certain information relating to the lease rollover schedule at the Harden Ranch Plaza Property:

                                                                                                   CUMULATIVE %
                                                                                     % OF GROSS      OF GROSS
                NUMBER OF    AVG. BASE                                 CUMULATIVE     POTENTIAL      POTENTIAL
                 LEASES       RENT/SF      TOTAL SF     % OF TOTAL      % OF SF         RENT           RENT
     YEAR        ROLLING      ROLLING       ROLLING    SF ROLLING(1)   ROLLING(1)    ROLLING(1)     ROLLING(1)
  ----------  ------------  -----------  ------------  --------------  ------------  ------------  --------------
    2002            4          $25.34        9,981            3.1%         3.1%           4.5%          4.5%
    2003           10           23.71       15,091            4.7          7.7            6.3          10.8
    2004            4           23.11        7,330            2.3         10.0            3.0          13.8
    2005           13           23.81       24,589            7.6         17.6           10.4          24.2
    2006            3           25.52        6,400            2.0         19.6            2.9          27.1
    2007            6           20.41       42,097           13.0         32.6           15.2          42.4
    2008            4           17.79       51,525           15.9         48.4           16.3          58.6
    2009            6           14.94       52,114           16.1         64.5           13.8          72.4
    2010            2           11.29       37,180           11.5         76.0            7.4          79.9
    2011            3           13.42       67,147           20.7         96.7           16.0          95.9
    2012            1           15.60        8,000            2.5         99.2            2.2          98.1

----------

(1) Calculated based on approximate square footage occupied by each tenant.

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, the loan documents require the borrower to deposit with the mortgagee a sum of $200,400 per year for tenant improvements and leasing commissions. See Annex A-3 to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX ACCOUNT. At any time during the term of the Harden Ranch Plaza Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.10x for six consecutive months, or (ii) upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases are required to be directly deposited into a mortgagee designated lock box account. If the mortgagee is provided evidence that the debt service coverage ratio is at least 1.30x for 12 consecutive months, the lock box account shall be terminated and the tenants notified that any and all tenant payments may be delivered to the borrowers.

o PARTIAL RELEASE. Pursuant to the defeasance provisions set forth in the loan documents, the borrowers may elect to defease a portion of the Harden Ranch Plaza Loan in connection with a release (a "Release") of a portion of the Harden Ranch Plaza Property provided that: (i) the borrowers provide substitution of the collateral with U.S. Treasury obligations in an amount equal to the sum of 125% of 75% of the appraised value of the parcel to be released at the time of the Release; (ii) the debt service coverage immediately following the Release is at least 1.25x; (iii) the loan-to-value ratio immediately following the Release is not greater than 75%; and (iv) certain other conditions set forth in the loan documents are satisfied. The loan documents require that S&P and Moody's must have confirmed in writing that any rating issued by them on the certificates will not, as a result of the proposed defeasance, be downgraded, from the then current ratings thereof, qualified or withdrawn.

o PROPERTY MANAGEMENT. Pratt/Goldsmith, Inc. ("PGI") is the property manager for the Harden Ranch Plaza Property. The property manager is affiliated with the borrowing entity.




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

DOMINION TOWER





                                [GRAPHIC OMITTED]





------------------------------------------------------------------  ---------------------------------------------------------------
               PROPERTY INFORMATION                                           MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties............               1     Mortgage Loan Seller.........................  Merrill Lynch
Location (City/State)..........................     Norfolk, VA     Cut-off Date Principal Balance...............    $40,348,183
Property Type..................................          Office     Cut-off Date Loan Balance Per SF/Unit........           $100
Size (Sq. Ft.).................................         403,276     Percentage of Initial Mortgage Pool
Percentage Occupancy as of May 1, 2002.........           94.8%         Balance .................................           3.7%
Year Built.....................................            1987     Number of Mortgage Loans.....................              1
Appraisal Value................................     $58,000,000     Type of Security (fee/leasehold).............            Fee
Underwritten Occupancy ........................           92.5%     Mortgage Rate................................         7.520%
Underwritten Revenues..........................      $8,920,288     Original Term to Maturity/ARD (Months).......            120
Underwritten Total Expenses....................      $3,484,212     Original Amortization Term (Months)..........            360
Underwritten Net Operating Income (NOI)........      $5,436,076     Cut-off Date LTV Ratio.......................          69.6%
Underwritten Net Cash Flow (NCF)...............      $4,693,904     LTV Ratio at Maturity or ARD.................          61.7%
                                                                    Underwritten DSCR on NOI.....................          1.60x
                                                                    Underwritten DSCR on NCF.....................          1.38x
------------------------------------------------------------------  ---------------------------------------------------------------


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

o THE LOAN. The mortgage loan (the "Dominion Tower Loan") is evidenced by a single note secured by a first mortgage encumbering an office building located in Norfolk, Virginia (the "Dominion Tower Property"). The Dominion Tower Loan represents approximately 3.7% of the initial mortgage pool balance. The Dominion Tower Loan was originated on January 31, 2002, and has a principal balance as of the cut-off date of approximately $40,348,183.

      The Dominion Tower Loan is an ARD Loan with a remaining term of 115 months to its anticipated payment date of February 1, 2012, and a scheduled maturity date of February 1, 2032. The Dominion Tower Loan may be prepaid on or after December 2, 2011, and permits defeasance with United States government obligations beginning two years after securitization.

o THE BORROWER. The borrower is New Life Towers, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Dominion Tower Loan. The sponsors of the borrower are Harvey L. Lindsay, Jr. and Harvey Lindsay and Company. The sponsors manage approximately five million square feet of commercial space.

o THE PROPERTY. The Dominion Tower Property is an approximately 403,276 square foot office building situated on approximately 2.56 acres in Norfolk, Virginia, within the Hampton Roads, Virginia metropolitan statistical area. The property was constructed in 1987. As of May 1, 2002, the occupancy rate for the Dominion Tower Property was approximately 94.8%. The largest tenant of the Dominion Tower Property is American Management Systems, Inc. ("American Management") occupying approximately 37,781 square feet, or approximately 9.4% of the net rentable area. American Management is an international business and information technology consulting firm. The American Management lease expires on March 31, 2006. The second largest tenant is Wachovia Bank, National Association ("Wachovia") occupying approximately 23,979 square feet, or approximately 6.0% of the net rentable area. First Union National Bank merged with Wachovia on September 1, 2001 and the combined entity is the fourth largest financial holding company in the United States. The Wachovia lease expires on September 30, 2008. As of June 19, 2002, Wachovia had a senior unsecured debt rating of "Aa3" (Moody's) and a long term local issuer credit rating of "A+" (S&P). The third largest tenant is Hofheimer Nusbaun P.C. ("Hofheimer") occupying approximately 22,596 square feet, or approximately 5.6% of the net rentable area. Hofheimer is a regional legal firm. The Hofheimer lease expires on January 31, 2003.

      The following table presents certain information relating to major tenants at the Dominion Tower Property:

                                  % OF GROSS                                              DATE OF
                                  POTENTIAL     NET RENTABLE       % OF NET                LEASE
                TENANT               RENT        AREA (SF)      RENTABLE AREA            EXPIRATION
      -------------------------  -----------  --------------  ----------------  --------------------------
      American Management            10.4%         37,781            9.4%              March 31, 2006
      First Union                     7.0          23,979            5.6             September 30, 2008
      Hofheimer                       6.4          22,596            6.0              January 31, 2003
      KPMG                            6.5          22,164            5.5               April 30, 2005
      McDonald's                      6.3          19,626            4.9             December 31, 2009

      The following table presents certain information relating to the lease rollover schedule at the Dominion Tower Property:

                                                                                                     CUMULATIVE
                                                                                      % OF GROSS     % OF GROSS
              NUMBER OF     AVG. BASE                    % OF TOTAL   CUMULATIVE %     POTENTIAL     POTENTIAL
               LEASES        RENT/SF       TOTAL SF          SF           OF SF          RENT           RENT
     YEAR      ROLLING      ROLLING(1)      ROLLING      ROLLING(1)    ROLLING(1)     ROLLING(1)     ROLLING(1)
    ------  ------------  -------------  ------------  -------------  ------------  -------------  -------------
     2002         8          $ 16.66        39,891           9.9%           9.9%          8.8%           8.8%
     2003        13            17.83        72,711          18.0           27.9          17.2           26.0
     2004         9            16.50        30,263           7.5           35.4           6.6           32.6
     2005         6            18.65        51,698          12.8           48.2          12.7           45.3
     2006         7            19.91        97,899          24.3           72.5          25.8           71.2
     2007         0                0             0           0.0           72.5           0.0           71.2
     2008         3            19.22        44,511          11.0           83.6          11.3           82.5
     2009         2            22.24        37,416           9.3           92.8          11.0           93.5
     2010         0                0             0           0.0           92.8           0.0           93.5
     2011         0                0             0           0.0           92.8           0.0           93.5

----------
(1) Calculated based on approximate square footage occupied by each tenant.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. The loan documents require the borrower to deposit with mortgagee a sum of $6,671 (as adjusted by reference to the consumer price index) each month for replacement reserves. Provided no event of default has occurred and is continuing and the borrower has provided the documentation required in the loan documents, the borrower must be reimbursed for replacement expenditures. In addition, the loan documents require the borrower to deposit with the mortgagee a sum of $360,000 per year for tenant improvements and leasing commissions subject to a cap of $675,000. Provided no event of default has occurred and is continuing and the borrower has provided the documentation required in the loan documents, the amount of reimbursement for tenant improvement and leasing commission expenditures must be paid to the borrower. See Annex A-3 to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are required to be deposited into a mortgagee designated lock box account.

o HYPERAMORTIZATION. Commencing on the anticipated repayment date of February 1, 2012, in addition to the interest described above, additional interest at the rate of two percent (2%) per annum shall also accrue on the principal amount of the Dominion Tower Loan. Additional interest shall also accrue on the accrued interest, if any, at the interest rate plus two percent (2%) per annum. See "DESCRIPTION OF THE MORTGAGE POOL-- ARD Loans" in the prospectus supplement for information regarding ARD Loans.

o PROPERTY MANAGEMENT. Harvey Lindsay Commercial Real Estate LLC is the property manager for the Dominion Tower Property. The property manager is affiliated with the borrower.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

SEVEN MILE CROSSING





                               [GRAPHIC OMITTED]





-----------------------------------------------------------------  ---------------------------------------------------------------
               PROPERTY INFORMATION                                           MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties............                1   Mortgage Loan Seller...........................  Merrill Lynch
Location (City/State)..........................      Livonia, MI   Cut-off Date Principal Balance.................    $35,925,511
Property Type..................................           Office   Cut-off Date Loan Balance Per SF/Unit..........           $104
Size (Sq. Ft.).................................          346,265   Percentage of Initial Mortgage Pool Balance ...           3.3%
Percentage Occupancy as of April 29, 2002......            92.2%   Number of Mortgage Loans.......................              1
Year Built.....................................          Various   Type of Security (fee/leasehold)...............      Leasehold
Appraisal Value................................      $50,200,000   Mortgage Rate..................................         7.420%
Underwritten Occupancy %.......................            90.9%   Original Term to Maturity/ARD (Months).........            120
Underwritten Revenues..........................       $7,854,310   Original Amortization Term (Months)............            360
Underwritten Total Expenses....................       $3,133,520   Cut-off Date LTV Ratio.........................          71.6%
Underwritten Net Operating Income (NOI)........       $4,720,789   LTV Ratio at Maturity or ARD...................           63.2
Underwritten Net Cash Flow (NCF)...............       $4,048,103   Underwritten DSCR on NOI.......................          1.58x
                                                                   Underwritten DSCR on NCF.......................          1.35x
-----------------------------------------------------------------  ---------------------------------------------------------------




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

o THE LOAN. The mortgage loan (the "Seven Mile Crossing Loan") is evidenced by a single note secured by a first leasehold mortgage encumbering office buildings and land located in Livonia, Michigan (the "Seven Mile Property"). The Seven Mile Crossing Loan represents approximately 3.3% of the initial mortgage pool balance. The Seven Mile Loan was originated on March 28, 2002, and has a principal balance as of the cut-off date of approximately $35,925,511.

      The Seven Mile Crossing Loan is an ARD Loan with a remaining term of 117 months to its anticipated repayment date of April 1, 2012, and a scheduled maturity date of April 1, 2032. The Seven Mile Crossing Loan may be prepaid on or after January 1, 2012, and permits defeasance with United States government obligations beginning two years after closing of the Securitization.

o THE BORROWER. The borrower is SMC Investors, L.L.C., which was established as a special purpose entity. Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the origination of the Seven Mile Crossing Loan. The sponsors of the borrower are property owners in the state of Michigan and own approximately 70 properties, totaling approximately 25 million square feet, throughout the Unites States.

o THE PROPERTY. The Seven Mile Property consists of approximately 346,265 square feet of office space in three office buildings situated on approximately 16.35 acres in Livonia, Michigan, within the Detroit, Michigan metropolitan statistical area. The Seven Mile Property was constructed in 1987-1989. As of April 29, 2002, the occupancy rate for the Seven Mile Property was approximately 92.2%. The Seven Mile Property is subject to a ground lease which has an original term (together with any extension options, whether or not currently excercised) that expires on March 31, 2061, and either the ground lessor has subordinated its interest in the mortgaged real property to the interest of the holder of that mortgage loan, or the ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

      The largest tenant is Unigraphics Solutions, Inc. ("Unigraphics") occupying approximately 45,564 square feet, or approximately 13.5% of the net rentable area. Unigraphics develops software that helps manufacturers move products through the design stage, through the manufacturing and distribution stage to the product management stage, while allowing for the share of information between the manufacturer and their clients and vendors. The Unigraphics lease expires on February 28, 2009. The second largest tenant is XO Communications, Inc. ("XO") occupying approximately 21,268 square feet, or approximately 6.1% of the net rentable area. XO is a full-service, integrated broadband communications provider. The XO lease expires on July 31, 2007. The third largest tenant is Dorn Technology Group Inc. ("Dorn Technology") occupying approximately 15,117 square feet, or approximately 4.4% of the net rentable area. Dorn Technology, a wholly-owned subsidiary of Computer Sciences Corporation (which as of June 13, 2002, had a senior unsecured debt rating of "A2" (Moody's) and a long term local issuer credit rating of "A" (S&P)), provides software and services for the risk, claims, healthcare and safety management industries. It serves one of the largest installed user bases in the industry with more than 3000 client users. The Dorn Technology lease expires on September 30, 2002.

      The following table presents certain information relating to major tenants at the Seven Mile Property:

                                 % OF GROSS                                                DATE OF
                                  POTENTIAL      NET RENTABLE       % OF NET                LEASE
TENANT                              RENT          AREA (SF)      RENTABLE AREA           EXPIRATION
--------------------------------  ----------  ----------------  ----------------  -------------------------
Unigraphics Solutions               15.5%           46,564          13.5%              February 28, 2009
XO Communications, Inc               6.7            21,268           6.1                 July 31, 2007
Dorn Technology Group                4.9            15,117           4.4              September 30, 2002
Sprint Communications                4.3            14,690           4.2               November 30, 2005
Detroit Edison Credit                4.7            13,936           4.0                April 30, 2006



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

      The following table presents certain information relating to the lease rollover schedule at the Seven Mile Property:

                                                                                                    CUMULATIVE %
                  NUMBER                                                              % OF GROSS      OF GROSS
                    OF       AVG. BASE                                  CUMULATIVE     POTENTIAL      POTENTIAL
                  LEASES      RENT/SF       TOTAL SF     % OF TOTAL      % OF SF         RENT           RENT
     YEAR        ROLLING      ROLLING       ROLLING     SF ROLLING(1)   ROLLING(1)    ROLLING(1)     ROLLING(1)
    --------   -----------  -----------  ------------  --------------  ------------  ------------  --------------
     2002           3         $23.30         24,976          7.2%            7.2%         7.4%            7.4%
     2003           8          23.03         20,002          5.8            13.0          5.9            13.3
     2004          22          23.28         95,329         27.5            40.5         28.3            41.7
     2005          13          22.58         43,846         12.7            53.2         12.6            54.3
     2006           7          23.05         43,181         12.5            65.6         12.7            67.0
     2007           4          21.92         32,381          9.4            75.0          9.1            76.1
     2008           0           0.00              0          0.0            75.0          0.0            76.1
     2009           2          21.41         55,003         15.9            90.9         15.0            91.1
     2010           1          22.40          2,038          0.6            91.5          0.6            91.7
     2011           0           0.00              0          0.0            91.5          0.0            91.7

----------
(1) Calculated based on approximate square footage occupied by each tenant.

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement and other reserves. The loan documents require the borrower to deposit with the mortgagee a sum of $7,038 each month (as adjusted by reference to the consumer price index) for replacement reserves. Provided no event of default has occurred and is continuing and the borrower has provided the documentation required in the loan documents, the borrower must be reimbursed for replacement expenditures. In addition, the loan documents require the borrower to deposit with the mortgagee a sum of $228,000 per year for tenant improvements and leasing commissions subject to a cap of $450,000. Provided no event of default has occurred and is continuing and the borrower has provided the documentation required in the loan documents, the amount of reimbursement for tenant improvement and leasing commission expenditures must be paid to the borrower. In addition, the borrower deposited with the mortgagee at closing of the Seven Mile Crossing Loan the sum of $338,000 as a pending lease reserve, which amount may be increased pursuant to the loan documents. Provided no event of default has occurred and is continuing and the borrower has provided the documentation required in the loan documents relating to the reletting of a portion of the Seven Mile Property to certain specified tenants, the sums deposited in the pending lease reserve must be paid to the borrower. See Annex A-3 to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are required to be deposited into a mortgagee designated lock box account.

o HYPERAMORTIZATION. Commencing on the anticipated repayment date of April 1, 2012, in addition to the interest described above, additional interest at the rate of two percent (2%) per annum shall also accrue on the principal amount of the Seven Mile Crossing Loan. Additional interest shall also accrue on the accrued interest, if any, at the initial interest rate plus 2.0 percent (2%) per annum. See "DESCRIPTION OF THE MORTGAGE POOL-- ARD Loans" in the prospectus supplement for information regarding ARD Loans.

o PROPERTY MANAGEMENT. Grubb & Ellis Management Services, Inc. is the property manager for the Seven Mile Property. An affiliate of the borrower has an ownership interest in the property manager.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

ABBEY PORTFOLIO





                               [GRAPHIC OMITTED]




---------------------------------------------------------------------  -------------------------------------------------------------
               PROPERTY INFORMATION                                               MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties............                    7   Mortgage Loan Seller...........................      Wachovia
Location (City/State)..........................   See Table - Pg. 39   Cut-off Date Principal Balance.................   $35,738,001
Property Type..................................           Various(1)   Weighted Average Cut-off Date Loan Balance Per
Size (Sq. Ft)..................................              717,766      SF/Unit.....................................           $80
Weighted Average Percentage                                            Percentage of Initial Mortgage Pool Balance ...          3.3%
   Occupancy as of April 1, 2002 and May 1, 2002               89.0%   Number of Mortgage Loans.......................             7
Year Built.....................................              Various   Type of Security (fee/leasehold)............... Fee/Leasehold
Appraisal Value................................          $48,100,000   Weighted Average Mortgage Rate.................        7.250%
                                                                       Weighted Average Original Term to
                                                                          Maturity/ARD (Months).......................            94
                                                                       Weighted Average Original Amortization
   See Property Sections for Underwritten                                 Term (Months)...............................           336
   Financials.                                                         Weighted Average Cut-off Date LTV Ratio........         74.4%
                                                                       Weighted Average LTV Ratio at Maturity or ARD..         66.6%
                                                                       See Property Sections for Underwritten
                                                                       Financials.
---------------------------------------------------------------------  -------------------------------------------------------------

----------
(1) Office, Industrial and Retail.




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

o THE LOANS. The seven mortgage loans (the "Abbey Portfolio Loans") are evidenced by separate notes collectively secured by first deeds of trust encumbering four office properties, two industrial properties and a retail property located in various cities thoughout California (the "Abbey Properties"). The Abbey Portfolio Loans represent approximately 3.3% of the initial mortgage pool balance. The Abbey Portfolio Loans were originated on January 11, 2002, and have an aggregate principal balance as of the cut-off date of approximately $35,738,001. Each of the Abbey Portfolio Loans is cross-collateralized and cross-defaulted with each of the other Abbey Portfolio Loans. Pursuant to the terms of the related loan documents and upon the satisfaction of certain conditions therein, the La Mesa Commerce Center mortgage loan may be assumed individually and released from the cross-collateral and cross-default provisions related to the Abbey Portfolio Loans.

      The Abbey Portfolio Loans have a remaining term of 89 months and a scheduled maturity date of December 1, 2009. The Abbey Portfolio Loans may be prepaid on or after August 1, 2009, and each Abbey Portfolio Loan permits defeasance with United States government obligations beginning two years after securitization.

o THE BORROWERS. There are seven borrowers under the Abbey Portfolio Loans. Each borrower was established as a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of each Abbey Portfolio Loan. The sponsor of the borrowers is The Abbey Company ("Abbey"), a real estate investment company with ownership interests in approximately 3.1 million square feet of office, industrial, service center and retail properties located predominately in California.

o THE PROPERTIES. The Abbey Properties consist of four office properties (Fletcher Parkway Medical Center, Commerce Corporate Center, Palm Springs Airport Commerce Center, and Fresno Airport Commerce Center), two industrial properties (Fresno Industrial Center and Arlington II) and one retail property (La Mesa Commerce Center). As of April 1, 2002 or May 1, 2002, the weighted average occupancy rate for the Abbey Properties was approximately 89.0%. The Abby Property securing the Palm Springs Airport Commerce Center loan, is subject to a ground lease which has an original term (together with any extension options, whether or not currently exercised) that expires on October 31, 2056, and either the ground lessor has subordinated its interest in the mortgaged real property to the interest of the holder of that mortgage loan, or the ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

      The following table presents certain information relating to the Abbey
Properties:

                                                                       CUT-OFF DATE        NET
                                                                      PRINCIPAL LOAN     RENTABLE
                    PROPERTY NAME               PROPERTY LOCATION        BALANCE        AREA (SF)     YEAR BUILT
        ---------------------------------  -------------------------  --------------  -------------  ------------
        Fletcher Parkway Medical Center            La Mesa, CA        $10,707,499         82,024         1985
        Commerce Corporate Center                  Commerce, CA         7,221,336         67,000         1974
        Fresno Industrial Center                    Fresno, CA          6,162,737        265,085         1990
        La Mesa Commerce Center                    La Mesa, CA          4,373,555         57,673         1964
        Arlington II                              Riverside, CA         3,975,959        131,263         1976
        Palm Springs Airport Commerce            Palm Springs, CA       1,743,081         62,877         1983
        Fresno Airport Commerce Center              Fresno, CA          1,553,832         51,844         1978



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

1.  FLETCHER PARKWAY MEDICAL CENTER

         The following table presents certain information relating to the lease rollover schedule at Fletcher Parkway Medical Center:

                                              % OF GROSS      NET RENTABLE        % OF NET         DATE OF LEASE
                 TENANT                     POTENTIAL RENT      AREA (SF)       RENTABLE AREA       EXPIRATION
        -------------------------------  -------------------  --------------  ----------------  -------------------
        Sharp Hospicecare                        13.6%            12,190             14.9%         November 2005
        San Carlos Medical                       10.7              9,984             12.2           April 2008
        Grossmont Surgery Center                  9.3              7,960              9.7          December 2006
        Family Planning Associates               11.1              6,696              8.2         Month-to-Month
        Caring Physicians                         7.4              6,536              8.0            May 2006

         The following table presents certain information relating to the lease rollover schedule at Fletcher Parkway Medical Center (1):

                                                                                                       CUMULATIVE %
                            NUMBER                                                       % OF GROSS     OF GROSS
                              OF      AVG. BASE                  % OF       CUMULATIVE    POTENTIAL      POTENTIAL
                            LEASES     RENT/SF      TOTAL SF    TOTAL SF      % OF SF        RENT          RENT
              YEAR          ROLLING    ROLLING      ROLLING    ROLLING(2)   ROLLING(2)    ROLLING(2)    ROLLING(2)
        ---------------  -----------  ----------  ----------  ------------  -----------  ------------  ------------
              2002             4        $25.35      11,532        14.1%        14.1%         16.8%         16.8%
              2003             3         22.54       6,326         7.7         21.8           8.2          25.0
              2004             2         21.20       4,243         5.2         26.9           5.2          30.2
              2005             4         20.04      15,983        19.5         46.4          18.4          48.6
              2006             6         20.64      21,226        25.9         72.3          25.2          73.9
              2007             0          0.00           0           0         72.3             0          73.9
              2008             2         19.11      13,036        15.9         88.2          14.3          88.2
              2009             0             0           0           0         88.2             0          88.2

(1) The loan documents require the borrower to deposit with mortgagee $80,000 per year for tenant improvements and leasing commissions.
(2) Calculated based on approximate square footage occupied by each tenant.

UNDERWRITTEN FINANCIALS FOR FLETCHER PARKWAY MEDICAL CENTER:
              Underwritten Occupancy...................                 88.0%
              Underwritten Revenues....................            $1,879,613
              Underwritten Total Expenses..............             $ 418,677
              Underwritten Net Operating Income (NOI)..            $1,460,935
              Underwritten Net Cash Flow (NCF).........            $1,311,602
              Underwritten DSCR on NOI.................                 1.66x
              Underwritten DSCR on NCF.................                 1.49x


2.  COMMERCE CORPORATE CENTER

         The following tables presents certain information relating to the major tenants at Commerce Corporate Center:

                                                                         NET
                                                       % OF GROSS      RENTABLE        % OF NET       DATE OF LEASE
           TENANT                                    POTENTIAL RENT   AREA (SF)     RENTABLE AREA       EXPIRATION
           ------                                    --------------   ---------     -------------       ----------
           PIA-SC Insurance Services, Inc.......         25.3%          19,737            29.5%         July 2006
           Bank of America......................         37.0           17,748            26.5        September 2008
           Los Angeles Unified School District..         21.1           16,791            25.1           May 2007
           CB Richard Ellis, Inc................          5.4            3,842             5.7          June 2004
           National Association of Latin; DBA
           NALEO Educational Funds..............          4.2            3,473             5.2          July 2002


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

         The following table presents certain information relating to the lease rollover schedule at Commerce Corporate Center(1):

                                                                                                          CUMULATIVE
                                                                                           % OF GROSS     % OF GROSS
                      NUMBER OF    AVG. BASE                                CUMULATIVE     POTENTIAL      POTENTIAL
                        LEASES     RENT/SF      TOTAL SF     % OF TOTAL      % OF SF          RENT           RENT
            YEAR       ROLLING      ROLLING      ROLLING    SF ROLLING(2)   ROLLING(2)     ROLLING(2)     ROLLING(2)
           ------   -----------   ----------   ----------   -------------   ----------   ------------   --------------
            2002          1          $18.48       3,473           5.2%           5.2%           4.2%          4.2%
            2003          1           19.92       2,706           4.0            9.2            3.5           7.7
            2004          1           21.60       3,842           5.7           15.0            5.4          13.2
            2005          1           16.68       2,263           3.4           18.3            2.5          15.6
            2006          3           19.57      19,737          29.5           47.8           25.3          40.9
            2007          2           19.60      17,231          25.7           73.5           22.1          63.0
            2008          1           31.84      17,748          26.5          100.0           37.0         100.0
            2009          0               0           0             0          100.0              0         100.0

(1) The loan documents require the borrower to deposit with mortgagee $35,000 per year for tenant improvements and leasing commissions.
(2) Calculated based on approximate square footage occupied by each tenant.

UNDERWRITTEN FINANCIALS FOR COMMERCE CORPORATE CENTER:
              Underwritten Occupancy...................              90.0%
              Underwritten Revenues....................         $1,400,752
              Underwritten Total Expenses..............          $ 456,325
              Underwritten Net Operating Income (NOI)..          $ 944,427
              Underwritten Net Cash Flow (NCF).........          $ 852,681
              Underwritten DSCR on NOI.................              1.59x
              Underwritten DSCR on NCF.................              1.44x

3.  FRESNO INDUSTRIAL CENTER

         The following tables presents certain information relating to the major tenants at Fresno Industrial Center:

                                                         NET
                                       % OF GROSS      RENTABLE        % OF NET       DATE OF LEASE
           TENANT                    POTENTIAL RENT   AREA (SF)     RENTABLE AREA       EXPIRATION
           ------                    --------------   ---------     -------------       ----------
           Sony                            71.9%        200,085          75.5%          July 2004
           Western Parcel                   5.7          12,500           4.7         December 2003
           Louis & Co.                      5.0          12,500           4.7         December 2003
           Hermes Abrasives, Ltd.           3.4           7,500           2.8         September 2003
           Amarr Company                    3.5           7,500           2.8           March 2005

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

         The following table presents information relating to the lease rollover schedule at Fresno Industrial Center(1):

                                                                                                          CUMULATIVE
                                                                                           % OF GROSS     % OF GROSS
                       NUMBER OF    AVG. BASE                               CUMULATIVE     POTENTIAL     POTENTIAL
                       LEASES       RENT/SF     TOTAL SF    % OF TOTAL      % OF SF         RENT           RENT
             YEAR       ROLLING     ROLLING      ROLLING   SF ROLLING(2)   ROLLING(2)    ROLLING(2)     ROLLING(2)
           ------   -----------   ----------   ----------   -------------   ----------   ------------   --------------
             2002          0           0              0           0%            0%            0%             0%
             2003          4        3.85         37,677        14.2          14.2          16.7           16.7
             2004          2        3.13        205,085        77.4          91.6          74.0           90.7
             2005          1        4.08          7,500         2.8          94.4           3.5           94.2
             2006          0           0              0           0          94.4             0           94.2
             2007          0           0              0           0          94.4             0           94.2
             2008          0           0              0           0          94.4             0           94.2
             2009          0           0              0           0          94.4             0           94.2

(1) The loan documents require the borrower to deposit with mortgagee at the closing of the loan, as initial deposit of $100,000 and a sum of $50,000 per year for tenant improvements and leasing commissions.
(2) Calculated based on approximate square footage occupied by each tenant.

UNDERWRITTEN FINANCIALS FOR FRESNO INDUSTRIAL CENTER:
              Underwritten Occupancy...................              95.0%
              Underwritten Revenues....................          $988,537
              Underwritten Total Expenses..............          $218,546
              Underwritten Net Operating Income (NOI)..          $769,991
              Underwritten Net Cash Flow (NCF).........          $678,488
              Underwritten DSCR on NOI.................             1.43x
              Underwritten DSCR on NCF.................             1.26x

4. LA MESA COMMERCE CENTER

         The following tables presents certain information relating to the major tenants at La Mesa Commerce Center:

                                                                         NET
                                                       % OF GROSS      RENTABLE        % OF NET       DATE OF LEASE
           TENANT                                    POTENTIAL RENT   AREA (SF)     RENTABLE AREA       EXPIRATION
           ------                                    --------------   ---------     -------------       ----------
           San Diego Dialysis Services                  16.0%           7,240           12.6%         September 2002
           Cal Med Drugs                                 8.1            4,600            8.0          December 2007
           San Diego Dance Center                        7.8            4,400            7.6          December 2002
           Round Table Pizza                             6.3            4,000            6.9          February 2004
           E & L Physical Therapy                        5.8            3,375            5.9            July 2006

         The following table presents certain information relating to the lease rollover schedule at La Mesa Commerce Center(1):

                                                                                                          CUMULATIVE
                                                                                           % OF GROSS     % OF GROSS
                     NUMBER OF      AVG. BASE                               CUMULATIVE     POTENTIAL      POTENTIAL
                       LEASES       RENT/SF     TOTAL SF      % OF TOTAL      % OF SF        RENT            RENT
             YEAR     ROLLING       ROLLING     ROLLING      SF ROLLING(2)   ROLLING(2)    ROLLING(2)     ROLLING(2)
           ------   --------       ----------   ----------   -------------   ----------   ------------   --------------
             2002        2           $17.19     11,640           20.2%          20.2%        23.7%           23.7%
             2003        1            12.36      1,720            3.0           23.2          2.5            26.3
             2004        3            13.62      5,800           10.1           33.2          9.4            35.6
             2005        4            14.36      4,300            7.5           40.7          7.3            43.0
             2006        1            14.40      3,375            5.9           46.5          5.8            48.7
             2007        1            14.88      4,600            8.0           54.5          8.1            56.8
             2008        0                0          0              0           54.5            0            56.8
             2009        0                0          0              0           54.5            0            56.8

(1) The loan documents require the borrower to deposit with mortgagee $20,000 per year for tenant improvements and leasing commissions.
(2) Calculated based on approximate square footage occupied by each tenant.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

UNDERWRITTEN FINANCIALS FOR LA MESA COMMERCE CENTER:
              Underwritten Occupancy ..................              75.0%
              Underwritten Revenues....................           $752,252
              Underwritten Total Expenses..............           $171,431
              Underwritten Net Operating Income (NOI)..           $580,821
              Underwritten Net Cash Flow (NCF).........           $523,103
              Underwritten DSCR on NOI.................              1.52x
              Underwritten DSCR on NCF.................              1.37x

5.   ARLINGTON II

         The following table presents certain information relating to the major tenants at Arlington II:

                                                                         NET
                                                       % OF GROSS      RENTABLE        % OF NET       DATE OF LEASE
           TENANT                                    POTENTIAL RENT   AREA (SF)     RENTABLE AREA       EXPIRATION
           ------                                    --------------   ---------     -------------       ----------
           Mendocino Forest Products                     100.0%        131,263          100.0%        February 2007

         The following table presents certain information relating to the lease rollover schedule at Arlington II(1):

                                                                                                         CUMULATIVE
                         NUMBER                                                             % OF GROSS    % OF GROSS
                           OF        WA BASE                                 CUMULATIVE     POTENTIAL    POTENTIAL
                         LEASES      RENT/SF     TOTAL SF     % OF TOTAL      % OF SF         RENT          RENT
              YEAR       ROLLING     ROLLING      ROLLING    SF ROLLING(2)   ROLLING(2)    ROLLING(2)    ROLLING(2)
          ------------  ---------  -----------  ----------  ---------------  ----------  -------------  -----------
          2007              1          $4.08      131,263       100.0%         100.0%        100.0%         100.0%

(1) The loan documents require the borrower to deposit with mortgagee at the closing of the loan, as initial deposit of $85,000 and a sum of $16,000 per year for tenant improvements and leasing commissions.
(2) Calculated based on approximate square footage occupied by each tenant.

UNDERWRITTEN FINANCIALS FOR ARLINGTON II:
              Underwritten Occupancy %.................              95.0%
              Underwritten Revenues....................           $572,803
              Underwritten Total Expenses..............            $90,534
              Underwritten Net Operating Income (NOI)..           $482,269
              Underwritten Net Cash Flow (NCF).........           $453,652
              Underwritten DSCR on NOI.................              1.39x
              Underwritten DSCR on NCF.................              1.31x

6. PALM SPRINGS AIRPORT COMMERCE CENTER

         The following tables presents certain information relating to the major tenants at Palm Springs Airport Commerce Center:

                                                     % OF GROSS
                                                      POTENTIAL    NET RENTABLE       % OF NET        DATE OF LEASE
          TENANT                                        RENT         AREA (SF)     RENTABLE AREA       EXPIRATION
          -----------------------------------------  -----------  --------------  ---------------  -------------------
          Desert Medical Group, Inc.                     54.8%        39,148            62.3%         November 2004
          U.S. Government - GSA                          18.8          7,437            11.8            June 2003
          Jewish Federation of Palm Springs               9.6          4,794             7.6          December 2002
          C.G. Insurance Services                         4.4          3,612             5.7         September 2003
          Kocen Financial Group, Inc.                     3.1          1,958             3.1           April 2003



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

         The following table presents certain information relating to the lease rollover schedule at Palm Springs Airport Commerce Center (1):

                                                                                                          CUMULATIVE
                                                                                           % OF GROSS     % OF GROSS
                       NUMBER OF    AVG. BASE                                CUMULATIVE     POTENTIAL     POTENTIAL
                        LEASES       RENT/SF     TOTAL SF     % OF TOTAL      % OF SF         RENT           RENT
               YEAR     ROLLING      ROLLING      ROLLING    SF ROLLING(2)   ROLLING(2)    ROLLING(2)     ROLLING(2)
          ------------  ---------  -----------  ----------  ---------------  ----------  -------------  -----------
               2002         1          $15.48        4,794         7.6%            7.6%         9.6%            9.6%
               2003         5           15.02       15,222        24.2            31.8         29.6            39.2
               2004         3           10.94       41,928        66.7            98.5         59.4            98.6
               2005         0               0            0           0            98.5           0             98.6
               2006         1           11.40          933         1.5           100.0          1.4           100.0
               2007         0               0            0           0           100.0           0            100.0
               2008         0               0            0           0           100.0           0            100.0
               2009         0               0            0           0           100.0           0            100.0

(1) The loan documents require the borrower to deposit with mortgagee $30,000 per year for tenant improvements and leasing commissions.
(2) Calculated based on approximate square footage occupied by each tenant.

UNDERWRITTEN FINANCIALS FOR PALM SPRINGS AIRPORT COMMERCE CENTER:
              Underwritten Occupancy...................                95.0%
              Underwritten Revenues....................            $731,269
              Underwritten Total Expenses..............            $451,795
              Underwritten Net Operating Income (NOI)..            $279,474
              Underwritten Net Cash Flow (NCF).........            $197,497
              Underwritten DSCR on NOI.................               1.95x
              Underwritten DSCR on NCF.................               1.38x

7.   FRESNO AIRPORT COMMERCE CENTER

         The following tables presents certain information relating to the major tenants at Fresno Airport Commerce Center:

                                                                         NET
                                                       % OF GROSS      RENTABLE        % OF NET       DATE OF LEASE
           TENANT                                    POTENTIAL RENT   AREA (SF)     RENTABLE AREA       EXPIRATION
          -----------------------------------------  -----------  --------------  ---------------  -------------------
           Tamiyasu, Smith & Horn                        11.5%          5,350           10.3%          October 2005
           Ionosphere Broadcasting                        7.2           3,600            6.9            July 2005
           Dept. General Services - Cal-OSHA              6.6           3,015            5.8          September 2007
           CA Cotton Ginners                              4.2           2,208            4.3          December 2004
           Transcribing Inc.                              3.2           2,006            3.9          September 2002

         The following table presents certain information relating to the lease rollover schedule at Fresno Airport Commerce Center (1):

                                                                                                          CUMULATIVE
                                                                                           % OF GROSS     % OF GROSS
                          NUMBER OF   AVG. BASE                              CUMULATIVE     POTENTIAL     POTENTIAL
                           LEASES      RENT/SF     TOTAL SF    % OF TOTAL      % OF SF         RENT           RENT
                YEAR       ROLLING     ROLLING     ROLLING   SF ROLLING(2)   ROLLING(2)    ROLLING(2)     ROLLING(2)
            ------------  ---------  -----------  ----------  -------------  ----------   ------------    -----------
                2002         7         $11.52        9,847         19.0%          19.0%        18.9%           18.9%
                2003         4          10.81        5,874         11.3           30.3         10.6            29.5
                2004         5          11.79        7,031         13.6           43.9         13.8            43.4
                2005         2          12.12        7,350         14.2           58.1         14.9            58.2
                2006         1          12.00        1,082          2.1           60.1          2.2            60.4
                2007         1          13.20        3,015          5.8           66.0          6.6            67.1
                2008         0              0            0            0           66.0            0            67.1
                2009         0              0            0            0           66.0            0            67.1

(1) The loan documents require the borrower to deposit with mortgagee $18,000 per year for tenant improvements and leasing commissions.
(2) Calculated based on approximate square footage occupied by each tenant.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

UNDERWRITTEN FINANCIALS FOR FRESNO AIRPORT COMMERCE CENTER:
              Underwritten Occupancy...................              71.0%
              Underwritten Revenues....................           $447,674
              Underwritten Total Expenses..............           $257,966
              Underwritten Net Operating Income (NOI)..           $189,708
              Underwritten Net Cash Flow (NCF).........           $159,449
              Underwritten DSCR on NOI.................              1.49x
              Underwritten DSCR on NCF.................              1.25x

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, the loan documents require the borrower to deposit with the mortgagee: (i) $80,000 per year for Fletcher Parkway Medical Center, (ii) $35,000 per year for Commerce Corporate Center, (iii) at the closing of the Fresno Industrial Center loan, an initial deposit of $100,000 and a sum of $50,000 per year, (iv) $20,000 per year for La Mesa Commerce Center, (v) at the closing of the Arlington II loan, an initial deposit of $85,000 and a sum of $16,000 per year, (vi) $30,000 per year for Palm Springs Airport Center and (vii) $18,000 per year for Fresno Airport Commerce Center, for tenant improvements and leasing commissions. See Annex A-3 to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX ACCOUNT. At any time during the term of the Abbey Portfolio Loans, (i) if the applicable debt service coverage ratio, as computed by the mortgagee, is less than 1.15x, or (ii) upon the occurrence of an event of default pursuant to the applicable loan documents, the related borrower must notify its tenants that any and all tenant payments due under the applicable tenant leases must be directly deposited into a mortgagee designated lock box account.

o MEZZANINE DEBT. Capri Select Income, LLC, a Delaware limited liability company, is the current holder of a $25,000,000 mezzanine loan of which
      (i) $1,896,000 is allocated to the Fletcher Parkway Medical Center loan,
      (ii) $650,000 is allocated to the Fresno Industrial Center loan, (iii) $150,000 is allocated to the La Mesa Commerce Center loan, (iv) $526,000 is allocated to the Arlington II loan and (v) $418,000 is allocated to the Fresno Airport Commerce Center loan. The mezzanine loan is secured by a pledge of membership interests of the single member of the borrowers, (i) AP-Fletcher Parkway Medical LLC, (ii) AP-Fresno Industrial LLC, (iii) AP-La Mesa LLC, (iv) AP-Arlington II LLC and (v) AP-Fresno Airport LLC. Capri Select Income, LLC possesses certain cure, repurchase and other rights as more particularly described in the prospectus supplement.

o PROPERTY MANAGEMENT. Abbey is the property manager for the Abbey Properties securing the Abbey Portfolio Loans. The property manager is affiliated with the borrowers.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

BEAR RUN VILLAGE APARTMENTS





                                [GRAPHIC OMITTED]




-----------------------------------------------------------------  ---------------------------------------------------------------
               PROPERTY INFORMATION                                           MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties............                1   Mortgage Loan Seller...........................  Merrill Lynch
Location (City/State)..........................   Pittsburgh, PA   Cut-off Date Principal Balance.................    $25,958,854
Property Type..................................      Multifamily   Cut-off Date Loan Balance Per SF/Unit..........        $59,267
Size (Units) ..................................              438   Percentage of Initial Mortgage Pool Balance ...           2.4%
Percentage Occupancy as of April 16, 2002......            94.1%   Number of Mortgage Loans.......................              1
Year Built.....................................             1999   Type of Security (fee/leasehold)...............            Fee
Appraisal Value................................      $35,000,000   Mortgage Rate..................................         6.630%
Underwritten Occupancy.........................            95.0%   Original Term to Maturity/ARD (Months).........            120
Underwritten Revenues..........................       $4,779,137   Original Amortization Term (Months)............            360
Underwritten Total Expenses....................       $1,727,965   Cut-off Date LTV Ratio.........................          74.2%
Underwritten Net Operating Income (NOI)........       $3,051,172   LTV Ratio at Maturity or ARD...................          64.2%
Underwritten Net Cash Flow (NCF)...............       $2,941,672   Underwritten DSCR on NOI.......................          1.53x
                                                                   Underwritten DSCR on NCF.......................         1.47x
-----------------------------------------------------------------  ---------------------------------------------------------------



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

o THE LOAN. The mortgage loan (the "Bear Run Village Apartments Loan") is evidenced by a single note secured by a first mortgage encumbering a 438-unit multifamily complex located in Pittsburgh, Pennsylvania (the "Bear Run Property"). The Bear Run Village Apartments Loan represents approximately 2.4% of the initial mortgage pool balance. The Bear Run Village Apartments Loan was originated on April 8, 2002, and has a principal balance as of the cut-off date of approximately $25,958,854.

      The Bear Run Village Apartments Loan has a remaining term of 118 months and a scheduled maturity date of May 1, 2012. The Bear Run Village Apartments Loan may be prepaid on or after February 1, 2012, and permits defeasance with United States government obligations beginning two years after securitization.

o THE BORROWER. The borrower is Bear Run Associates Limited Partnership, which was established as a special purpose entity. The sponsor of the borrower is William I. Snyder, a commercial real estate investor, with interests in multifamily properties, commercial office space and a hotel in Pittsburgh, Pennsylvania.

o THE PROPERTY. The Bear Run Property is a 438-unit apartment complex consisting of 26 buildings situated on approximately 53 acres in Pittsburgh (Allegheny County), Pennsylvania, within the Pittsburgh metropolitan statistical area. As of April 16, 2002, the occupancy rate for the Bear Run Property was approximately 94.1%. The Bear Run Property includes a swimming pool, clubhouse and fitness center.

         The following table presents certain information relating to the unit configuration of the Bear Run Property:

                                                                         APPROXIMATE      % OF NET
                                          NO. OF        APPROXIMATE      NET RENTABLE      RENTABLE
         UNIT MIX                          UNITS      UNIT SIZE (SF)      AREA (SF)      AREA (SF)      ASKING RENTAL RANGE
         ------------------------------  -------  --------------------  --------------  ------------  ----------------------

         1-BR/1-BA                          190            770             146,300           37.4%        $      425-960
         2-BR/2-BA                          214            955             204,370           52.2              700-1,280
         3-BR/2-BA                           34          1,194              40,596           10.4              850-1,550
                                         -------  --------------------  --------------  ------------  ----------------------
         TOTAL/WEIGHTED AVERAGE             438            893             391,266          100.0%        $955/UNIT/1.07/SF

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement and other reserves. The loan documents require the borrower to deposit with the mortgagee (i) at the closing of the Bear Run Village Apartments Loan, a sum of $109,500 (which was so deposited at closing) for replacement reserves (which, upon any disbursement, must be replenished at the rate of $9,125 per month up to a maximum of $109,500) and (ii) a sum of $109,500 per year in equal monthly installments of $9,125 for replacement reserves if (i) an event of default occurs, or (ii) the Lender or its servicer shall determine in its sole and absolute discretion that the Bear Run Property is not being maintained in accordance with the provisions of the mortgage. In addition, the borrower deposited with the mortgagee at the closing of the Bear Run Village Apartments Loan; (i) a sum of $42,000 to insure payment of a judgment in connection with a mechanics' lien claim filed against an affiliated entity of the borrower, and (ii) a letter of credit in the sum of $750,000 to insure the estimated completion cost of road improvements required by the Pennsylvania Department of Transportation and 125% of the cost of site work with respect to the hillside portion of the property, which amounts are subject to adjustment if the contracted-for cost of such projects exceeds or falls short of $750,000. In addition, if the conditions for the release of the portion of such $750,000 attributable to the road improvement costs have not been satisfied by April 8, 2003, the borrower must deposit an additional $500,000. See Annex A-3 to the prospectus supplement for information regarding escrow reserves.

o     LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o PROPERTY MANAGEMENT. Arnheim & Neely, Inc. is the property manager for the Bear Run. Arnheim & Neely, Inc. specializes in residential management and leasing and currently manages approximately 5,000 residential units in the Pittsburgh, Pennsylvania area. The property manager is independent.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

SOMERFIELD AT LAKESIDE APARTMENTS





                               [GRAPHIC OMITTED]





-----------------------------------------------------------------  ---------------------------------------------------------------
               PROPERTY INFORMATION                                           MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties............                1   Mortgage Loan Seller...........................       Wachovia
Location (City/State)..........................    Elk Grove, CA   Cut-off Date Principal Balance.................    $23,400,000
Property Type..................................      Multifamily   Cut-off Date Loan Balance Per SF/Unit..........        $83,571
Size (Units)...................................              280   Percentage of Initial Mortgage Pool Balance ...           2.2%
Percentage Occupancy as of April 25, 2002......            90.7%   Number of Mortgage Loans.......................              1
Year Built.....................................             1999   Type of Security (fee/leasehold)...............            Fee
Appraisal Value................................      $30,000,000   Mortgage Rate..................................         6.670%
Underwritten Occupancy ........................            90.0%   Original Term to Maturity/ARD (Months).........             60
Underwritten Revenues..........................       $3,346,059   Original Amortization Term (Months)............            360
Underwritten Total Expenses....................       $1,101,144   Cut-off Date LTV Ratio.........................          78.0%
Underwritten Net Operating Income (NOI)........       $2,244.915   LTV Ratio at Maturity or ARD...................          75.1%
Underwritten Net Cash Flow (NCF)...............       $2,174,915   Underwritten DSCR on NOI.......................          1.24x
                                                                   Underwritten DSCR on NCF.......................          1.20x
-----------------------------------------------------------------  ---------------------------------------------------------------




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

o THE LOAN. The mortgage loan (the "Somerfield at Lakeside Apartments Loan") is evidenced by a single note secured by a first deed of trust encumbering a 280-unit multifamily complex located in Elk Grove, California (the "Somerfield Property"). The Somerfield at Lakeside Apartments Loan represents approximately 2.2% of the initial mortgage pool balance. The Somerfield at Lakeside Apartments Loan was originated on June 6, 2002, and has a principal balance as of the cut-off date of approximately $23,400,000. The Somerfield at Lakeside Apartments Loan provides for interest-only payments for the first 18 months of the term of the Somerfield at Lakeside Apartments Loan and, thereafter, for fixed monthly payments of principal and interest.

      The Somerfield at Lakeside Apartments Loan has a remaining term of 60 months and a scheduled maturity date of July 1, 2007. The Somerfield at Lakeside Apartments Loan may be prepaid on or after May 1, 2007, and permits defeasance with United States government obligations beginning four years after its first payment date.

o THE BORROWER. The borrower is Somerfield Apartments, LLC, which was established as a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Somerfield Apartments Loan. The sponsor of the borrower is Alvin J. Wolff, Jr., a principal of the Wolff Companies. The Wolff Companies, founded in 1946, are focused on the development and ownership of Class "A" multifamily properties, with ownership interests in and management of over 3,500 apartment units.

o THE PROPERTY. The Somerfield Property is a 280-unit garden-style apartment complex consisting of 35 buildings, situated on approximately 15.0 acres and constructed in 1999. The Somerfield Property is located in Elk Grove, California, within the Sacramento, California metropolitan statistical area. As of April 25, 2002, the occupancy rate for the Somerfield Property was approximately 90.7%. The Somerfield Property includes such amenities as a fitness center, a community center, a swimming pool with sun deck, a putting green, a fully equipped resident business center, garages and carports, children's play areas, controlled access and a picnic area.


      The following table presents certain information relating to the unit configuration of the Somerfield Property:

                                                                 APPROXIMATE       % OF NET
                                     NO. OF     APPROXIMATE     NET RENTABLE    RENTABLE AREA
        UNIT MIX                      UNITS    UNIT SIZE (SF)     AREA (SF)          (SF)         ASKING RENTAL RANGE
        -------------------------   -------  -----------------  -------------  --------------   ----------------------
        1-BR/1-BA                      80          767            61,360           21.8%        $       930 - 930
        2-BR/2-BA                     160        1,067           170,720           60.6               1,120 - 1,120
        3-BR/2-BA                      40        1,240            49,600           17.6               1,365 - 1,365
        -------------------------   -------  -----------------  -------------  --------------   ----------------------
        TOTAL/WEIGHTED AVERAGE        280        1,006           281,680          100.0          $1,101/UNIT/1.09/ SF


o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. See Annex A-3 to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX ACCOUNT. At any time during the term of the Somerfield at Lakeside Apartments Loan, (i) if the debt service coverage ratio, as computed by the mortgageee, is less than 1.10x or (ii) upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases must be directly deposited into a mortgagee designated lock box account.

o PROPERTY MANAGEMENT. Wolff Management Company is the property manager for the Somerfield Property. The property manager is affiliated with the sponsor.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

CRAIG MARKETPLACE I AND II





                               [GRAPHIC OMITTED]





-----------------------------------------------------------------  ----------------------------------------------------------------
              PROPERTY INFORMATION                                              MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties.........                  2    Mortgage Loan Seller.............................      Wachovia
Location (City/State).......................      Las Vegas, NV    Cut-off Date Principal Balance...................   $23,122,000
Property Type...............................    Anchored Retail    Weighted Average Cut-off Date Loan Balance
Size (Sq. Ft.)..............................            153,174       Per SF/Unit...................................          $151
Weighted Average Percentage                                        Percentage of Initial Mortgage Pool Balance .....          2.1%
Occupancy as of April and May 2002..........              94.9%    Number of Mortgage Loans.........................             2
Year Built..................................               2001    Type of Security (fee/leasehold).................           Fee
Appraisal Value.............................        $30,900,000    Weighted Average Mortgage Rate...................        7.001%
                                                                   Weighted Average Original Term to
                                                                      Maturity/ARD (Months).........................           120
                                                                   Weighted Average Original Amortization
See Property Sections for Underwritten                                Term (Months).................................           360
Financials.                                                        Weighted Average Cut-off Date LTV Ratio..........         74.8%
                                                                   Weighted Average LTV Ratio at Maturity or ARD....         65.3%

                                                                   See Property Sections for Underwritten Financials.
-----------------------------------------------------------------  ----------------------------------------------------------------




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

o THE LOAN. The two mortgage loans (the "Craig Marketplace Loans") are evidenced by separate notes secured by first deeds of trust encumbering two anchored retail centers located in Las Vegas, Nevada (the "Craig Marketplace Properties"). The Craig Marketplace Loans represent approximately 2.1% of the initial mortgage pool balance. The Craig Marketplace Loans were originated on June 7, 2002, and have a principal balance as of the cut-off date of approximately $23,122,000. Each of the Craig Marketplace Loans is cross-collateralized and cross-defaulted with each other.

      The Craig Marketplace Loans have a remaining term of 120 months and a scheduled maturity date of July 1, 2012. The Craig Marketplace Loans may be prepaid on or after May 1, 2002, and permit defeasance with United States government obligations beginning four years after their first payment date.

o THE BORROWER. There are two borrowers under the Craig Marketplace Loans. Each borrower was established as a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of each Craig Marketplace Loan. The sponsors of the borrower are Noam Schwartz and Yoel Iny, both principals of Great American Capital ("Great American"), a real estate development company which has developed over two million square feet of commercial space in the Las Vegas, Nevada market. Each sponsor has been in the real estate development and management business for over 20 years.

o THE PROPERTIES. The Craig Marketplace Properties consist of two retail properties located in Las Vegas, Nevada. Each of the Craig Marketplace Loans is cross-collateralized and cross-defaulted with each other; however pursuant to the terms of the loan documents and upon the satisfaction of certain conditions therein, the mortgage loan related to Craig Marketplace II may be released from the cross-collateralization and cross-default provisions.

      The Craig Market Place I Loan will be released from its cross-collaterization and cross-default obligations, if on or before the six month anniversary of the first payment date, the borrower provides evidence satisfactory to the master servicer or the special servicer that the monthly base rent for the Craig Marketplace Property securing the Craig Market Place I Loan is equal to or greater than $158,000. The Craig Market Place II Loan will be released from its cross-collateralization and cross-default obligations upon the sale of the Craig Marketplace Property securing the Craig Market Place II Loan, provided the sale price of the Craig Marketplace Property securing the Craig Market Place II Loan is in an amount greater than or equal to 125% of its appraised value as of the date of origination of the Craig Market Place II Loan. Notwithstanding the foregoing, in the event the Craig Market Place I Loan is released from the cross-collaterization and cross-default obligations, until such time as the Craig Market Place II Loan is released from the cross-collateralization and cross-default obligations, a default of the Craig Market Place II Loan will trigger a default of the Craig Market Place I Loan; however, a default of the Craig Market Place I Loan will not trigger a default of the Craig Market Place II Loan.


      The following table presents certain information relating to the major tenants at the Craig Marketplace I Property:

                                                 % OF GROSS        NET
                                                  POTENTIAL      RENTABLE        % OF NET         DATE OF LEASE
         TENANT                                     RENT        AREA (SF)     RENTABLE AREA        EXPIRATION
         --------------------------------------  -----------  --------------  ---------------  -------------------
         Albertson's / SavOn Drug                   40.1%         63,293          52.9%           February 2027
         Roni Josef                                  6.8           6,984           5.8              May 2009
         Hollywood Video                             6.3           6,000           5.0             April 2012
         Francare, Inc.                              3.2           3,729           3.1              June 2012
         Jack in the Box                             5.9%          3,700           3.1            January 2017




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

     The following table presents certain information relating to the lease rollover schedule at the Craig Marketplace I Property:

                                                                                                       CUMULATIVE %
                                                                                        % OF GROSS      OF GROSS
                  NUMBER OF     AVG. BASE                   % OF TOTAL   CUMULATIVE %    POTENTIAL      POTENTIAL
                   LEASES       RENT/SF        TOTAL SF         SF           OF SF          RENT          RENT
      YEAR        ROLLING       ROLLING        ROLLING      ROLLING(1)    ROLLING(1)     ROLLING(1)    ROLLING(1)
      ----        -------       -------        -------      ----------    ----------     ----------    ----------
      2002           0          $ 0.00             0           0.0%            0.0%          0.0%          0.0%
      2003           0            0.00             0           0.0             0.0           0.0           0.0
      2004           0            0.00             0           0.0             0.0           0.0           0.0
      2005           0            0.00             0           0.0             0.0           0.0           0.0
      2006           0            0.00             0           0.0             0.0           0.0           0.0
      2007           7           23.49        11,879           9.9             9.9          12.3          12.3
      2008           1           24.00         2,519           2.1            12.0           2.7          14.9
      2009           2           22.60         8,984           7.5            19.6           8.9          23.8
      2010           1           24.00         2,606           2.2            21.7           2.7          26.6
      2011           0            0.00             0           0.0            21.7           0.0          26.6
      2012           5           23.45        17,429          14.6            36.3          18.0          44.5

----------
(1) Calculated based on approximate square footage occupied by each tenant.

     The following table presents certain information relating to the major tenants at the Craig Marketplace II Property:


                                                 % OF GROSS        NET
                                                  POTENTIAL      RENTABLE        % OF NET         DATE OF LEASE
         TENANT                                     RENT        AREA (SF)     RENTABLE AREA         EXPIRATION
         --------------------------------------  -----------  ------------  -----------------  ------------------
         Design Image III                           31.3%          12,000         35.7%             March 2007
         Goodwill                                   21.2            7,600         22.6              April 2007
         Timbers Bar & Grill                        24.3            7,000         20.8            February 2012
         Denny's                                    16.6            5,000         14.9              April 2022
         Nevada Window Tinting                       6.6            2,000          6.0               May 2008

The following table presents certain information relating to the lease rollover schedule at the Craig Marketplace II Property:

                                                                                                          CUMULATIVE
                                                                                           % OF GROSS     % OF GROSS
                         NUMBER OF    AVG. BASE                               CUMULATIVE    POTENTIAL     POTENTIAL
                           LEASES      RENT/SF     TOTAL SF    % OF TOTAL      % OF SF         RENT           RENT
                YEAR       ROLLING     ROLLING      ROLLING   SF ROLLING(1)   ROLLING(1)    ROLLING(1)     ROLLING(1)
            ------------  ---------  -----------  ----------  --------------- ----------    ----------    -----------
                2002          0      $       0            0         0.0%          0.0%          0.0%          0.0%
                2003          0              0            0         0.0           0.0           0.0           0.0
                2004          0              0            0         0.0           0.0           0.0           0.0
                2005          0              0            0         0.0           0.0           0.0           0.0
                2006          0              0            0         0.0           0.0           0.0           0.0
                2007          2          17.87       19,600        58.3          58.3          52.4          52.4
                2008          1          22.20        2,000         6.0          64.3           6.6          59.1
                2009          0              0            0         0.0          64.3           0.0          59.1
                2010          0              0            0         0.0          64.3           0.0          59.1
                2011          0              0            0         0.0          64.3           0.0          59.1
                2012          1          23.16        7,000        20.8          85.1          24.3          83.4

(1) Calculated based on approximate square footage occupied by each tenant.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, the loan documents require the borrower to deposit with the mortgagee (i) at the closing of the Craig Marketplace I Loan, an initial deposit of $354,500 and a sum of $30,000 per year, not to exceed $150,000 in the aggregate and (ii) for the Craig Marketplace II Loan, a sum of $20,000 per year, not to exceed $100,000 in the aggregate for tenant improvements and leasing commissions. See Annex A-3 to the preliminary prospectus supplement for information regarding escrow reserves.

o     LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o PROPERTY MANAGEMENT. Great American is the property manager for the Craig Marketplace Properties. The property manager is affiliated with the sponsors.

o     UNDERWRITTEN FINANCIALS FOR CRAIG MARKETPLACE I.

                  Underwritten Occupancy........................           91%
                  Underwritten Revenues.........................   $ 2,522,882
                  Underwritten Total Expenses...................     $ 538,059
                  Underwritten Net Operating Income (NOI).......   $ 1,984,823
                  Underwritten Net Cash Flow (NCF)..............   $ 1,930,735
                  Underwritten DSCR on NOI......................         1.38x
                  Underwritten DSCR on NCF......................         1.34x

o     UNDERWRITTEN FINANCIALS FOR CRAIG MARKETPLACE II.

                  Underwritten Occupancy .......................           92%
                  Underwritten Revenues.........................     $ 757,635
                  Underwritten Total Expenses...................     $ 152,122
                  Underwritten Net Operating Income (NOI).......     $ 605,513
                  Underwritten Net Cash Flow (NCF)..............     $ 569,731
                  Underwritten DSCR on NOI......................         1.47x
                  Underwritten DSCR on NCF......................         1.39x


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

                      ADDITIONAL MORTGAGE LOAN INFORMATION

For a detailed presentation of certain characteristics of the mortgage loans and mortgaged properties, on an individual basis and in tabular format, see Annex A-1 to the prospectus supplement. See Annex A-2 Multifamily Schedule to the prospectus supplement for certain information regarding multifamily mortgaged real properties.

See Annex A-3 to the prospectus supplement for certain information with respect to capital improvement, replacement and tenant improvement reserve accounts. See Annex A-4 to the prospectus supplement for certain information relating to the commercial tenants of the mortgaged real properties. See Annex A-5 to the prospectus supplement for certain information relating to cross-collateralized and cross-defaulted mortgage loans.

SIGNIFICANT SPONSOR CONCENTRATIONS.


                            NUMBER OF
                            MORTGAGE                          AGGREGATE          % OF          WTD. AVG.
                             LOANS/                         CUT-OFF DATE        INITIAL         CUT-OFF                   WTD. AVG.
                         MORTGAGED REAL       MORTGAGE        PRINCIPAL        MORTGAGE          DATE       WTD. AVG.     MORTGAGE
       SPONSOR             PROPERTIES       LOAN NUMBERS       BALANCE       POOL BALANCE      LTV RATIO      DSCR          RATE
------------------------------------------------------------------------------------------------------------------------------------
    Lewis Ceruzzi              2/9              1, 41        $83,501,674          7.7%            76.5%        1.33x         7.413%

 Ben Reiling & Somera          1/1                2          $64,951,470          6.0             58.5         1.75          7.470
    Capital Mgmt.

SAC Holding Corp. and         1/57                3          $64,794,526          6.0             57.9         1.72          7.870

 SAC Holding II Corp.

   Harold Grinspoon            7/7           12, 28, 40,     $59,976,190          5.5             78.8         1.33          7.199
                                           56, 57, 58, 85



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS. Three groups of mortgage loans, representing approximately 5.8% of the initial mortgage pool balance, are cross-collateralized and cross-defaulted with one or more mortgage loans in the mortgage pool as indicated in Annex A-5 to the prospectus supplement. As of the closing date, no mortgage loan (other than the AB Mortgage Loans described below) will be cross-collateralized or cross-defaulted with any loan that is not included in the mortgage pool. The master servicer or the special servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these mortgage loans. The certificateholders will not have any right to participate in or control any such determination. No other mortgage loans are subject to cross-collateralization or cross-default provisions.

SUBORDINATE FINANCING. With respect to two mortgage loans, representing approximately 2.2% of the initial mortgage pool balance, the related loan documents provide that the borrower under certain circumstances may incur, without lender consent, additional unsecured indebtedness other than in the ordinary course of business. In addition, the borrowers under four mortgage loans, representing approximately 7.1% of the initial mortgage pool balance, have incurred additional unsecured debt other than in the ordinary course of business. With respect to five mortgage loans, representing approximately 2.5% of the initial mortgage pool balance, the ownership interests of the direct or indirect owner of the related borrowers of such mortgage loans have been pledged as security for mezzanine debt, subject to the terms of a subordination agreement entered into in favor of the lender. In addition, with respect to five mortgage loans, representing approximately 6.4% of the initial mortgage pool balance, the related mortgage loan documents provide that, under certain circumstances, the entities with a controlling ownership interest in the borrower may pledge their interests as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the lender. With respect to seven mortgage loans, representing approximately 5.5% of the initial mortgage pool balance, the related loan documents provide that the borrower, under certain circumstances, may incur additional secured indebtedness. In addition, with respect to two mortgage loans (other than the AB Mortgage Loans), representing approximately 1.0% of the initial mortgage pool balance, the related mortgaged real properties are encumbered by existing subordinate debt. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interest in the borrower as security for mezzanine debt.

AB MORTGAGE LOANS. Three companion mortgage loans are not included in the trust fund but are each secured by the same mortgage as a mortgage loan which is part of the trust fund. Such mortgage loans (mortgage loan nos. 2, 19 and 36 on Annex A-1 to the prospectus supplement) have an aggregate cut-off date principal balance of approximately $89,073,643, representing approximately 8.2% of the initial mortgage pool balance. Each AB Mortgage Loan and its related companion loan are cross-defaulted. No companion loan is part of the trust fund. Under the terms of separate co-lender and servicing agreements, each holder of a companion loan has agreed to subordinate its interest in certain respects to the related AB Mortgage Loan, but will have certain rights relating to the servicing and special servicing of the related companion loan.


                                      NOTES



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

ENVIRONMENTAL CONSIDERATIONS. With respect to seven mortgaged real properties, representing approximately 5.5% of the initial mortgage pool balance, the related borrower was required to obtain a secured creditor impaired property environmental insurance policy; each such policy was issued by a subsidiary of American International Group, which, as of June 15, 2002, had a financial strength rating of "AAA" (S&P). There are no deductibles on the secured creditor impaired property environmental insurance policy, each policy has a limit of liability in an amount equal to 125% of the full principal amount of the applicable loan and has a term of at least 15 years. With respect to one mortgaged real property, representing approximately 6.0% of the initial mortgage pool balance, the related borrower obtained a pollution and remedial legal liability policy; such policy was issued by Indian Harbor Insurance Company, a subsidiary of NAC Reinsurance Corp., which, as of June 15, 2002, had a financial strength rating of "AA" (S&P). The pollution and remedial legal liability policy provides a $100,000 self-insured retention, has a $5,000,000 limit of liability and a term of 10 years. The related borrowers paid all premiums at or before the closing of the related mortgage loans.

GROUND LEASES. Two mortgage loans, representing approximately 3.5% of the initial mortgage pool balance, are, in each such case, secured by the mortgage on the applicable borrower's leasehold interest in the related mortgaged real property. See "RISK FACTORS--Risks Related to the Underlying Mortgage Loans--The mortgage pool will include Leasehold Mortgage Loans" and a DESCRIPTION OF THE MORTGAGE POOL--Additional Loan and Property Information--Ground Leases" in the prospectus supplement and "LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure-- Leasehold Considerations" in the prospectus.



                                      NOTES



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.